                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                          dated as of December 22, 2003

                                      among

                                AGCO CORPORATION
                                       and
                       CERTAIN SUBSIDIARIES NAMED HEREIN,
                                  as Borrowers,

                            THE LENDERS NAMED HEREIN,
                                   as Lenders,

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                        as Lead Arranger and Book Runner,

                                  SUNTRUST BANK
                                       and
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                            as Co-Syndication Agents,

                                   COBANK, ACB
                                       and
                  THE BANK OF TOKYO-MITSUBISHI, LTD., NY BRANCH
                           as Co-Documentation Agents,

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", CANADIAN BRANCH,
                        as Canadian Administrative Agent,

                                       and

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                             as Administrative Agent

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1.        DEFINITIONS AND ACCOUNTING TERMS..........................................................       2

     Section 1.1       Certain Defined Terms................................................................       2
     Section 1.2       Computation of Time Periods..........................................................      48
     Section 1.3       Accounting Terms.....................................................................      48
     Section 1.4       Currency Equivalents.................................................................      49
     Section 1.5       Construction.........................................................................      49

ARTICLE 2.        AMOUNTS AND TERMS OF THE loANS AND THE LETTERS OF CREDIT..................................      49

     Section 2.1       Revolving Credit Facility............................................................      49
     Section 2.2       Term Loan Facility...................................................................      51
     Section 2.3       Making the Revolving Loans...........................................................      52
     Section 2.4       Reduction of the Commitments.........................................................      56
     Section 2.5       Prepayments and Deposits.............................................................      57
     Section 2.6       Interest.............................................................................      61
     Section 2.7       Fees.................................................................................      62
     Section 2.8       Conversion and Designation of Interest Periods.......................................      63
     Section 2.9       Payments and Computations............................................................      65
     Section 2.10      Sharing of Payments, Etc.............................................................      67
     Section 2.11      Letters of Credit....................................................................      67
     Section 2.12      Defaulting Lenders...................................................................      72
     Section 2.13      Borrower Liability...................................................................      73
     Section 2.14      Bankers' Acceptances and BA Equivalent Loans.........................................      73
     Section 2.15      Special Provisions Applicable to Lenders Upon the Occurrence of a Sharing Event......      76
     Section 2.16      Termination of Agreement.............................................................      83

ARTICLE 3.        CONDITIONS PRECEDENT......................................................................      84

     Section 3.1       Conditions Precedent to Agreement Date...............................................      84
     Section 3.2       Conditions Precedent to Initial Funding Date.........................................      87
     Section 3.3       Conditions Precedent to Each Borrowing and Issuance..................................      92
     Section 3.4       Determinations Under Section 3.1 and Section 3.2.....................................      92

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES............................................................      93

     Section 4.1       Representations and Warranties of the Borrowers......................................      93
     Section 4.2       Survival of Representations and Warranties, etc......................................     101

ARTICLE 5.        AFFIRMATIVE COVENANTS.....................................................................     102

     Section 5.1       Compliance with Laws, Etc............................................................     102
     Section 5.2       Preservation of Existence, Etc.......................................................     102
     Section 5.3       Payment of Taxes and Claims..........................................................     102
     Section 5.4       Compliance with Environmental Laws...................................................     103
     Section 5.5       Maintenance of Insurance.............................................................     103

     Section 5.6       Visitation Rights....................................................................     104
     Section 5.7       Accounting Methods...................................................................     104
     Section 5.8       Maintenance of Properties, Etc.......................................................     104
     Section 5.9       Payment of Indebtedness; Performance of Material Contracts...........................     104
     Section 5.10      Foreign Subsidiary Guaranties, Etc...................................................     104
     Section 5.11      ERISA................................................................................     105
     Section 5.12      Conduct of Business..................................................................     105
     Section 5.13      Post-Closing Deliveries; Further Assurances..........................................     105
     Section 5.14      Broker's Claims......................................................................     106
     Section 5.15      Material Subsidiaries................................................................     106
     Section 5.16      Cash Concentration Accounts..........................................................     107
     Section 5.17      Use of Proceeds......................................................................     107
     Section 5.18      Covenants of the Borrowing Subsidiaries..............................................     107
     Section 5.19      Real Property Documents..............................................................     107
     Section 5.20      Canadian Bank Act Security Documents.................................................     107
     Section 5.21      New Equity Issuance..................................................................     107

ARTICLE 6.        INFORMATION COVENANTS.....................................................................     108

     Section 6.1       Reporting Requirements...............................................................     108
     Section 6.2       Access to Accountants................................................................     111

ARTICLE 7.        NEGATIVE COVENANTS........................................................................     112

     Section 7.1       Indebtedness.........................................................................     112
     Section 7.2       Limitation on Guaranties.............................................................     113
     Section 7.3       Liens, Etc...........................................................................     114
     Section 7.4       Restricted Payments and Purchases....................................................     114
     Section 7.5       Sale-Leasebacks......................................................................     114
     Section 7.6       Mergers, Etc.........................................................................     115
     Section 7.7       Sales of Assets......................................................................     115
     Section 7.8       Investments..........................................................................     117
     Section 7.9       Acquisitions.........................................................................     118
     Section 7.10      Change in Nature of Business.........................................................     119
     Section 7.11      Affiliate Transactions...............................................................     119
     Section 7.12      Amendments...........................................................................     119
     Section 7.13      Prepayments of Indebtedness..........................................................     120
     Section 7.14      Restrictions; Negative Pledge........................................................     120
     Section 7.15      Accounting Changes...................................................................     121
     Section 7.16      Issuance or Sales of Stock...........................................................     121
     Section 7.17      No Notice Under Indentures...........................................................     121
     Section 7.18      Financial Covenants..................................................................     121
     Section 7.19      Covenants of the Borrowing Subsidiaries..............................................     123
     Section 7.20      Anti-Terrorism Laws..................................................................     123
     Section 7.21      Speculative Transactions.............................................................     123
     Section 7.22      Limitation of Covenants..............................................................     123

ARTICLE 8.        EVENTS OF DEFAULT.........................................................................     124

     Section 8.1       Events of Default....................................................................     124
     Section 8.2       Remedies.............................................................................     127
     Section 8.3       Actions in Respect of the Letters of Credit..........................................     128
     Section 8.4       Application of Payments..............................................................     129

ARTICLE 9.        THE AGENTS................................................................................     129

     Section 9.1       Authorization and Action.............................................................     129
     Section 9.2       Agents' Reliance, Etc................................................................     130
     Section 9.3       Agents, in their Individual Capacity and Affiliates..................................     131
     Section 9.4       Lender Credit Decision...............................................................     131
     Section 9.5       Notice of Default or Event of Default................................................     131
     Section 9.6       Indemnification......................................................................     132
     Section 9.7       Successor Agent......................................................................     132
     Section 9.8       Agent May File Proofs of Claim.......................................................     133
     Section 9.9       Co-Documentation Agent and Co-Syndication Agent......................................     133
     Section 9.10      Collateral; Parallel Debt............................................................     134
     Section 9.11      Release of Collateral................................................................     135
     Section 9.12      Securitization Documents.............................................................     136

ARTICLE 10.       MISCELLANEOUS.............................................................................     136

     Section 10.1      Amendments, Etc......................................................................     136
     Section 10.2      Notices, Etc.........................................................................     138
     Section 10.3      No Waiver: Remedies..................................................................     138
     Section 10.4      Costs and Expenses...................................................................     139
     Section 10.5      Right of Set-off.....................................................................     140
     Section 10.6      Binding Effect.......................................................................     140
     Section 10.7      Assignments and Participations.......................................................     141
     Section 10.8      Marshalling; Payments Set Aside......................................................     145
     Section 10.9      Delivery of Lender Addenda...........................................................     145
     Section 10.10     Contribution Among Guarantors........................................................     145

ARTICLE 11.       INCREASED COSTS, TAXES, ETC...............................................................     146

     Section 11.1      Increased Costs, Etc.................................................................     146
     Section 11.2      LIBO Breakage Costs..................................................................     149
     Section 11.3      Judgment Currency....................................................................     149
     Section 11.4      Taxes................................................................................     150
     Section 11.5      Replacement of a Lender..............................................................     153

ARTICLE 12.       JURISDICTION..............................................................................     155

     Section 12.1      Consent to Jurisdiction..............................................................     155
     Section 12.2      Governing Law........................................................................     155
     Section 12.3      Execution in Counterparts............................................................     155
     Section 12.4      No Liability of the Issuing Banks....................................................     155

     Section 12.5      Certain Cash Deposits................................................................     156
     Section 12.6      Waiver of Jury Trial.................................................................     158

ARTICLE 13.       Confidentiality...........................................................................     158

EXHIBITS AND SCHEDULES:

Exhibit A           Form of Assignment and Acceptance
Exhibit B           Form of Notice of Rollover (Canadian Facility)
Exhibit C-1         Form of Notice of Borrowing (Multi-Currency Facility)
Exhibit C-2         Form of Notice of Borrowing (Canadian Facility)
Exhibit D           Form of Bankers' Acceptance
Exhibit E           Form of Discount Note
Exhibit F           Form of Lender Addendum
Schedule C-1        Closed Facilities to be sold
Schedule G-1        Guarantors; Guaranty Agreements
Schedule P-1        Permitted Real Property Liens
Schedule P-2        Pledgors
Schedule 2.11       Existing Letters of Credit
Schedule 4.1(b)     Subsidiaries; Restricted Subsidiaries; Material Subsidiaries
Schedule 4.1(c)     Joint Ventures
Schedule 4.1(e)     Authorizations; Approvals
Schedule 4.1(i)     Litigation
Schedule 4.1(l)     ERISA Matters
Schedule 4.1(n)     Environmental Matters
Schedule 4.1(o)     Tax Matters
Schedule 4.1(p)     Permitted Liens as of the Initial Funding Date
Schedule 4.1(s)     Material Contracts
Schedule 4.1(t)     Intellectual Property
Schedule 4.1(u)     Indebtedness as of September 30, 2003
Schedule 4.1(v)     Employee Relations
Schedule 5.19       Real Property Collateral
Schedule 7.6        Mergers

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (this "Agreement") dated as of December 22, 2003 by and among AGCO CORPORATION, a Delaware corporation ("AGCO"), AGCO CANADA, LTD., a Saskatchewan corporation ("Canadian Subsidiary"), AGCO LIMITED, an English corporation ("English Subsidiary One"), AGCO INTERNATIONAL LIMITED, an English corporation ("English Subsidiary Two"), AGCO HOLDING B.V., a Netherlands corporation ("Netherlands Subsidiary"), AGCO DEUTSCHLAND HOLDING LIMITED & CO. KG, a German limited partnership ("German Subsidiary"), and VALTRA HOLDING OY, a Finnish limited liability company ("Finnish Subsidiary"; AGCO, Canadian Subsidiary, English Subsidiary One, English Subsidiary Two, Netherlands Subsidiary, German Subsidiary and Finnish Subsidiary are referred to herein collectively as the "Borrowers" and individually as a "Borrower"); the lenders (the "Lenders") listed on the signature pages hereof; COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), as lead arranger and book runner (in such capacity, the "Lead Arranger"); SUNTRUST BANK and MORGAN STANLEY SENIOR FUNDING, INC., as co-syndication agents (the "Co-Syndication Agents"), COBANK, ACB and THE BANK OF TOKYO-MITSUBISHI, LTD., NY BRANCH, as co-documentation agents (the "Co-Documentation Agents"); COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", CANADIAN BRANCH ("Rabobank Canada"), as Canadian administrative agent for the Canadian Lenders (together with any successor appointed pursuant to Article 9, in such capacity, the "Canadian Administrative Agent"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as administrative agent for the Lenders (together with any successor appointed pursuant to Article 9, in such capacity, the "Administrative Agent").

                                   WITNESSETH:

         WHEREAS, certain of the Borrowers, the Administrative Agent and certain other financial institutions are parties to that certain Credit Agreement dated as of April 17, 2001 (as amended, restated, supplemented or otherwise modified from time to time prior to the Initial Funding Date, the "Existing Credit Agreement"); and

         WHEREAS, after the date hereof, but prior to or simultaneously with the making of the initial Loans hereunder, (a) AGCO shall enter into the New Capital Market Transactions (as defined herein) and (b) AGCO shall acquire the Stock and assets of Valtra Oy Ab (the "Target") and its Subsidiaries; and

         WHEREAS, the Net Cash Proceeds of the New Capital Market Transactions, together with the Initial Loans (as defined herein) hereunder, will be used on the Initial Funding Date (as defined herein) (a) to pay all the Obligations (as defined in the Existing

Credit Agreement) then outstanding under the Existing Credit Agreement, and (b) to fund the acquisition of the Target; and

         WHEREAS, AGCO and each other Borrower operate related businesses, each being integral to the other; and

         WHEREAS, AGCO and each other Borrower acknowledge that the credit facility provided hereby is and will be of direct interest, benefit and advantage to each of them, and will enable them to achieve synergy and economies of scale; and

         WHEREAS, at the request of AGCO and each other Borrower, the Agents, the Issuing Banks and the Lenders have agreed to extend the credit provided for hereunder;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acceptance Fee" means, with respect to a Bankers' Acceptance accepted by a Canadian Lender under this Agreement, a fee payable in Canadian Dollars by the Canadian Subsidiary to such Canadian Lender calculated on the face amount of the Bankers' Acceptance at a rate equal to the Applicable Margin for LIBO Rate Loans, on the basis of the number of days in the Contract Period and on the basis of a year of three hundred sixty-five (365) days.

         "Account" means the Administrative Agent's Account or the Canadian Administrative Agent's Account, as applicable.

         "Acquisition" means the acquisition on the Initial Funding Date of Target and its Subsidiaries by AGCO, as more fully described in the Asset Purchase Agreement.

         "Acquisition Amount Basket" has the meaning specified in Section 7.9 hereof.

         "Adjusted Unused Multi-Currency Commitment" means, with respect to any Multi-Currency Lender at any date of determination, (a) such Lender's Multi-Currency Commitment at such time, minus (b) the Equivalent Amount in U.S. Dollars as of such date of (i) the aggregate principal amount of all Multi-Currency Revolving Loans made by such Lender and outstanding on such date, plus (ii) such Lender's Pro Rata Share of (x) the aggregate Available Amount of all Letters of Credit issued for the account of any Multi-Currency Borrower and outstanding on such date, plus (y) the aggregate principal amount of all Letter of Credit Advances outstanding on such date in respect of Letters of Credit issued for the account of any Multi-Currency Borrower.

         "Administrative Agent" has the meaning specified in the introductory paragraph of this Agreement.

         "Administrative Agent's Account" means:

                  (a) for U.S. Dollars, the account of the Administrative Agent with The Bank of New York, ABA # 021000018, at its office at 245 Park Avenue, New York, New York 10167, Account No. 8026002533, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Loan Syndications;

                  (b) for British pounds, the account of the Administrative Agent maintained with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", London Branch, in London, Swift # (RABOGB2L), Account No. 1429957021, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Loan Syndications; or

                  (c) for Euros, the account of the Administrative Agent maintained with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", Utrecht Branch, The Netherlands, Swift # RABONL2U, Account No. 3908.17.333, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Loan Syndications.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or partner of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person includes (a) the direct or indirect beneficial ownership by such other Person of ten percent (10%) or more of the outstanding voting securities or voting equity of such Person or (b) by such other Person of the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of Stock, by contract or otherwise; provided that no mutual fund shall be deemed to be an Affiliate of such Person solely by reason of having the power to vote ten percent (10%) or more of the voting Stock of such Person.

         "AGCO" has the meaning specified in the introductory paragraph of this Agreement.

         "Agent" means Administrative Agent or the Canadian Administrative Agent, and "Agents" means both of them.

         "Agreed Alternative Currency" has the meaning specified in Section 2.3(a)(viii) hereof.

         "Agreement" means this Agreement.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Anti-Terrorism Laws" means, collectively, any law, regulation or order relating to terrorism, national security, U.S. embargoes or other sanctions, or money laundering, including, without limitation, the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. Section 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. Section 2349aa-9 et seq.), Executive Order No. 13224, and the USA Patriot Act, and any rules and regulations promulgated pursuant to or under the authority of any of the foregoing (including, without limitation, the rules and regulations promulgated or administered by OFAC).

         "Applicable Capital Market Transaction Documents" means, collectively, as of any date, the Bridge Facility Documents, the Convertible Note Documents, the Existing 2006 Note Documents, the Existing 2008 Note Documents, the New Senior Subordinated Note Documents, and any other document governing the Capital Market Transactions that are in effect and binding on AGCO, as of such date of determination.

         "Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, permits and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Loan denominated in U.S. Dollars and such Lender's LIBOR Lending Office for Loans denominated in any Offshore Currency.

         "Applicable Margin" means, as of any date of determination, (a) if the relevant Obligation is a US Term Loan that is a Base Rate Loan, 1.00%, (b) if the relevant Obligation is a Euro Term Loan that is a Base Rate Loan, 2.25%, (c) if the relevant Obligation is a Term Loan that is a LIBO Rate Loan, 2.25%, or
(d) for all other relevant Obligations, the applicable percentage indicated below that corresponds to the Senior Debt Ratio of AGCO indicated below:

                                              Applicable
                                              Margin for
                                               LIBO Rate
                                               Revolving
                                             Loans and for
                                               Base Rate       Applicable
                                               Revolving     Margin for Base
                                               Loans in      Rate Revolving    Applicable
                                               Offshore       Loans in U.S.     Margin for
           Senior Debt Ratio                  Currencies        Dollars         Unused Fee
------------------------------------------------------------------------------------------
Greater than or equal to 3.00 to 1.00             2.25%           1.00%          0.50%
------------------------------------------------------------------------------------------
Less than 3.00 to 1.00, but greater than          2.00%           0.75%          0.50%
or equal to 2.50 to 1.00
------------------------------------------------------------------------------------------
Less than 2.50 to 1.00, but  greater  than        1.75%           0.50%          0.45%
or equal to 2.00 to 1.00
------------------------------------------------------------------------------------------
Less than 2.00 to 1.00                            1.50%           0.25%          0.40%
------------------------------------------------------------------------------------------

The Applicable Margin for each Revolving Loan and the Unused Fee shall be determined by reference to the Senior Debt Ratio in effect from time to time at the end of each fiscal quarter based on the financial statement for the most recently ended fiscal quarter and the three immediately preceding completed fiscal quarters; provided, however, that (x) no change in the Applicable Margin shall be effective until three (3) Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 6.1(b) and (c), as the case may be, and a certificate of the Chief Financial Officer of AGCO demonstrating such ratio, attaching thereto a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by AGCO in determining such Senior Debt Ratio, and (y) the Applicable Margin shall be the highest interest rate margin set forth above with respect to the applicable Revolving Loan and Unused Fee, respectively, (i) from the Initial Funding Date through and including the second Business Day after the Administrative Agent receives the information required by clause (x) of this proviso for the first fiscal quarter ending on or after the six (6)-month anniversary of the Initial Funding Date, (ii) if AGCO has not submitted to the Administrative Agent the information described in clause (x) of this proviso as and when required under
Section 6.1(b) or (c), as the case may be, for so long as such information has not been received by the Administrative Agent, and (iii) at the election of the Administrative Agent or the Required Lenders, upon the occurrence and during the continuation of any Event of Default (whether or not the Default Rate of interest shall then be in effect).

         "Appropriate Agent" means, at any time, with respect to matters relating to the Multi-Currency Facility, the US Term Loan Facility, the Euro Term Loan Facility or Letters of Credit issued for the account of Multi-Currency Borrowers, the Administrative Agent and, with respect to matters relating to the Canadian Facility, or Letters of Credit or Bankers' Acceptances issued for the account of the Canadian Subsidiary, the Canadian Administrative Agent.

         "Appropriate Issuing Bank" means, at any time, with respect to matters relating to Letters of Credit issued for the account of Multi-Currency Borrowers, the applicable Multi-Currency Issuing Bank and, with respect to matters relating to the Letters of Credit issued for the account of the Canadian Subsidiary, the Canadian Issuing Bank.

         "Appropriate Lender" means, with respect to the Multi-Currency Facility, a Multi-Currency Lender, with respect to the Canadian Facility, a Canadian Lender, with respect to the US Term Loan Facility, a US Term Loan Lender, and with respect to the Euro Term Loan Facility, a Euro Term Loan Lender.

         "Approved Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Stock of a Subsidiary or any ownership interest in a joint venture) of any Borrower or any Subsidiary whether by sale, lease, transfer or otherwise, excluding the sale of Inventory in the ordinary course of business and the sale of Receivables pursuant to a Securitization Facility.

         "Asset Purchase Agreement" means that certain Master Agreement Purchase of Assets and Business dated as of September 10, 2003, among Target, Tracfin Holding OY, Partek Cargotec Holding Netherlands, B.V., Partek Holding, Inc., Kone Corporation and AGCO.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, accepted by the Administrative Agent, and in accordance with Section 10.7 and in substantially the form of Exhibit A hereto.

         "Authorized Signatory" means, with respect to any Person, such senior personnel of such Person as may be duly authorized and designated in writing by such Person to execute documents, agreements, and instruments on behalf of the Person.

         "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

         "BA Equivalent Loan" means a Canadian Revolving Loan made by a Non BA Lender and evidenced by a Discount Note.

         "Bankers' Acceptance" means a bill of exchange substantially in the form of Exhibit D hereto (or such other form as may be satisfactory to the Canadian Administrative Agent) denominated in Canadian Dollars drawn by the Canadian Subsidiary and accepted by a Canadian Lender or Participant and the term "Bankers' Acceptance" shall be construed to include Discount Notes as provided in Section 2.14(k).

         "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), and any similar laws relating to the insolvency of debtors in any other country (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), as the same may now or hereafter be amended, and including any successor statute.

"Base Rate" means, at any date of determination, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to: (a) with respect to Multi-Currency Revolving Loans in U.S. Dollars and the U.S. Term Loan, the higher of (i) the rate of interest announced by the Administrative Agent, in New York, New York, from time to time, as its base rate (the "Reference Rate"), and (ii) one-half of one percent (.50%) per annum above the Federal Funds Rate, (b) with respect to Multi-Currency Revolving Loans in Offshore Currencies and the Euro Term Loan, the offered quotation to first-class banks in the Euro-Zone interbank market for Euro overnight deposits of amounts in immediately available funds comparable to the amount of the requested Loan as of 11:00 A.M. (Brussels time) on such date, as determined by the Administrative Agent, and (c) with respect to Canadian Revolving Loans, the annual rate of interest equivalent to the annual rate of interest that would be paid by Rabobank Canada from time to time in obtaining funds (whether or not funds are actually obtained) to make advances of loans that bear interest at a fluctuating rate based on the prime rate of Rabobank Canada announced or applied by it from time to time, as determined by the Canadian Administrative Agent in Canada (which rate as of the Agreement Date is four and one-half percent (4.5%)). Each change in the Base Rate shall take effect automatically as of the opening of business on the effective date of the change in the applicable rate described above.

         "Base Rate Loan" means a Loan (a) denominated in U.S. Dollars and made by a Multi-Currency Lender or a US Term Loan Lender, (b) denominated in an Offshore Currency and made by a Multi-Currency Lender or a Euro Term Loan Lender, or (c) denominated in Canadian Dollars and made by a Canadian Lender, in each case that bears interest at the Base Rate plus the Applicable Margin in effect from time to time with respect to Base Rate Loans.

         "Base Rate Revolving Loan" means a Base Rate Loan that is a Revolving Loan.

         "Blocked Person" has the meaning specified in Section 4.1(x) hereof.

         "Board of Directors" means (a) with respect to a corporation, the board of directors of such corporation or a duly authorized committee of the board of directors, (b) with respect to a partnership, the board of directors or similar body of the general partner (or, if more than one general partner, the managing general partner) of such partnership, and (c) with respect to a limited liability company, any managing or other authorized committee of such limited liability company or any board of directors or similar body of any managing member.

         "Borrower" and "Borrowers" have the respective meanings specified in the introductory paragraph of this Agreement; provided that additional Persons may be added to this Agreement as Borrowers with the consent of the Agents, the Issuing Banks and each Lender.

         "Borrower Outstandings" means, on any date of determination, the sum of the Multi-Currency Outstandings, the Canadian Outstandings and the Term Loan Outstandings on such date.

         "Borrower's Account" means the account of the Borrower requesting such a Borrowing, as specified in such Borrower's Notice of Borrowing.

         "Borrowing" means a Revolving Loan Borrowing or a Term Loan, as applicable.

         "Borrowing Base" means, as of a date of determination, an amount equal to the sum of: (a) eighty-five percent (85%) of the Eligible Receivables; plus
(b) sixty percent (60%) of the Eligible Inventory, valued at the lowest of (i) the manufactured cost, determined in accordance with GAAP on a first-in, first-out basis, (ii) market value or (iii) acquisition cost (or, if any such cost or value is denominated in an Offshore Currency, the Equivalent Amount in U.S. dollars of such cost as of such date of determination).

         "Borrowing Base Certificate" shall mean a certificate, duly executed by the Chief Financial Officer of AGCO, appropriately completed and in form and substance satisfactory to the Administrative Agent.

         "Borrowing Subsidiary" and "Borrowing Subsidiaries" means each of the Borrowers other than AGCO.

         "Bridge Facility" means, at any time, the Obligations (as defined in the Bridge Facility Loan Agreement) of AGCO and its domestic Subsidiaries outstanding under the Bridge Facility Documents, which shall not at any time exceed the principal amount of U.S. $100,000,000, plus interest, fees and expenses related thereto.

         "Bridge Facility Documents" means the Bridge Facility Loan Agreement and the Bridge Facility Notes, together with any Conversion Notes, indenture with respect to the Conversion Notes, Exchange Notes, Exchange Note Indenture and Exchange Registration Rights Agreement (as such terms are defined in the Bridge Facility Loan Agreement) which may be in existence on or after the first anniversary of the Bridge Facility.

         "Bridge Facility Loan Agreement" means that certain Bridge Loan Agreement, dated as of January 5, 2004, among AGCO, as borrower, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Book-Runners.

         "Bridge Facility Notes" means those certain promissory notes of AGCO issued to any lender under the Bridge Facility Loan Agreement.

         "Business Day" means a day of the year (a) on which banks are not required or authorized to close in New York City or Atlanta, Georgia; (b) if the applicable Business Day relates to any LIBO Rate Loan, on which any Lender carries on dealings in the London interbank and foreign exchange markets; and
(c) if the applicable Business Day relates to any Loan or Letter of Credit in a currency other than U.S. Dollars, on which banks are not required or authorized to close in the city of the jurisdiction of such currency where the Appropriate Agent's Account for such currency is located.

         "Canadian Administrative Agent" has the meaning specified in the introductory paragraph of this Agreement.

         "Canadian Administrative Agent's Account" means the Canadian Administrative Agent's account maintained with Royal Bank of Canada in Toronto, Ontario, Swift TID Royccat 2, Account Number 07172-003, #1000843, Beneficiary:
Rabobank Nederland, Canada, or such other account as the Canadian Administrative Agent may from time to time designate as the Canadian Administrative Agent's Account.

         "Canadian Borrowing" means a borrowing consisting of simultaneous Canadian Revolving Loans of the same Type made by the Canadian Lenders.

         "Canadian Commitment" means, with respect to any Canadian Facility Lender at any time, the amount set forth on Schedule 1 to the Lender Addendum delivered by such Lender under the caption "Canadian Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 10.7 as such Lender's "Canadian Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.4.

         "Canadian Dollars" and "Cdn. $" each means lawful money of Canada.

         "Canadian Excess Outstandings" has the meaning specified in Section 12.5(b).

         "Canadian Facility" means, at any time, the aggregate amount of the Canadian Lenders' Canadian Commitments at such time, which shall not exceed the Equivalent Amount of U.S. $20,000,000.

         "Canadian Issuing Bank" means Rabobank Canada and its successors and assigns hereunder as issuer of Letters of Credit for the account of the Canadian Subsidiary.

         "Canadian Lender" means any Lender that has a Canadian Commitment.

         "Canadian Outstandings" means, on any date of determination, the Equivalent Amount in U.S. Dollars of (a) the aggregate principal amount of all Base Rate Loans or LIBO Rate Loans to the Canadian Subsidiary outstanding on such date of determination, plus (b) the aggregate principal amount of all Letter of Credit Advances outstanding on such date of determination in respect of Letters of Credit issued for the account of the Canadian Subsidiary, plus (c) the aggregate Available Amount of all Letters of Credit issued for the account of the Canadian Subsidiary and outstanding on such date of determination, plus
(d) the aggregate face amount of all Bankers' Acceptances outstanding on such date of determination.

         "Canadian Revolving Loan" has the meaning specified in Section 2.1(b).

         "Canadian Securitization" means funding in connection with sales by the Canadian Subsidiary of wholesale Receivables invoiced to third parties at addresses located in Canada under a securitization trust vehicle, as more fully set forth in the Canadian Securitization Documents.

         "Canadian Securitization Documents" means (a) that certain Receivables Purchase Agreement among Canadian Subsidiary, as the seller, AGCO, as the initial servicer, Nieuw Amsterdam Receivables Corporation, as the purchaser, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as the agent, dated June 26, 2001, (b) that certain Liquidity Asset Purchase Agreement among Nieuw Amsterdam Receivables Corporation, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as the committed purchaser, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as liquidity agent, dated June 27, 2001, and (c) all other agreements in form and substance satisfactory to the Administrative Agent executed in connection with, or in replacement of, the foregoing, as the same may be amended, supplemented or modified from time to time with the consent of the Administrative Agent.

         "Canadian Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

         "Canadian Subsidiary Cash Collateral Account" has the meaning specified in Section 12.5(b).

         "Capital Expenditures" means, for any Person for any period, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, Real Property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year; provided, however, that there shall be excluded from this definition that portion of any expenditure which is (a) otherwise treated as an expense on the statement of such Person that would have an effect on such Person's Consolidated EBITDA, (b) made with the proceeds of any trade-in or sale of existing fixed assets owned by such Person to the extent the reinvestment of such proceeds in replacement assets is permitted hereunder or (c) made with insurance proceeds received in respect of loss or damage to a fixed asset to replace such asset.

         "Capital Market Transactions" means, collectively, the Existing Capital Market Transactions and the New Capital Market Transactions.

         "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee, excluding operating leases.

         "Cash Equivalents" means, for any Person, any of the following, to the extent owned by such Person free and clear of all Liens, other than Permitted Liens and Liens created under the Security Documents and having a maturity of not greater than one (1) year from the date of acquisition: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) readily marketable direct obligations denominated in U.S. Dollars of any other sovereign government or any agency or instrumentality thereof which are unconditionally guaranteed by the full faith and credit of such government and which have a rating equivalent to at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, (c) insured certificates of deposit of, time deposits, or bankers' acceptances with any commercial bank that issues (or the parent of which issues) commercial paper rated as described in clause (d) below, is organized under the laws of the United States or any State thereof or is a foreign bank or branch or agency thereof acceptable to the Administrative Agent and, in any case, has combined capital and surplus of at least U.S. $1,000,000,000 (or the foreign currency equivalent thereof) or (d) commercial paper issued by any corporation organized under the laws of any State of the United States or any commercial bank organized under the laws of the United States or any State thereof or any foreign bank, each of which shall have a consolidated net worth of at least U.S. $250,000,000, rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         "CERCLIS" has the meaning specified in Section 4.1(n) hereof.

         "Change of Control" means at any time, the occurrence of any of the following: (a) any Person or two or more Persons (including any "group" as that term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of
1934) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of voting Stock of AGCO (or other securities convertible into such voting Stock) representing thirty-five percent (35%) or more of the combined voting power of all voting Stock of AGCO; or (b) during any period of up to twenty-four (24) consecutive months, commencing after the Agreement Date, individuals who at the beginning of such twenty-four (24)-month period were directors of AGCO (together with any new directors whose election to the board of directors or whose nomination for election by AGCO's stockholders was approved by a vote of at least two-thirds of the members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of AGCO; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over voting Stock of AGCO (or other securities convertible into such securities) representing thirty-five percent (35%) or more of the combined voting power of all voting Stock of AGCO; or (d) any "Change of Control", as defined in any of the Applicable Capital Market Transaction Documents shall occur, or (e) (i) AGCO shall fail to own, directly or indirectly, one hundred percent (100%) of the Stock of each Material Subsidiary, or (ii) Massey Ferguson Corp. (or any other wholly owned United States Subsidiary of AGCO one hundred percent (100%) of whose Stock is pledged to the Administrative Agent) shall fail to own, directly or indirectly, one hundred percent (100%) of all Stock of each Foreign Subsidiary that is a Material Subsidiary.

         "Closed Facility" means the manufacturing facilities of AGCO and its Subsidiaries disclosed on Schedule C-1 hereto, which, as of the Initial Funding Date, are no longer operating or operating on a minimal basis, together with the Real Property on which such facilities are located and all buildings and improvements thereon.

         "Co-Documentation Agents" has the meaning specified in the introductory paragraph of this Agreement.

         "Collateral" means all "Collateral" referred to in the Security Documents and all other property (including, but not limited to, the proceeds of such "Collateral" and all after-acquired property) that is or is intended to be subject to any Lien in favor of the Appropriate Agent for the benefit of the Issuing Banks and the Lenders in accordance with the terms of the Security Documents.

         "Commitment" of any Lender means its Multi-Currency Commitment, Canadian Commitment, US Term Loan Commitment and/or Euro Term Loan Commitment and of any Issuing Bank means its Letter of Credit Commitment; and "Commitments" means all Multi-Currency Commitments, Canadian Commitments, US Term Loan Commitments and Euro Term Loan Commitments.

         "Common Stock" means the common stock, par value U.S. $.01 per share, of AGCO.

         "Computation Date" means the date on which the Equivalent Amount of any Offshore Currency Loan is determined.

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP, except that, in the case of AGCO, notwithstanding GAAP, "Consolidated" shall refer to the consolidation of accounts of AGCO and its Restricted Subsidiaries and not of AGCO and its Subsidiaries.

         "Consolidated EBITDA" means, for any period, (a) Consolidated Net Income (or net loss) for such period, plus (b) Consolidated Net Interest Expense for such period and all of the following amounts deducted in arriving at such Consolidated Net Income: (i) amounts in respect of taxes imposed on or measured by income or excess profits (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses on sales of assets, to the extent such gains or losses are not included in the definition of Consolidated Net Income), (ii) depreciation and amortization expense, (iii) extraordinary or non-recurring cash expenses (not to exceed U.S. $12,500,000 in the aggregate in any four fiscal quarter period), (iv) losses under any Securitization Facility incurred in connection with the initial transfer of Receivables thereunder, and (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), minus
(c) all non-cash items or extraordinary or non-recurring gains increasing Consolidated Net Income, all as determined in accordance with GAAP. Upon the consummation of the Acquisition, for purposes of calculating "Consolidated EBITDA" hereunder for any period during which the financial performance of Target was not consolidated with AGCO, "Consolidated EBITDA" shall be calculated by giving pro forma effect to the Acquisition as if the Acquisition has occurred as of the first day of such period.

         "Consolidated Interest Expense" means, for any period, the sum of (a) all amounts that would be deducted in arriving at Consolidated Net Income for such period in respect of interest charges (including amortization of debt discount and expense and imputed interest on Capitalized Leases) and (b) interest expense attributable to any Securitization Funding for such period.

         "Consolidated Interest Income" means, for any period, the sum of all amounts that would be included, for purposes of determining Consolidated Net Income, as income of AGCO and its Restricted Subsidiaries for such period in respect of interest payments by third parties to AGCO and its Restricted Subsidiaries.

         "Consolidated Net Income" means, for any period, the net income (or deficit) of AGCO and its Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, but including the income (or deficit) of any Person that becomes a Restricted Subsidiary or is merged into AGCO or a Restricted Subsidiary during such period that accrued during such period prior to the date on which it became a Restricted Subsidiary or was merged into AGCO or a Restricted Subsidiary, provided that there shall be excluded for purposes of calculating Consolidated Net Income: (a) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which AGCO or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by AGCO or such Restricted Subsidiary in the form of cash dividends or similar distributions; (b) the undistributed earnings of any Restricted Subsidiary (other than a Borrowing Subsidiary or a Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (c) any aggregate net gain or aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets, and all securities);
(d) any write-up of any asset, or any write-down of any asset other than Receivables or Inventory; (e) any net gain from the collection of the proceeds of life insurance policies; (f) any gain or loss arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of AGCO or any Restricted Subsidiary; and (g) any net income or gain or any net loss during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments.

         "Consolidated Net Interest Expense" means, for any period, (a) Consolidated Interest Expense for such period, minus (b) Consolidated Interest Income for such period.

         "Consolidated Net Worth" means, as of the last day of any fiscal quarter of AGCO, the sum as of such day of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of AGCO and its Restricted Subsidiaries appearing on a consolidated balance sheet of AGCO and its Restricted Subsidiaries, after eliminating all intercompany transactions, all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries and all currency-translation gains and losses.

         "Consolidated Tangible Net Worth" means, as of the last day of any fiscal quarter of AGCO, Consolidated Net Worth as of such day, after deducting therefrom (without duplication of deductions): (a) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including without limitation such items as good will, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; (b) any write-up in the book value of any asset on the books of AGCO or any Restricted Subsidiary resulting from a revaluation thereof subsequent to the Agreement Date and after the date of acquisition thereof; and (c) all deferred charges (other than prepaid expenses).

         "Consolidated Total Assets" means, as of the last day of any fiscal quarter of AGCO, the total assets of AGCO and its Restricted Subsidiaries that would appear on a Consolidated balance sheet of AGCO and its Restricted Subsidiaries prepared in accordance with GAAP as of such day, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "Contract Period" means, with respect to a Bankers' Acceptance, the term, subject to availability, selected by the Canadian Subsidiary and notified to the Canadian Administrative Agent in accordance with Section 2.3, commencing on the date of the Loan with respect to such Bankers' Acceptance or on the date of Conversion or rollover in accordance with Section 2.14(h), as applicable, and expiring on a Business Day which shall not be less than thirty (30) days nor more than one hundred eighty (180) days thereafter, and which shall not, in any event, expire after the Maturity Date.

         "Contribution Agreement" means that certain Contribution Agreement among the Guarantors dated January 5, 2004, as amended or supplemented from time to time with the consent of the Administrative Agent.

         "Conversion", "Convert" and "Converted" each refer to a conversion of Loans of one Type into Loans of the other Type pursuant to Section 2.8 or 2.9.

         "Convertible Note Documents" means the Convertible Note Indenture, the Convertible Notes and such other documents executed by AGCO in connection therewith.

          "Convertible Note Indenture" means that certain Indenture dated on or about December 23, 2003, by and among AGCO, as issuer, and the Convertible Note Trustee, as trustee, as amended, modified and supplemented from time to time.

         "Convertible Notes" means those certain U.S. $201,250,000 principal amount 1 3/4% Convertible Senior Subordinated Notes due 2033 issued by AGCO pursuant to the Convertible Note Indenture.

         "Convertible Note Trustee" means SunTrust Bank, in its capacity as trustee under the Convertible Note Indenture, and any successor trustee under the Convertible Note Indenture.

         "Co-Syndication Agents" has the meaning specified in the introductory paragraph of this Agreement.

         "Default" means any of the events specified in Section 8.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

         "Defaulting Lender" means, at any time, any Lender that, at such time, owes any amount required to be paid by such Lender to the Appropriate Agent, the Appropriate Issuing Bank or any other Lender hereunder or under any other Loan Document which has not been so paid as of such time (including, without limitation, any amount required to be paid by such Lender to fund a Letter of Credit Advance, to purchase its Pro Rata Share in a Swing Line Loan or otherwise fund its Pro Rata Share of any Borrowing).

         "Default Rate" means a simple per annum interest rate equal to, (a) with respect to outstanding principal, the sum of (i) the Base Rate or the LIBO Rate, as applicable, plus (ii) the highest Applicable Margin, plus (iii) two percent (2%), and (b) with respect to all other Obligations, the sum of (i) the Base Rate, plus (ii) the highest Applicable Margin, plus (iii) two percent (2%).

         "Discount Note" means a non-interest bearing promissory note substantially in the form of Exhibit E, denominated in Canadian Dollars, issued by the Canadian Subsidiary to a Non BA Lender to evidence a BA Equivalent Loan.

         "Discount Proceeds" means, for any Bankers' Acceptance, an amount calculated on the date of the Canadian Revolving Loan with respect to such Bankers' Acceptance or on the date of the Conversion or on the date of the rollover pursuant to Section 2.14(h), as applicable, calculated by dividing the face amount of such Bankers' Acceptance by the sum of one plus the product of
(1) the Discount Rate divided by one hundred (100) and multiplied by (2) a fraction, the numerator of which is the applicable Contract Period and the denominator of which is three hundred sixty-five (365).

         "Discount Rate" means, with respect to a Bankers' Acceptance being issued on any date, the percentage discount rate (rounded up or down to the second decimal place with .005 % being rounded up) published on the Reuters' Screen CDOR Page as the average discount bid rate for Canadian interbank bankers' acceptances having a comparable issue and maturity date as the issue and maturity date of such Bankers' Acceptance. If such percentage discount rate is not so published, the Discount Rate shall be the percentage discount rate determined by the Canadian Administrative Agent as being the arithmetic average (rounded up or down to the second decimal place with .005% being rounded up) of the percentage discount bid rate available on that day for bankers' acceptances having a comparable issue and maturity date as the issue and maturity date of such Bankers' Acceptance.

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on Schedule 1 to the Lender Addendum delivered by such Lender or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

         "Dormant Subsidiary" means, as of the Initial Funding Date, any Subsidiary of AGCO not conducting any business or other activities and not owning any assets in excess of U.S. $100,000 on such date.

         "Eligible Assignee" means (a) a commercial bank, savings bank or savings and loan association having a combined capital and surplus of at least U.S. $250,000,000, (b) a finance company, insurance company, or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of U.S. $250,000,000, (c) a Lender, an Affiliate (other than individuals) of a Lender or an Approved Fund, and (d) any other Person (other than a natural person) that shall be approved by (x) the Administrative Agent, and (y) if no Default then exists, AGCO; provided that notwithstanding the foregoing, "Eligible Assignee" shall not include any Borrower or any Affiliate or Subsidiary of a Borrower.

         "Eligible Inventory" means the aggregate amount of Inventory owned by AGCO or its Restricted Subsidiaries held for sale in the ordinary course of business that would appear, as of any date of determination, as "inventory, net" on AGCO's Consolidated balance sheet prepared in accordance with GAAP (which Inventory is net of allowances for surplus and obsolete inventories).

         "Eligible Receivables" means the aggregate amount of AGCO's or its Restricted Subsidiaries' Receivables that would appear, as of any date of determination, as "accounts and notes receivable, net" on AGCO's Consolidated balance sheet prepared in accordance with GAAP (which Receivables (a) are net of allowances for sales incentive discounts available to dealers and for doubtful accounts, and (b) exclude all Receivables arising in respect of intercompany transactions), excluding any Receivables that are transferred, in whole or in part, to a Person not an Affiliate pursuant to a Securitization Facility.

         "English Subsidiary One" has the meaning specified in the introductory paragraph of this Agreement.

         "English Subsidiary Two" has the meaning specified in the introductory paragraph of this Agreement.

         "Environmental Action" means any administrative, regulatory, or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including, without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment or, to public health and welfare in respect of Hazardous Materials.

         "Environmental Law" means, with respect to any property or Person, any federal, state, provincial, local or foreign law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such property or Person relating to the environment, public health and welfare in respect of Hazardous Materials, including, without limitation, to the extent applicable to such property or Person, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, as any of the foregoing may be from time to time amended, supplemented or otherwise modified.

         "Environmental Permit" means, with respect to any property or Person, any permit, approval, identification number, license or other authorization required under any Environmental Law applicable to such property or Person.

         "Equivalent Amount" means (i) whenever this Agreement requires or permits a determination on any date of the equivalent in U.S. Dollars of an amount expressed in an Offshore Currency, the equivalent amount in U.S. Dollars of such amount expressed in an Offshore Currency as determined by the Administrative Agent on such date on the basis of the Spot Rate for the purchase of U.S. Dollars with such Offshore Currency on the relevant Computation Date provided for hereunder; or (ii) whenever this Agreement requires or permits a determination on any date of the equivalent amount in an Offshore Currency of such amount expressed in U.S. Dollars, the equivalent amount in such Offshore Currency of such amount expressed in U.S. Dollars as determined by the

Administrative Agent on such date on the basis of the Spot Rate for the purchase of such Offshore Currency with U.S. Dollars on the relevant Computation Date provided for hereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" with respect to any Person means:

                  (a) either (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan for which such Person or any of its ERISA Affiliates is the plan administrator or the contributing sponsor, as defined in Section 4001(a)(13) of ERISA unless the thirty (30)-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (a) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following thirty (30) days;

                  (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

                  (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA;

                  (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

                  (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA;

                  (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or

                  (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Euro Term Loan" has the meaning specified in Section 2.2(b).

         "Euro Term Loan Amount" means the Equivalent Amount in Euros, as determined three (3) Business Days prior to the Initial Funding Date, of U.S. $150,000,000.

         "Euro Term Loan Borrower" means German Subsidiary.

         "Euro Term Loan Facility" means, at any time, the aggregate principal amount of the Euro Term Loans at such time.

         "Euro Term Loan Commitment" means, with respect to any Lender at any time, the amount set forth on Schedule 1 to the Lender Addendum delivered by such Lender under the caption "Euro Term Loan Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.7(d) as such Lender's "Euro Term Loan Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.4.

         "Euro Term Loan Lender" means any Lender that has a Euro Term Loan Commitment.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "European Securitization" means funding in connection with sales by certain Foreign Subsidiaries of AGCO of wholesale Receivables invoiced to third parties at addresses located in Europe under a securitization trust vehicle, as more fully set forth in the European Securitization Documents.

         "European Securitization Documents" means (a) that certain Receivables Transfer Agreement among AGCO Services Limited, French Subsidiary, English Subsidiary One and Rabobank London dated April 12, 2001, (b) that certain Receivables Transfer Agreement among AGCO Services Limited, AGCO Iberia S.A., English Subsidiary One, and Rabobank London dated April 12, 2001, (c) that certain Receivables Transfer Agreement among AGCO Services Limited, AGCO Vertriebs GmbH, a German corporation, English Subsidiary One and Rabobank London dated April 12, 2001, (d) that certain Receivables Purchase Agreement among AGCO, AGCO Services Limited, English Subsidiary One, Erasmus Capital Corporation, and Rabobank London dated

April 12, 2001, and (e) all other agreements in form and substance satisfactory to the Administrative Agent executed in connection with, or in replacement of, the foregoing, as the same may be amended, supplemented or modified from time to time with the consent of the Administrative Agent.

         "Euros" and the designation "(euro)" shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).

         "Event of Default" has the meaning specified in Section 8.1.

         "Exchange Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Sharing Event (but before giving effect to any actions to occur on such date pursuant to Section 2.15) of which (a) the numerator shall be the sum of (i) the Pro Rata Share of such Lender of (x) the aggregate outstanding principal of all Revolving Loans and Swing Line Loans (taking the Equivalent Amount of any amounts expressed in currencies other than U.S. dollars on the date of the occurrence of the Sharing Event), (y) the aggregate amount of Letter of Credit Advances and (z) the aggregate amount of Bankers' Acceptances and BA Equivalent Loans and (ii) the aggregate principal amount of all outstanding Term Loans of such Lender, and (b) the denominator of which shall be the sum of (i) the sum of
(x) the aggregate outstanding principal of all Revolving Loans and Swing Line Loans (taking the Equivalent Amount of any amounts expressed in currencies other than U.S. dollars on the date of the occurrence of the Sharing Event), (y) the aggregate amount of Letter of Credit Advances and (z) the aggregate amount of Bankers' Acceptances and BA Equivalent Loans, and (ii) the aggregate principal amount of all outstanding Term Loans of all Lenders.

         "Excess Cash Flow" means, with respect to AGCO and its Restricted Subsidiaries on a Consolidated Basis for the fiscal year most recently ended prior to any determination date, (a) Consolidated EBITDA, minus (b) Consolidated Net Interest Expense, minus (c) Capital Expenditures, minus (d) dividends paid in cash for such period, minus (e) scheduled payments of the principal amount of Funded Debt paid during such period, minus (e) federal, state and local income taxes paid in cash, minus (f) the increase in Working Capital during such period (or plus any decrease in Working Capital during such period).

         "Excess Proceeds" has the meaning specified in the Existing 2006 Note Indenture.

         "Executive Order No. 13224" means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "Existing 2006 Note Documents" means the Existing 2006 Note Indenture, the Existing 2006 Notes and such other documents executed by AGCO in connection therewith.

         "Existing 2006 Note Indenture" means that certain Indenture dated as of March 20, 1996 by and among AGCO, as issuer, and the Existing 2006 Note Trustee, as amended, modified and supplemented from time to time, or as replaced pursuant to a refinancing permitted by the terms of this Agreement.

         "Existing 2006 Notes" means those certain U.S. $250,000,000 principal amount 8 1/2% Subordinated Notes due 2006 issued by AGCO pursuant to the Existing 2006 Note Indenture, or as replaced or substituted pursuant to a refinancing permitted by the terms of this Agreement.

         "Existing 2006 Note Trustee" means SunTrust Bank, f/k/a SunTrust Bank, Atlanta, in its capacity as trustee under the Existing 2006 Note Indenture, and any successor trustee under the Existing 2006 Note Indenture.

         "Existing 2008 Note Documents" means the Existing 2008 Note Indenture, the Existing 2008 Notes and such other documents executed by AGCO in connection therewith.

         "Existing 2008 Note Trustee" means SunTrust Bank, in its capacity as trustee under the Existing 2008 Note Indenture, and any successor trustee under the Existing 2008 Note Indenture.

         "Existing 2008 Note Indenture" means that certain Indenture dated as of April 17, 2001 by and among AGCO, as issuer, and the Existing 2008 Note Trustee, as amended, modified and supplemented from time to time, or as replaced pursuant to a refinancing permitted by the terms of this Agreement.

         "Existing 2008 Notes" means those certain U.S. $250,000,000 principal amount 9.5% Senior Unsecured Notes due 2008 issued by AGCO pursuant to the Existing 2008 Note Indenture, as replaced or substituted pursuant to a refinancing permitted by the terms of this Agreement.

         "Existing Capital Market Transactions" means, collectively, the transactions under the Existing 2006 Note Documents and the Existing 2008 Note Documents.

         "Existing Credit Agreement" has the meaning specified in the recitals hereto.

         "Existing L/Cs" has the meaning specified in Section 2.11(a) hereof.

         "Facility" means the Multi-Currency Facility, the Canadian Facility, the US Term Loan Facility, the Euro Term Loan Facility or the Letter of Credit Subfacility.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means that certain fee letter dated December 22, 2003 executed by AGCO and the other Borrowers and addressed to the Administrative Agent.

         "Finance Company" means any of AGCO Finance LLC, AGCO Finance Canada, Ltd., Agricredit Ltd., Agricredit Ltd. Ireland, Agricredit S.N.C., Agricredit GmbH, Agricredit do Brasil, Ltda. and any other Person (a) not a Subsidiary of AGCO, (b) in whom AGCO or its Subsidiaries holds an Investment, and (c) which is engaged primarily in the business of providing retail financing to purchasers of agricultural equipment.

         "Finnish Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

         "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for such fiscal quarter and the three fiscal quarters of AGCO immediately preceding such fiscal quarter, to (b) the sum of (i) Consolidated Net Interest Expense for such fiscal quarter and the three fiscal quarters of AGCO immediately preceding such fiscal quarter (excluding, however, any non-cash interest expense arising solely from the write-off of deferred transaction expenses in connection with any refinancing of the Existing Capital Market Transactions or the Existing Credit Agreement), plus
(ii) the aggregate scheduled principal amount of Funded Debt to be paid within one year after the last day of such fiscal quarter, plus (iii) the aggregate amount of all Capital Expenditures made by AGCO and its Restricted Subsidiaries for such fiscal quarter and the three fiscal quarters of AGCO immediately preceding such fiscal quarter, plus (iv) the aggregate amount of dividends paid by AGCO for such fiscal quarter and the three fiscal quarters of AGCO immediately preceding such fiscal quarter; provided, however, upon consummation of the Acquisition, for purposes of calculating the "Fixed Charge Coverage Ratio" for any fiscal quarter during which the financial performance of Target was not Consolidated with AGCO, an amount of U.S. $6,250,000 for each such fiscal quarter shall be added to Consolidated Net Interest Expense, and an amount of U.S. $4,500,000 for each such fiscal quarter shall be added to Capital Expenditures.

         "Foreign Exchange Agreement" means a foreign currency exchange hedging product providing foreign currency exchange protection.

         "Foreign Government Scheme or Arrangement" has the meaning specified in
Section 4.1(l) hereof.

         "Foreign Obligor" means each Borrower (other than AGCO), and each Guarantor that is a Foreign Subsidiary.

         "Foreign Plan" has the meaning specified in Section 4.1(l) hereof.

         "Foreign Subsidiary" means a Subsidiary of AGCO not organized under the laws of the United States or any jurisdiction thereof.

         "French Subsidiary" means AGCO S.A., a French societe anonyme.

         "Funded Debt" means without double-counting, with respect to AGCO on a Consolidated basis, as of any date of determination, all obligations of the type described in clauses (a) through (e) of the definition of "Indebtedness" set forth in Article 1 hereof and any Guaranty of any of the foregoing for which a demand for payment has been received, and specifically including, without limitation, the amount of Borrower Outstandings hereunder, and specifically excluding, for a period not to exceed one year after the Initial Funding Date, the principal outstanding under the Bridge Notes. Upon the consummation of the Acquisition, for purposes of calculating the amount of "Funded Debt" hereunder outstanding as of the last day of any fiscal quarter during which the financial performance of Target was not Consolidated with AGCO, an additional amount of U.S. $450,000,000 of Funded Debt shall be deemed to have been outstanding as of the last day of each such fiscal quarter.

         "GAAP" has the meaning specified in Section 1.3.

         "German Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

         "Governmental Authority" means any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

         "Guaranty" or "Guaranteed," as applied to any Indebtedness, lease or other obligations (each a "primary obligation"), means and includes (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of such Person (the "primary obligor"), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof; provided, however, "Guaranty" shall not include non-binding comfort letters limited to corporate intent or policies.

         "Guarantors" means each of the Persons listed under the heading of "Guarantor" on Schedule G-1 hereof, and each other Person that delivers a Guaranty Agreement at any time hereafter.

         "Guaranty Agreements" means the guaranty agreements, guaranty and indemnity deeds, and other similar agreements delivered on the Initial Funding Date by each of the Persons listed under the heading of "Guarantor" on Schedule G-1 hereto, guaranteeing or providing an indemnity for the obligations described on Schedule G-1 hereto, and any other agreement delivered after the Initial Funding Date (including by way of supplement or amendment to any guaranty or indemnity agreement) by any Person providing an indemnity or guaranty of all or any part of the Obligations, in each case as amended, supplemented or modified from time to time in accordance with its terms.

         "Hazardous Materials" means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or manmade elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (a)      the principal of and premium (if any) in respect of
(i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (b) all obligations under Capitalized Leases of such Person;

                  (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (excluding trade accounts payable and accrued liabilities arising in the ordinary course of business but only if and so long as such accounts are payable on trade terms customary in the industry), which purchase price or obligation is due more than six (6) months after the date of placing such property in service or taking delivery and title thereto of the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

                  (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (e)      the principal amount of any Securitization Funding;

                  (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of the Stock of such Person;

                  (g)      all obligations of the type referred to in clauses
(a) through (f) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty; and

                  (h)      all obligations of the type referred to in clauses
(a) through (g) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date. For purposes of this Agreement,

Indebtedness, with respect to any Person as of any date, means the actual amount of Indebtedness then outstanding with respect to which such Person is then liable without deduction for any discount therefrom as may be reflected on such Person's financial statements to reflect the value of any warrants or other equity securities that may be issued together with such Indebtedness. Indebtedness shall not include, for purposes of this Agreement, obligations in connection with the factoring of Receivables permitted hereunder, provided that the Receivables subject to such factoring arrangement are not required under GAAP to be included on the Consolidated balance sheet of AGCO and its Subsidiaries.

         "Indemnified Party" has the meaning specified in Section 10.4.

         "Initial Funding Date" means the date on which the first Borrowing occurs.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Interest Hedge Agreements" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Period" means, for each LIBO Rate Loan comprising part of the same Borrowing (or portion of the same Borrowing), the period commencing on the date of such LIBO Rate Loan or the date of Conversion of any Base Rate Loan into such LIBO Rate Loan, and ending on the last day of the period selected by any Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower requesting a Borrowing pursuant to the provisions below. The duration of each such Interest Period shall be one (1), two (2), three (3) or six (6) months (or such shorter time period as may be acceptable to the Administrative Agent), as such Borrower may, upon notice received by the Administrative Agent (or if such Borrower is the Canadian Subsidiary, the Canadian Administrative Agent) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                  (a) the duration of any Interest Period for any LIBO Rate Loan that commences before the repayment date for such Loan and otherwise ends after such repayment date shall end on such repayment date;

                  (b) if any Borrower fails to select the duration of any Interest Period for a LIBO Rate Loan, the duration of such Interest Period shall be one month;

                  (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

                  (e) such Borrower shall not select an Interest Period that ends after the Maturity Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "IntraLinks" means IntraLinks, Inc. or any other digital workspace provider selected by the Administrative Agent from time to time after notice to AGCO.

         "Inventory" means, with respect to any Person, all "inventory" as that term is defined in the Uniform Commercial Code, including, without limitation, all goods, merchandise and other personal property owned and held for sale in the ordinary course of its business, and all raw materials, work or goods in process, materials and supplies of every nature which contribute to the finished products of such Person.

         "Investment" by any Person in any other Person means any direct or indirect advance, loan (other than advances to wholesale or retail customers in the ordinary course of business that are recorded as Receivables on the balance sheet of such Person) or other extensions of credit (including by way of Guaranty or similar arrangement) or capital contributions to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Stock, Indebtedness or other similar instruments issued by such Person.

         "Issuing Bank" means either the Multi-Currency Issuing Bank or the Canadian Issuing Bank.

         "L/C Cash Collateral Account" has the meaning specified in Section 8.3.

         "L/C Related Documents" has the meaning specified in Section 2.11(d).

         "Lender Addendum" means, with respect to any Lender as of the Agreement Date, a Lender Addendum, substantially in the form of Exhibit F hereto, executed and delivered by such Lender on the Agreement Date as provided in Section 10.9 hereof.

         "Lenders" means those lenders whose names are set forth on the signature pages hereof under the heading "Lenders" and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with
Section 10.7 hereof; and "Lender" means any one of the foregoing Lenders.

         "Letter of Credit" has the meaning specified in Section 2.11(a).

         "Letter of Credit Advance" means an advance made by the Issuing Bank pursuant to Section 2.11(c).

         "Letter of Credit Agreement" has the meaning specified in Section 2.11(b).

         "Letter of Credit Commitment" means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit hereunder; provided such obligations of all Issuing Banks shall not exceed in the aggregate the amount of the Letter of Credit Subfacility.

         "Letter of Credit Subfacility" means the aggregate Available Amounts of Letters of Credit the Issuing Banks may issue pursuant to Section 2.11(a), which shall not exceed U.S. $15,000,000.

         "LIBO Rate" means, for any Interest Period for all LIBO Rate Loans by any Lender (whether or not a commercial bank) comprising part of the same Borrowing in any currency, an interest rate per annum equal to the rate per annum:

                  (a) in the case of currencies other than Canadian Dollars and Euros, obtained by dividing

                           (i)      either (x) the rate per annum for deposits
in such currency that appears on page 3750 (if such currency is U.S. Dollars or British pounds) of the Telerate Plus Service (or any other page that may replace any such page on such service or is applicable to any other Offshore Currency, in the judgment of the Administrative Agent), or (y) if a rate cannot be determined pursuant to clause (x) above, a rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1 % per annum, if such average is not such a multiple) of the rate per annum at which deposits in such currency are available to the Administrative Agent as determined by the Administrative Agent in London, England to prime banks in the interbank market, at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period and for a period equal to such Interest Period, by

                           (ii)     a percentage equal to one hundred percent
(100%), minus the LIBO Rate Reserve Percentage for such Interest Period, and

                  (b) in the case of Euros, either (i) the rate per annum for deposits in such currency that appears on Reuters Page EURIBOR-01 (or any successor page), or (ii) if a rate cannot be determined pursuant to clause (i) above, a rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1 % per annum, if such average is not such a multiple) of the rate per annum at which deposits in Euros are available to the Administrative Agent as determined by the Administrative Agent in London, England to prime banks in the Euro-zone interbank market, at 11:00 A.M. (Brussels time) two (2) Business Days before the first day of such Interest Period and for a period equal to such Interest Period, and

                  (c) in the case of Canadian Dollars, the rate per annum determined by the Canadian Administrative Agent as its rate for cost of funds for borrowings for a period equal to such Interest Period.

         "LIBO Rate Loan" means a Loan denominated in U.S. Dollars or in an Offshore Currency that bears interest at the LIBO Rate plus the Applicable Margin in effect for LIBO Rate Loans from time to time.

         "LIBO Rate Revolving Loan" means a LIBO Rate Loan that is a Revolving Loan.

         "LIBO Rate Reserve Percentage" means the percentage which is in effect from time to time under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBO Rate Loans is determined), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBO Rate for any LIBO Rate Loan shall be adjusted as of the effective date of any change in the LIBO Rate Reserve Percentage.

         "LIBOR Lending Office" means, with respect to any Lender and any currency, the office of such Lender specified as its "LIBOR Lending Office" for such currency on Schedule 1 to the Lender Addendum delivered by such Lender or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), as the case may be, or such other office of such Lender as such Lender may from time to time specify to AGCO and the Administrative Agent.

         "Lien" means, with respect to any property, any mortgage, lien, pledge, assignment by way of security, charge, hypothec, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

         "Loan" or "Loans" means, as applicable, a Canadian Revolving Loan (including any Bankers' Acceptance or BA Equivalent Loan), a Multi-Currency Revolving Loan, a Swing Line Loan, a Letter of Credit Advance, a US Term Loan or a Euro Term Loan.

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

         "Loan Documents" means this Agreement, the Guaranty Agreements, the Security Documents, the Securitization Intercreditor Agreement, all L/C Related Documents, the Fee Letter, each Notice of Borrowing, Notice of Issuance, and all other documents, instruments, certificates, and agreements executed or delivered by AGCO or its Subsidiaries in connection with or pursuant to this Agreement.

         "Loan Parties" means the Borrowers, the Guarantors, the Pledgors, each Material Subsidiary and each other Person executing a Security Document to provide Collateral for the Obligations.

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Effect" means, as of any date of determination, a material adverse effect on (a) the business, condition (financial or otherwise), operations, properties or prospects of AGCO and its Restricted Subsidiaries, taken as a whole, (b) the material rights and remedies of either Agent or any Lender under any Loan Document or in any Collateral, or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

         "Material Contract" means, with respect to any Person, each contract to which such Person is a party (a) involving aggregate minimum consideration payable to or by such Person in any year of U.S. $25,000,000, or (b) otherwise material to the business, condition (financial or otherwise), operations, properties or prospects of AGCO and its Subsidiaries, taken as a whole, and for which no alternative source of performance by the other party or parties thereto is readily available, and each other contract to which AGCO or a Subsidiary is a party which covers and/or replaces the services and/or arrangements which are provided for in any of the foregoing.

         "Material Subsidiary" means, as of the Initial Funding Date, those direct and indirect Subsidiaries of AGCO listed on Schedule 4.1(b) hereto, and thereafter, any direct or indirect Subsidiary of AGCO that, as a result of any acquisition, Investment, merger, reorganization, transfer of assets, or other change in circumstances after the Initial Funding Date, meets any of the following conditions:

                  (a) AGCO's and its other Subsidiaries' proportionate share of the total assets, in the aggregate (after intercompany eliminations), of such Subsidiary (and its Subsidiaries) exceeds ten percent (10%) of the total assets of AGCO and its Subsidiaries Consolidated as of the end of the most recently completed fiscal quarter; or

                  (b) AGCO's and its other Subsidiaries' equity in the income from continuing operations, in the aggregate, before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary (and its Subsidiaries) exceeds ten percent (10%) of such income of AGCO and its Subsidiaries Consolidated for the most recently completed fiscal year.

         "Maturity Date" means, as the context requires, either or both of (a) the Revolving Loan Maturity Date or (b) the Term Loan Maturity Date.

         "Moody's" means Moody's Investors Service, Inc. and it successors.

         "Multi-Currency Borrower" means each AGCO, English Subsidiary One, English Subsidiary Two, Netherlands Subsidiary and Finnish Subsidiary.

         "Multi-Currency Borrower Cash Collateral Account" has the meaning specified in Section 12.5(a).

         "Multi-Currency Borrowing" means a borrowing consisting of simultaneous Multi-Currency Revolving Loans of the same Type made by the Multi-Currency Lenders.

         "Multi-Currency Commitment" means, with respect to any Lender at any time, the amount set forth on Schedule 1 to the Lender Addendum delivered by such Lender under the caption "Multi-Currency Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.7(d) as such Lender's "Multi-Currency Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.4.

         "Multi-Currency Excess Outstandings" has the meaning specified in
Section 12.5(a).

         "Multi-Currency Facility" means, at any time, the aggregate amount of the Multi-Currency Lenders' Multi-Currency Commitments at such time, which shall not exceed the Equivalent Amount of U.S. $280,000,000.

         "Multi-Currency Issuing Bank" means (a) Rabobank, and (b) upon request of AGCO and consent of the Administrative Agent and the Swing Line Bank from time to time, the Swing Line Bank, together in each case with their respective successors and assigns as issuer hereunder of Letters of Credit for the accounts of Multi-Currency Borrowers.

         "Multi-Currency Lender" means any Lender that has a Multi-Currency Commitment.

         "Multi-Currency Outstandings" means, on any date of determination:

                  (a) the aggregate principal amount of all Swing Line Loans made to AGCO, plus the aggregate principal amount of all Multi-Currency Revolving Loans in U.S. Dollars and of the Equivalent Amount in U.S. Dollars of all Multi-Currency Revolving Loans in Offshore Currencies, in either case outstanding on such date of determination, plus;

                  (b) the aggregate principal amount of all Letter of Credit Advances in U.S. Dollars and of the Equivalent Amount of all Letter of Credit Advances in Offshore Currencies, in either case in respect of Letters of Credit outstanding on such date of determination and issued for the account of any Multi-Currency Borrower, plus;

                  (c) the aggregate of the Available Amount of all Letters of Credit denominated in U.S. Dollars and the Equivalent Amount of the Available Amount of all Letters of Credit denominated in other currencies, in either case issued for the account of Multi-Currency Borrowers and outstanding on such date of determination.

         "Multi-Currency Revolving Loan" has the meaning specified in Section 2.1(a).

         "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is subject to ERISA and to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Cash Proceeds" means, with respect to any Asset Disposition or the sale or issuance of any Indebtedness or Stock, any securities convertible into or exchangeable for Stock or any warrants, rights or options to acquire Stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, and (c) the principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets in question, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

         "Netherlands Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

         "New Capital Market Transactions" means, collectively, the transactions contemplated by the Bridge Facility Documents, the Convertible Note Documents, and the New Senior Subordinated Note Documents, together with any issuance of common stock by AGCO prior to the Initial Funding Date.

         "New Senior Subordinated Note Documents" means the New Senior Subordinated Note Indenture, the New Senior Subordinated Notes and such other documents executed by AGCO in connection therewith.

         "New Senior Subordinated Note Indenture" means the Indenture or similar agreement by and among AGCO, as issuer, and the New Senior Subordinated Note Trustee, as trustee, in form and substance acceptable to the Administrative Agent, and as amended, modified and supplemented from time to time.

         "New Senior Subordinated Notes" means the senior subordinated notes issued by AGCO after the Initial Funding Date, having no amortization or maturity prior to January 1, 2010 and having a priority not greater than the existing priority of the Existing 2006 Notes.

         "New Senior Subordinated Note Trustee" means, at any time, the Person acting as trustee under the New Senior Subordinated Note Indenture.

         "Non BA Lender" means a Canadian Lender or Participant that cannot or does not as a matter of policy issue bankers' acceptances.

         "Notice of Borrowing" has the meaning specified in Section 2.3(a).

         "Notice of Issuance" has the meaning specified in Section 2.11(b).

         "NPL" has the meaning specified in Section 4.1(n).

         "Obligations" means, (a) all payment and performance obligations of the Borrowers to the Lenders, the Issuing Banks, and the Agents under this Agreement and the other Loan Documents (including all Revolving Loans, Swing Line Loans, the Term Loans and obligations under Letters of Credit and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), as they may be amended from time to time, or as a result of making the Loans or issuing the Letters of Credit, (b) the obligation to pay an amount equal to the amount of any and all damages which the Issuing Banks, the Lenders and the Agents, or any of them, may suffer by reason of a breach by any Loan Party of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, (c) all obligations of any Borrower to pay the face amount of Bankers' Acceptances, (d) all obligations of the Borrowers to the Administrative Agent under the Fee Letter and (e) all obligations of any Borrower to any Lender or an Affiliate of any Lender pursuant to an Interest Hedge Agreement.

         "OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

         "Offshore Currency" means (a) British pounds, Canadian Dollars and Euros, and (b) any Agreed Alternative Currency.

         "Offshore Currency Loan" means any Loan denominated in an Offshore Currency.

         "Original Currency" has the meaning specified in Section 11.3 hereof.

         "Other Currency" has the meaning specified in Section 11.3 hereof.

         "Other Taxes" has the meaning specified in Section 11.4(b).

         "Parallel Debt" means at any time of determination in relation to a Foreign Obligor and a currency, an amount equal to the aggregate of that Foreign Obligor's Underlying Debts at that time expressed in that currency.

         "Participant" has the meaning specified in Section 10.7(f).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PCBs" has the meaning specified in the definition of "Hazardous Materials".

         "Permitted Liens" means:

                  (a) Any Lien in favor of the Agents, the Issuing Banks or the Lenders given to secure the Obligations;

                  (b) For the period from the Agreement Date through the Initial Funding Date, Liens securing obligations under the Existing Credit Agreement;

                  (c) (i) Liens on Real Property for real property taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies not yet delinquent, or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books;

                  (d) Liens of landlords, Liens and set-off rights of banks and Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen, in each case incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (e) Liens incurred in the ordinary course of business in connection with workers' compensation and unemployment insurance or other types of social security benefits;

                  (f) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (g) Purchase money security interests, provided that such Lien attaches only to the asset so purchased by such Person and secures only Indebtedness incurred by such Person in order to purchase such asset, but only to the extent permitted by Section 7.1(b) hereof;

                  (h) Liens on Real Property and related assets in existence on the Agreement Date disclosed on Schedule P-1 securing Indebtedness incurred prior to the Agreement Date;

                  (i) Liens existing on the property of a Person (including Target and its Subsidiaries to the extent such Liens are disclosed on Schedule 4.1(p)) immediately prior to its being acquired by AGCO or a Restricted Subsidiary, or any Lien existing on any property acquired by AGCO or a Restricted Subsidiary at the time such property is so acquired; provided that no such Lien shall have been created or assumed in contemplation of such Person's becoming a Restricted Subsidiary or such acquisition of property; and provided, that each such Lien shall at all times be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property that is an improvement to or is acquired for specific use in connection with such acquired property;

                  (j) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (k) Judgment liens that (i) do not have a Material Adverse Effect, and (ii) do not cause an Event of Default hereunder;

                  (l) Liens on wholesale Receivables (and the Related Assets) sold pursuant to a Securitization Facility, and on Receivables sold under any factoring arrangement permitted hereunder;

                  (m) Precautionary financing statements filed by lessors, or retained interests in leased equipment by lessors, with respect to equipment leases under which AGCO or a Restricted Subsidiary is lessee;

                  (n) Liens arising in connection with Tax Abatement Transactions permitted hereunder;

                  (o) Liens encumbering customary initial deposits and margin deposits that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Hedge Agreements and Foreign Exchange Agreements and forward contracts, options, future contracts, future options or similar agreements or arrangements designed solely to protect AGCO or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

                  (p) Liens securing reimbursement obligations with respect to letters of credit that encumber documents of title and property shipped under such letters of credit, to the extent the incurrence of such reimbursement obligations are permitted hereunder;

                  (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (r) Any other Liens that do not exceed U.S. $10,000,000 in the aggregate at any time outstanding;

                  (s) To the extent that Indebtedness secured thereby is permitted by the terms of this Agreement to be extended, renewed, replaced or refinanced, a future Lien upon any property which is subject to a Permitted Lien described in clauses (g) or (i) above, if such future Lien attaches only to the same property, secures only such permitted extensions, replacements, renewals or refinancings and is of like quality, character and extent, and otherwise satisfies all of the terms and conditions of this Agreement;

                  (t) Non-exclusive licenses of intellectual property granted by AGCO or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of AGCO or such Restricted Subsidiaries or the value of such intellectual property; and

                  (u) Mandatory liens in favor of unsecured creditors attaching to proceeds from the sale of property in a foreclosure or similar proceeding imposed by law of any jurisdiction outside of the U.S. and which have not arisen to secure Indebtedness for borrowed money and do not in the aggregate materially detract from the value of such property or assets.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan that is subject to ERISA.

         "Pledge Agreements" means any pledge agreement, charge over shares or similar agreement delivered on the Initial Funding Date by each of the Persons listed under the heading of "Pledgor" on Schedule P-2 hereto, granting a Lien on the Stock described on Schedule P-2 hereto in favor of the Appropriate Agent, and any other agreement delivered after the Initial Funding Date (including by way of supplement to any pledge agreement) by any Person granting a Lien on any Stock owned by such Person, in each case as amended, supplemented or modified from time to time in accordance with its terms.

         "Pledgors" means each of Persons listed under the heading of "Pledgor" on Schedule P-2 hereof, and each other Person that at any time hereafter pledges any of its assets (including Stock of any of its Subsidiaries) to secure the Obligations or any part thereof.

         "Post-Closing Letter" means that certain letter dated January 5, 2004, from AGCO to, and accepted by, the Administrative Agent, setting forth the agreement of AGCO to deliver certain non-material certificates and other documents required pursuant to clauses (iv), (v), (viii) or (xiv) of Section 3.2(q) hereof within a certain time period after the Initial Funding Date, in form and substance acceptable to the Administrative Agent.

         "Pro Rata Share" of any amount means: (a) with respect to any Multi-Currency Lender at any time, an amount equal to (i) a fraction the numerator of which is the amount of such Lender's Multi-Currency Commitment at such time and the denominator of which is the Multi-Currency Facility at such time, multiplied by (ii) such amount, (b) with respect to any Canadian Lender at any time, an amount equal to (i) a fraction the numerator of which is the amount of such Lender's Canadian Commitment at such time and the denominator of which is the Canadian Facility at such time, multiplied by (ii) such amount, (c) with respect to any US Term Loan Lender at any time, an amount equal to (i) prior to the making of the US Term Loan, the percentage obtained by dividing (A) a fraction the numerator of which is the amount of such Lender's US Term Loan Commitment at such time and the denominator of which is the US Term Loan Facility at such time, multiplied by (B) such amount, and (ii) from and after the making of the US Term Loan, the percentage obtained by dividing (A) the principal amount of such Lender's portion of the US Term Loan by the principal amount of the US Term Loan, multiplied by (B) such amount, (d) with respect to any Euro Term Loan Lender at any time, an amount equal to (i) prior to the making of the Euro Term Loan, the percentage obtained by dividing (A) a fraction the numerator of which is the amount of such Lender's Euro Term Loan Commitment at such time and the denominator of which is the Euro Term Loan Facility at such time, multiplied by (B) such amount, and
(ii) from and after the making of the Euro Term Loan, the percentage obtained by dividing (A) the principal amount of such Lender's portion of the Euro Term Loan by the principal amount of the Euro Term Loan, multiplied by (B) such amount, and (e) with respect to any Lender at any time, an amount equal to (i) a fraction the numerator of which is the sum of the amount of such Lender's Multi-Currency Commitment, such Lender's Canadian Commitment, such Lender's portion of the principal amount of the US Term Loan Facility and such Lender's portion of the principal amount of the Euro Term Loan Commitment at such time and the denominator of which is the sum of all Lenders Multi-Currency Commitment, Canadian Commitment and the principal amount of the Term Loans at such time, multiplied by (ii) such amount.

         "Rabobank" has the meaning specified in the introductory paragraph of this Agreement.

         "Rabobank Canada" has the meaning specified in the introductory paragraph of this Agreement.

         "Rabobank London" means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch.

         "Real Property" means, in respect of any Person, any estates or interests in real property now owned or hereafter acquired by such Person.

         "Real Property Collateral" means the parcel or parcels of Real Property and the related improvements thereto identified on Schedule 5.19, and any other Real Property subject to a Lien in favor of any Agent to secure all or any part of the Obligations.

         "Real Property Documents" means the mortgages, charges, deeds of trust, or deeds to secure debt or similar instruments with respect to the Real Property Collateral, executed by one or more Loan Parties to secure all or any part of the Obligations, together with all related items, documents, and agreements, including without limitation, mortgagee title insurance policies, opinions of local counsel, existing environmental reports, existing surveys, and environmental indemnity agreements, and such other items as requested by the Administrative Agent, in each case as amended, supplemented or modified from time to time in accordance with its terms, and in form and substance satisfactory to the Administrative Agent.

         "Receivables" means any right to payment for goods sold or leased or for services rendered whether or not it has been earned by performance.

         "Register" has the meaning specified in Section 10.7(d).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Related Assets" means, with respect to any Receivable conveyed pursuant to a Securitization Facility, all records, writings, contracts, payment intangibles, encumbrances, liens, security interests and similar adverse claims securing and supporting such Receivable.

         "Relevant Currency Time" means, for any Borrowing in any currency, the local time in the city where the Appropriate Agent's Account for such currency is located.

         "Required Lenders" means, at any time, Lenders whose Pro Rata Share of the Borrower Outstandings exceeds fifty percent (50%) of the total principal amount of the Borrower Outstandings (in the Equivalent Amount in U.S. Dollars as of the most recent Computation Date); provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination hereunder at such time, (x) the aggregate principal amount of Loans made by such Lender and outstanding at such time, (y) such Lender's Pro Rata Share of the Available Amount of any Letter of Credit or Swing Line Loans, and (z) such Lender's Commitments at such time.

         "Replaced Lender" has the meaning specified in Section 11.5.

         "Replacement Lender" has the meaning specified in Section 11.5.

         "Responsible Employee" means the Executive Chairman, President, Chief Financial Officer, Treasurer, General Counsel or any Associate or Assistant General Counsel, Assistant Treasurer or Vice President of AGCO or any equivalent position of any Borrowing Subsidiary; any other employee of any Borrower responsible for monitoring compliance with this Agreement or any other Loan Document; and, with respect to matters relating to ERISA, any individual who functions as the plan administrator under the applicable pension plan.

         "Restricted Payment" means any direct or indirect distribution, dividend, or other payment to any Person on account of any general or limited partnership interest in, or shares of Stock or other securities of such Person and the payment of any management or similar fee to any Person.

         "Restricted Purchase" means any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Stock or other securities of, AGCO.

         "Restricted Subsidiaries" means, as of any date of determination, the Subsidiaries of AGCO as of such date whose accounts would be Consolidated with AGCO in accordance with GAAP, including each Material Subsidiary and excluding any Finance Company.

         "Reuters' Screen CDOR Page" means the display designated as page CDOR on the Reuters' Monitor Money Service or such other page as may, from time to time, replace the Reuters' Screen CDOR Page on that service for the purpose of displaying bid quotations for bankers' acceptances issued by leading Canadian banks.

         "Revolving Loan" or "Revolving Loans" means, collectively, the Multi-Currency Revolving Loans made by the Multi-Currency Lenders and the Canadian Revolving Loans made by the Canadian Lenders pursuant to Section 2.1.

         "Revolving Loan Borrowing" means a Multi-Currency Borrowing, a Canadian Borrowing, a Swing Line Borrowing, or a Letter of Credit Advance.

         "Revolving Loan Maturity Date" means (a) January 31, 2006, if prior to such date AGCO has not refinanced the Existing 2006 Notes from the Net Cash Proceeds received by AGCO from the issuance of securities (i) maturing no earlier than January 1, 2010 and (ii) having a priority not greater than the existing priority of the Existing 2006 Notes, (b) March 31, 2008, if prior to such date AGCO has not refinanced the Existing 2008 Notes from the Net Cash Proceeds received by AGCO from the issuance of securities (i) maturing no earlier than January 1, 2010 and (ii) having a priority not greater than the existing priority of the Existing 2008 Notes, or (c) January 5, 2009, if AGCO has refinanced both the Existing 2006 Notes and the Existing 2008 Notes in accordance with and prior to the dates set forth in clauses (a) and (b) of this definition.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

         "Same Day Funds" means (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursements or payment for the settlement of international banking transactions in the relevant Offshore Currency.

         "Security Agreements" means (a) that certain Security Agreement dated as of the Initial Funding Date among AGCO, certain U.S. Subsidiaries of AGCO and the Administrative Agent, (b) those certain Floating and Fixed Charges dated as of the Initial Funding Date executed by each of English Subsidiary One, English Subsidiary Two, AGCO Manufacturing Limited and AGCO Services Limited in favor of the Administrative Agent, (c) that certain Security under Section 427 of the Bank Act, and that certain General Security Agreement (Ontario) dated as of the Initial Funding Date, executed by the Canadian Subsidiary in favor of the Canadian Administrative Agent or one or more of the Canadian Lenders, as applicable, together with all other notices, instruments or agreements related thereto (including notices under Section 427 of the Bank Act), (d) those certain Agreements on the Pledge of Floating Charge Notes dated as of the Initial Funding Date executed by Finnish Subsidiary, Valtra Vuokraus Oy, and the Administrative Agent, (e) that certain Intellectual Property Security Agreement dated as of the Initial Funding Date among AGCO, Massey Ferguson Corp., AGCO Equipment Co., AGCO Acceptance Corporation, Sunflower Manufacturing, Inc., Finnish Subsidiary and any other Subsidiary party thereto and the Administrative Agent, and (f) any other agreement delivered on or after the Initial Funding Date (including by way of supplement to any of the foregoing) by any Person granting a Lien on the assets of such Person (including, without limitation, any Lien on bank accounts of such Person) to secure all or any part of the Obligations, in each case as amended, supplemented or modified from time to time in accordance with its terms.

         "Security Documents" means, individually and collectively, the Pledge Agreements, the Security Agreements, and the Real Property Documents.

         "Securitization Documents" means the US Securitization Documents, the European Securitization Documents and the Canadian Securitization Documents, in form and substance satisfactory to the Administrative Agent.

         "Securitization Facility" means, individually or collectively, the US Securitization, the European Securitization and the Canadian Securitization.

         "Securitization Funding" means any Indebtedness, trust participations or any other interests that the Administrative Agent determines are equivalent thereto, incurred or issued by any Person purchasing Receivables in a Securitization Facility and applicable to the purchase of such Receivables. Any reference to the principal amount of Securitization Funding on any date refers to the "invested amount," "capital," "investment," or analogous term reflecting the amount paid for the purchase of Receivables in a Securitization Facility or any trust participations or other equivalent interests issued in connection therewith, in each case as of such date as determined by the Administrative Agent. Any reference to the interest expense attributable to any Securitization Funding refers to any interest expense in respect of any Indebtedness comprising the same or the equivalent of such interest expense, as determined by the Administrative Agent, with respect to such purchase of Receivables or any trust participations or other equivalent interests issued in connection therewith, in each case for such period.

         "Securitization Intercreditor Agreement" means collectively or individually (a) that certain Intercreditor Agreement dated as of the Initial Funding Date by and among Rabobank, in its capacity as Administrative Agent, and Rabobank, in its capacity as Agent under the US Securitization, and (b) that certain Intercreditor Agreement dated as of the Initial Funding Date by and among Rabobank, in its capacity as Administrative Agent, and Rabobank, in its capacity as Agent under the Canadian Securitization, in each case, as the same may be amended, restated or modified from time to time.

         "Senior Debt Ratio" means, on any date of determination, the ratio of
(a)(i) the average of the principal amount of Funded Debt outstanding as of the last day of each fiscal quarter for the four fiscal quarter period then ended, minus (ii) the amount of

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

Indebtedness outstanding under the Existing 2008 Notes, the Existing 2006 Notes, the Convertible Notes and any other New Capital Market Transaction that is contractually subordinated to the Obligations as of the last day of the most recent fiscal quarter end, to (b) Consolidated EBITDA for the most recent fiscal quarter of AGCO for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.1(b) and for the three complete fiscal quarters of AGCO immediately preceding such fiscal quarter.

         "Sharing Event" means (i) the occurrence of any Event of Default with respect to any Loan Party pursuant to Section 8.1(e), (ii) the declaration of the termination of any Multi-Currency Commitment or Canadian Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to Section 8.2 hereof or (iii) the failure any Borrower to pay any principal of, or interest on, Loans of any Tranche, any outstanding Letter of Credit or any Bankers' Acceptance or BA Equivalent Loan on the relevant Maturity Date.

         "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates, or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Sisu Diesel" means Sisu Diesel Oy, a Finnish limited liability company.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the tangible and intangible property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's tangible and intangible property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability; provided, however, that with respect to any Person organized under the laws of the United Kingdom, "Solvent" means that such Person is able to pay its debts as they fall due, is not deemed unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act of 1986 and that the value of its assets is greater than the value of its liabilities, taking into account contingent and prospective liabilities; provided, further, that with respect to any Person organized under the laws of Canada or its provinces

"Solvent" means that (i) such Person is able to meet its obligations as they generally become due; (ii) such Person is currently paying its current obligations in the ordinary course of business as they generally come due; and
(iii) the aggregate value of that Person's property is, at a fair valuation, sufficient, or if disposed of at a fairly conducted sale under legal process, would be sufficient to enable payment of all its obligations, due and accruing due.

         "Special Reserve Account" has the meaning specified in Section 2.15(d)

         "Spot Rate" for a currency means the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its foreign exchange office at approximately 11:00 a.m. (New York time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

         "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Subfacility, other than a Trade Letter of Credit.

         "Stock" means, as applied to any Person, any stock, share capital, partnership interests or other equity of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) fifty percent (50%) or more of (a) the issued and outstanding Stock (or the equivalent thereof) having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Stock (or the equivalent thereof) of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Swing Line Loan" means an advance made by the Swing Line Bank pursuant to Section 2.1(c).

         "Swing Line Bank" means any Lender hereunder, as designated by AGCO in accordance with this Agreement with the written consent of the Administrative Agent, acting hereunder as "Swing Line Bank" to make Swing Line Loans to AGCO. The initial Swing Line Bank shall be SunTrust Bank.

         "Swing Line Borrowing" means a borrowing consisting of a Swing Line Loans made by the Swing Line Bank.

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

         "Swing Line Sublimit" has the meaning specified in Section 2.1(c).

         "Target" has the meaning specified in the recitals hereto.

         "Tax Abatement Transaction" means any revenue bond financing arrangement between any Person and a development authority or other similar governmental authority or entity for the purpose of providing property tax abatement to such Person whereby (i) the development authority issues revenue bonds to finance the acquisition of property that is now owned or hereafter acquired by AGCO or a Restricted Subsidiary, (ii) the property so transferred is leased back by AGCO or such Restricted Subsidiary, (iii) the bonds issued to finance the acquisition are owned by AGCO or a Restricted Subsidiary, (iv) the rental payments on the lease and the debt service payments on the bonds are substantially equal and (v) AGCO or such Restricted Subsidiary has the option to prepay the bonds, terminate its lease and reacquire the property for nominal consideration at any time; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Abatement Transaction.

         "Tax Credit" has the meaning specified in Section 11.4(h).

         "Taxes" has the meaning specified in Section 11.4(a).

         "Term Loan" or "Term Loans" means, collectively, the US Term Loans and the Euro Term Loans made by Term Loan Lenders pursuant to Section 2.2.

         "Term Loan Borrowers" means, collectively, the US Term Loan Borrower and the Euro Term Loan Borrower.

         "Term Loan Facility" means, at any time, the aggregate amount of the US Term Loan Facility at such time (up to the US Term Loan Amount), plus the Euro Term Loan Facility at such time (up to the Euro Term Loan Amount).

         "Term Loan Lender" means any US Term Loan Lender or any Euro Term Loan Lender.

         "Term Loan Maturity Date" means (a) January 31, 2006, if prior to such date AGCO has not refinanced the Existing 2006 Notes from the Net Cash Proceeds received by AGCO from the issuance of securities (i) maturing no earlier than January 1, 2010 and (ii) having a priority not greater than the existing priority of the Existing 2006 Notes, (b) March 31, 2008, if prior to such date AGCO has not refinanced the Existing 2008 Notes from the Net Cash Proceeds received by AGCO from the issuance of securities (i) maturing no earlier than January 1, 2010 and (ii) having a priority not greater than the existing priority of the Existing 2008 Notes, or (c) July 3, 2009, if AGCO has refinanced both the Existing 2006 Notes and the Existing 2008 Notes in accordance with and prior to the dates set forth in clauses (a) and (b) of this definition.

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

         "Term Loan Outstandings" means, on any date of determination, the amount in U.S. Dollars and the Equivalent Amount in U.S. Dollars of (a) the aggregate principal amount of the US Term Loans outstanding on such date, plus
(b) the aggregate principal amount of the Euro Term Loans outstanding on such date.

         "Total Debt Ratio" means, at any date of determination, the ratio of
(a) the average of the principal amount of Funded Debt outstanding as of the last day of each fiscal quarter for the four fiscal quarter period then ended, to (b) Consolidated EBITDA for the most recent fiscal quarter of AGCO for which financial statements have been delivered to the Administrative Agent pursuant to
Section 6.1(b) and for the three complete fiscal quarters of AGCO immediately preceding such fiscal quarter.

         "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Subfacility for the benefit of a supplier of Inventory to AGCO or any of its Restricted Subsidiaries to support payment for such Inventory.

         "Tranche" means the respective facilities and commitments utilized in making Loans hereunder, with there being four Tranches (i.e., Multi-Currency Revolving Loans, Canadian Revolving Loans, US Term Loans and Euro Term Loans).

         "Treaty" means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

         "Type" refers to the distinction among Loans bearing interest at the Base Rate and Loans bearing interest at the LIBO Rate and Loans by way of Bankers' Acceptances.

         "Underlying Debt" means, in relation to a Foreign Obligor and at any given time, each amount (whether matured or not) owing by that Foreign Obligor at that time to a Lender or an Issuing Bank under the Loan Documents (other than that Foreign Obligor's Parallel Debt).

         "United States Dollars", "U.S. Dollars" or "U.S. $" means lawful money of the United States of America.

         "Unreimbursed Payment" has the meaning specified in Section 2.15(a).

         "Unused Canadian Commitment" means, with respect to any Canadian Lender at any date of determination, (a) such Lender's Canadian Commitment at such time, minus (b) the Equivalent Amount in U.S. Dollars as of such date of (i) the aggregate principal amount of all Base Rate Loans and LIBO Rate Loans made by such Lender and outstanding on such date, plus (ii) the aggregate face amount of all Bankers' Acceptances accepted by such Lender and outstanding on such date, plus (iii) such Lender's Pro Rata Share of (x) the aggregate Available Amount of all Letters of Credit issued for the account of the Canadian Subsidiary and outstanding on such date, plus (y) the aggregate principal amount of all Letter of Credit Advances outstanding on such date in respect of Letters of Credit issued for the account of the Canadian Subsidiary.

         "Unused Fee" has the meaning specified in Section 2.7(b) hereof.

         "Unused Multi-Currency Commitment" means, with respect to any Multi-Currency Lender at any date of determination, (a) such Lender's Multi-Currency Commitment at such time, minus (b) the Equivalent Amount in U.S. Dollars as of such date of (i) the aggregate principal amount of all Multi-Currency Revolving Loans made by such Lender and outstanding on such date, plus (ii) such Lender's Pro Rata Share of (x) the aggregate Available Amount of all Letters of Credit issued for the account of any Multi-Currency Borrower and outstanding on such date, plus (y) the aggregate principal amount of all Letter of Credit Advances outstanding on such date in respect of Letters of Credit issued for the account of any Multi-Currency Borrower, plus (z) the aggregate principal amount of all Swing Line Loans outstanding on such date.

         "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "US Securitization" means funding in connection with sales by AGCO of wholesale Receivables invoiced to third parties located in, or who remit payment of invoices to a lockbox or deposit account located in, the United States under a securitization program, as more fully set forth in the US Securitization Documents.

         "US Securitization Documents" means (a) that certain Receivables Sale Agreement among AGCO, as originator, and AGCO Funding Corporation, as buyer, dated January 27, 2000, (b) that certain Receivables Purchase Agreement among AGCO, as initial servicer, AGCO Funding Corporation, as seller, certain conduit purchasers and committed purchasers, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as agent, dated January 27, 2000, and (c) all other agreements in form and substance satisfactory to the Administrative Agent executed in connection with, or in replacement of, the foregoing, as the same may be amended, supplemented or modified from time to time with the consent of the Administrative Agent.

         "US Term Loan" has the meaning specified in Section 2.2(a).

         "US Term Loan Amount" means U.S. $300,000,000.

         "US Term Loan Borrower" means AGCO.

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

         "US Term Loan Facility" means, at any time, the aggregate principal amount of the US Term Loans at such time.

         "US Term Loan Commitment" means, with respect to any Lender at any time, the amount set forth on Schedule 1 to the Lender Addendum delivered by such Lender under the caption "US Term Loan Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.7(d).

         "US Term Loan Lender" means any Lender that has a US Term Loan Commitment or an assignee of such a Lender.

         "Wholly Owned" means, as applied to any Restricted Subsidiary, a Restricted Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by AGCO and/or by one or more Wholly Owned Restricted Subsidiaries.

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         "Working Capital" means, as of any date of determination, AGCO's Consolidated current assets minus AGCO's Consolidated current liabilities (excluding the current amount of AGCO's Consolidated Funded Debt), determined in accordance with GAAP.

         Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         Section 1.3 Accounting Terms. (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 6.1 most recently prior to or concurrently with such calculations unless (i) either (x) AGCO shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or
(y) the Required Lenders shall so object in writing within one hundred eighty
(180) days after delivery of such financial statements and (ii) AGCO

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

and the Required Lenders have not agreed upon amendments to the financial covenants contained herein to reflect any change in such basis, in which event such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

                  (a) AGCO shall deliver to the Administrative Agent, at the same time as the delivery of any annual or quarterly financial statement under Section 6.1, (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

         Section 1.4 Currency Equivalents. For purposes of determining in any currency any amount outstanding in another currency, the Equivalent Amount of such currency on the date of any such determination shall be used. If any reference to any Loans or other amount herein would include amounts in U.S. Dollars and in one or more Offshore Currencies or to an amount in U.S. Dollars that in fact is in one or more Offshore Currencies, such reference (whether or not it expressly so provides) shall be deemed to refer, to the extent it includes an amount in any Offshore Currency, the Equivalent Amount in U.S. Dollars of such amount at the time of determination.

         Section 1.5 Construction. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations and other than any Obligations under the Interest Hedge Agreements that, at such time, are allowed by the applicable Lender to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

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

                                   ARTICLE 2.
                         AMOUNTS AND TERMS OF THE LOANS
                            AND THE LETTERS OF CREDIT

         Section 2.1 Revolving Credit Facility. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Multi-Currency Lenders and the Canadian Lenders agree, severally in accordance with their respective Pro Rata Shares of the Multi-Currency Commitment and the Canadian Commitment and not jointly, to extend credit in an aggregate principal amount not to exceed THREE HUNDRED MILLION DOLLARS (U.S. $300,000,000) to the Borrowers, as hereinafter provided.

                  (a) Multi-Currency Revolving Loans. Each Multi-Currency Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Multi-Currency Revolving Loan") to the Multi-Currency Borrowers from time to time on any Business Day during the period from the Initial Funding Date until the Maturity Date in an amount for each such Multi-Currency Revolving Loan not to exceed such Lender's Unused Multi-Currency Commitment on such Business Day. In no event shall the Multi-Currency Lenders be obligated to make any Multi-Currency Revolving Loan if, on the date of such Multi-Currency Revolving Loan and after giving effect thereto, the Multi-Currency Outstandings on such date would exceed the lesser of (i) the Borrowing Base minus the aggregate amount of the Canadian Outstandings as of such date, or (ii) the aggregate amount of Multi-Currency Commitments then in effect. Each Multi-Currency Borrowing shall be in U.S. Dollars in, or the Equivalent Amount in the requested Offshore Currency of, an aggregate amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof (except for the Multi-Currency Borrowing made on the Initial Funding Date) and shall consist of Multi-Currency Revolving Loans made by such Lenders ratably according to their Multi-Currency Commitments. The Equivalent Amount in U.S. Dollars of each Multi-Currency Revolving Loan shall be recalculated hereunder on each date on which it shall be necessary to determine the Unused Multi-Currency Commitment, or any or all Loan or Loans outstanding on such date. Within the limits of each Multi-Currency Lender's Unused Multi-Currency Commitment in effect from time to time, the Multi-Currency Borrowers may borrow under this
Section 2.1(a), prepay pursuant to Section 2.5 and reborrow under this Section 2.1(a).

                  (b) Canadian Revolving Loans. Each Canadian Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances to and accept Bankers' Acceptances from (each a "Canadian Revolving Loan"), the Canadian Subsidiary from time to time on any Business Day during the period from the Initial Funding Date until the Maturity Date in an amount for each such Canadian Revolving Loan not to exceed such Lender's Unused Canadian Commitment on such Business Day. In no event shall the Canadian Lenders be obligated to make any Canadian Revolving Loan if, on the date of such Canadian Revolving Loan and after giving effect thereto, the

Canadian Outstandings on such date would exceed the lesser of (i) the Borrowing Base minus the aggregate amount of the Multi-Currency Outstandings as of such date, or (ii) the aggregate amount of Canadian Commitments then in effect. Each Canadian Borrowing shall be by way of Bankers' Acceptances or Base Rate Revolving or LIBO Rate Revolving Loans in the Equivalent Amount in Canadian Dollars of an aggregate amount of U.S. $1,000,000 or an integral multiple of U.S. $500,000 in excess thereof (except for the Canadian Borrowing made on the Initial Funding Date), and shall consist of Canadian Revolving Loans made by such Lenders ratably according to their Canadian Commitments. The Equivalent Amount in U.S. Dollars of each Canadian Revolving Loan shall be recalculated hereunder on each date on which it shall be necessary to determine the Unused Canadian Commitment, or any or all Loan or Loans outstanding on such date. Within the limits of each Canadian Facility Lender's Unused Canadian Commitment in effect from time to time, the Borrowers may borrow under this Section 2.1(b), prepay pursuant to Section 2.5 and reborrow under this Section 2.1(b).

                  (c) Swing Line Loans. Subject to the terms and conditions hereinafter set forth (including the conditions in Article 3), the Swing Line Bank, in its individual capacity, may in its sole discretion make overnight loans in U.S. Dollars to AGCO from time to time on any Business Day during the period from the Initial Funding Date until the Maturity Date in an aggregate amount not to exceed at any time outstanding U.S. $15,000,000 (the "Swing Line Sublimit"); provided that after giving effect to any such Borrowing, the Multi-Currency Outstandings shall not exceed the lesser of (i) the Borrowing Base minus the aggregate amount of the Canadian Outstandings as of such date or
(ii) the aggregate amount of the Multi-Currency Commitments then in effect. As it is understood that the purpose for the Swing Line Loan is to fund AGCO's operating account, the making of the Swing Line Loans and the repayments to the Swing Line Bank may be made on a sweep basis requiring no formal notification from AGCO. The Swing Line Bank may at its discretion, upon three (3) business days written notice to AGCO, choose to require written notification of Swing Line Loans from AGCO, but is not required to do so. No Swing Line Loan shall be used for the purpose of funding the payment of principal of any other Swing Line Loan. Each Swing Line Loan shall accrue interest at such rate as may be agreed to between the Swing Line Bank and AGCO, and such interest shall be due and payable in arrears monthly or more frequently as may be required by the Swing Line Bank, and on the Maturity Date. Within the limits of the Swing Line Sublimit, AGCO may borrow under this Section 2.1(c), prepay the Swing Line Loans and reborrow under this Section 2.1(c).

         Section 2.2       Term Loan Facility.

                  (a) US Term Loan Facility. Each US Term Loan Lender severally agrees, on the terms and conditions hereinafter set forth, to make a term loan (the "US Term Loan") to the US Term Loan Borrower on the Initial Funding Date in an aggregate amount equal to such US Term Loan Lender's Pro Rata Share of the US Term Loan

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

Amount. The US Term Loan shall be funded in a single drawing and shall be in U.S. Dollars. Amounts borrowed under this Section 2.2(a) and repaid may not be reborrowed.

                  (b) Euro Term Loan Facility. Each Euro Term Loan Lender severally agrees, on the terms and conditions hereinafter set forth, to make a term loan (the "Euro Term Loan") to the Euro Term Loan Borrower on the Initial Funding Date in an aggregate amount equal to such Euro Term Loan Lender's Pro Rata Share of the Euro Term Loan Amount. The Euro Term Loan shall be funded in a single drawing and shall be denominated in Euros. Amounts borrowed under this
Section 2.2(b) and repaid may not be reborrowed.

         Section 2.3       Making the Revolving Loans.

                  (a) Notices. Except as otherwise provided in Section 2.11, each Revolving Loan Borrowing (other than a Swing Line Loan) shall be made on notice, given not later than:

                           (i)      11:00 A.M. (New York City time) on the third
Business Day prior to the date of a proposed Borrowing, in the case of a Borrowing consisting of LIBO Rate Loans;

                           (ii)     10:00 A.M. (New York City time) on the day
of a proposed Borrowing, in the case of a Borrowing consisting of Base Rate Loans in U.S. Dollars if the aggregate principal amount thereof is less than U.S. $100,000,000;

                           (iii)    10:00 A.M. (New York City time) on the
Business Day prior to the date of a proposed Borrowing, in the case of a Borrowing consisting of Base Rate Loans in U.S. Dollars if the aggregate principal amount thereof is U.S. $100,000,000 or more;

                           (iv)     10:00 A.M. (Toronto time) on the second
Business Day prior to the date of a proposed Borrowing in the case of a Borrowing consisting of Bankers' Acceptances;

                           (v)      10:00 A.M. (New York City time) on the
second Business Day prior to the date of a proposed Borrowing in the case of a Borrowing consisting of Base Rate Loans in an Offshore Currency;

by or on behalf of the Borrower requesting such Revolving Loan to the Administrative Agent (in the case of a Multi-Currency Borrowing) or the Canadian Administrative Agent (in the case of a Canadian Borrowing), which shall give to each Appropriate Lender prompt notice thereof by telecopier; provided, however, in connection with the Borrowing of the initial Revolving Loans hereunder, such Borrowing may be made by giving such notice by (1) 11:00 A.M. (New York City time) on the Business Day of such Borrowing if in U.S. Dollars, or (2) 10:00 A.M. (New York City time) on the Business

Day prior to the date of such Borrowing if in an Offshore Currency. Each such notice of a Revolving Loan Borrowing (a "Notice of Borrowing") shall be by electronic mail, telecopier or telephone, confirmed immediately in writing, in substantially the form of Exhibit C-1 hereto (in the case of a Borrowing by a Multi-Currency Borrower) or Exhibit C-2 hereto (in the case of a Borrowing by the Canadian Subsidiary), specifying therein the:

                           (vi)     requested date of such Borrowing (which
shall be a Business Day);

                           (vii)    requested Type of Revolving Loans comprising
such Borrowing, which (1) may be a Base Rate Loan or a LIBO Rate Loan if such Revolving Loan is denominated in U.S. Dollars or Canadian Dollars, (2) prior to the occurrence of a Sharing Event, shall be a LIBO Rate Loan if such Borrowing is a Multi-Currency Revolving Loan and the requested currency for such Borrowing is other than Canadian dollars or U.S. Dollars, (4) after the occurrence of a Sharing Event, shall be a Base Rate Loan denominated in U.S. Dollars if such Borrowing is a Multi-Currency Revolving Loan, and (4) may be by way of Bankers' Acceptances if such Borrowing is denominated in Canadian Dollars;

                           (viii)   requested aggregate principal amount or face
amount of such Borrowing, as the case may be;

                           (ix)     requested currency in which such Borrowing
is to be made; provided that (1) such currency shall be (x) Canadian dollars, if the Person requesting such Borrowing is the Canadian Subsidiary; (y) British pounds, U.S. Dollars or Euros, if the Person requesting such Borrowing is a Multi-Currency Borrower, and (2) so long as a Sharing Event has not occurred, Borrowers shall be entitled to request that Multi-Currency Revolving Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than U.S. Dollars), in addition to the currencies specified in clause (a) of the definition of "Offshore Currency" herein, that in the opinion of all of the Multi-Currency Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into U.S. Dollars (an "Agreed Alternative Currency"). The applicable Borrower shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with this section, to be received by the Administrative Agent not later than 12:00 noon (New York City time) at least ten (10) Business Days prior to the date of any advance hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Multi-Currency Lenders thereof, and each Multi-Currency Lender will use its best efforts to respond to such request within two (2) Business Days of receipt thereof. The Multi-Currency Lenders may grant or accept such request in their sole discretion, and the Borrowers understand that there is no commitment by or understanding with any Multi-Currency Lender with respect to the approval of any

Agreed Alternative Currency. The Administrative Agent will promptly notify the applicable Borrower of the acceptance or rejection of any such request;

                           (x)      in the case of a Borrowing consisting of
LIBO Rate Loans, requested initial Interest Period for each such Borrowing and in the case of a Borrowing consisting of Bankers' Acceptances, the Contract Period for each such Revolving Loan Borrowing; and

                           (xi)     Borrower's Account of such Borrower for such
Borrowing (which shall be with an institution located in the same country as the Appropriate Agent's Account for the requested currency of such Borrowing).

Each Revolving Loan Borrowing by the Canadian Subsidiary shall be a Borrowing under the Canadian Facility, and each other Revolving Loan Borrowing shall be a Borrowing under the Multi-Currency Facility.

                  (b) Making of Loans by Lenders. In the case of a proposed Borrowing comprised of LIBO Rate Loans, the Appropriate Agent shall promptly (and in any case no later than 11:00 A.M. (New York City time) on the second Business Day before any LIBO Rate Loan or 1:00 P.M. (New York City time) on the day of any Base Rate Loan) notify each Appropriate Lender of the applicable interest rate under Section 2.6(a). Each Appropriate Lender shall, before 11:00 A.M. (Relevant Currency Time) on the date of any Borrowing consisting of LIBO Rate Loans, or 3:00 P.M. (New York City time) on the date of any Borrowing consisting of Base Rate Loans, make available for the account of its Applicable Lending Office to the Appropriate Agent at the Appropriate Agent's Account for Borrowings in the applicable currency, in same-day funds, such Lender's Pro Rata Share of such Borrowing in accordance with the respective Commitments of such Appropriate Lender and the other Appropriate Lenders. Each Appropriate Lender shall, before 1:00 P.M. (Toronto time) on the date of any Borrowing consisting of Bankers' Acceptances, make available to the Canadian Subsidiary by way of the acceptance of Bankers' Acceptances at the branch of the Appropriate Lender to which notices are sent under Section 10.2, such Lender's Pro Rata Share of such Borrowing in accordance with the Canadian Commitments of such Appropriate Lender and the other Appropriate Lenders. After the Appropriate Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Appropriate Agent will make such funds available to the requesting Borrower by delivering such funds to the relevant Borrower's Account in the applicable currency; provided that, in the case of any Borrowing, the Appropriate Agent shall first make a portion of such funds, equal to the aggregate principal amount of any Letter of Credit Advances to such Borrower made by the Appropriate Issuing Bank and outstanding on the date of such Borrowing, available for repayment of such Letter of Credit Advances. Receipt of such funds in a Borrower's Account shall be deemed to have occurred when the Appropriate Agent notifies AGCO, by telephone or otherwise, of the Federal Reserve Bank reference number, CHIPS identification number or similar number with respect to the delivery of such funds.

                  (c) Appointment of AGCO as Agent, Etc. Each Notice of Borrowing shall be irrevocable and binding on the Borrower delivering such Notice. Each Borrower (other than AGCO) (i) irrevocably and unconditionally designates, as its agent for purposes of delivering any Notice of Borrowing on behalf of such Borrower, AGCO and any officer or employee of AGCO, and (ii) acknowledges that (A) any such Notice at any time delivered by AGCO or any such officer or employee shall be binding on such Borrower and (B) neither Agent nor any Lender shall have any duty to determine whether the delivery of any such Notice by AGCO or any such officer or director was duly authorized by such Borrower in any specific instance. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of LIBO Rate Loans or Bankers' Acceptances, the Borrower requesting such Borrowing shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article 3, including without limitation any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Borrowing when such Revolving Loan, as a result of such failure, is not made on such date.

                  (d) Maximum Borrowings. No Multi-Currency Borrower shall request a Borrowing if, after giving effect thereto, there would be more than twelve (12) Borrowings outstanding under the Multi-Currency Facility and the Canadian Subsidiary shall not request a Borrowing if, after giving effect thereto, there would be more than five (5) Borrowings outstanding under the Canadian Facility.

                  (e)      Swing Line Loans.

                           (i)      As it is understood that the purpose for the
Swing Line Loan is to fund AGCO's operating account, the Swing Line Loans and repayments to the Swing Line Bank may be made on a sweep basis, requiring no formal notification from AGCO. The Swing Line Bank may at its discretion, upon three (3) business days' written notice to AGCO, choose to require written notification of Swing Line Loans from AGCO, but is not required to do so. At any time the Swing Line Bank makes a Swing Line Loan, each Multi-Currency Lender (other than the Swing Line Bank) shall be deemed, without further action by any Person, to have purchased from the Swing Line Bank an unfunded participation in any such Swing Line Loan in an amount equal to such Lender's Pro Rata Share of such Swing Line Loan and shall be obligated to fund such participation as a Multi-Currency Revolving Loan at such time and in the manner provided below. Each such Multi-Currency Lender's obligation to participate in, purchase and fund such participating interests shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Multi-Currency Lender or any other Person may have against the Swing Line Bank or any other Person for any reason whatsoever; (2) the occurrence or continuance of a

Default or an Event of Default or the termination of the Multi-Currency Commitments; (3) any adverse change in the condition (financial or otherwise) of AGCO or any other Person; (4) any breach of this Agreement by any Borrower or any other Multi-Currency Lender; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Borrower hereby consents to each such sale and assignment. Each Multi-Currency Lender agrees to fund its Multi-Currency Commitment Pro Rata Share of an outstanding Swing Line Loan on (x) the Business Day on which demand therefor is made by the Swing Line Bank, provided that such demand is made not later than 11:00 A.M. (New York City time) on such Business Day, or (y) the first Business Day next succeeding such demand if such demand is made after such time. Upon any such assignment by the Swing Line Bank to any other Multi-Currency Lender of a participation in a Swing Line Loan, the Swing Line Bank represents and warrants to such other Multi-Currency Lender that it is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Loan, the Loan Documents or the Borrowers. If and to the extent that any Multi-Currency Lender shall not have so made the amount of such participation in such Swing Line Loan available to the Administrative Agent, such Multi-Currency Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of request by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Multi-Currency Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a U.S. Dollar Loans made by such Multi-Currency Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Loan made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                           (ii)     Unless the Swing Line Lender is the
Administrative Agent, the Swing Line Lender shall provide to the Administrative Agent, on Friday of each week and on each date the Administrative Agent notifies the Swing Line Lender that any Borrower has made a borrowing request or the Administrative Agent otherwise requests the same, an accounting for the outstanding Swing Line Loans in form reasonably satisfactory to the Administrative Agent. At any time that the Unused Multi-Currency Commitment is less than U.S. $15,000,000, the Swing Line Sublimit shall be reduced temporarily to such lesser amount; and

                           (iii)    Unless a Default or an Event of Default then
exists, the Swing Line Lender shall give AGCO and the Administrative Agent at least seven (7) days' prior written notice before exercising its discretion herein not to make Swing Line Loans. AGCO must give ten (10) days' prior written notice to the Administrative Agent of any change in designation of the Swing Line Lender. The replaced Swing Line Lender shall continue to be a "Swing Line Lender" for purposes of repayment of any Swing Line Loans made prior to such replacement and outstanding after such replacement.

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

         Section 2.4       Reduction of the Commitments.

                  (a) Optional. AGCO may, upon at least three (3) Business Days' notice to the Administrative Agent (and, with respect to a reduction of the Unused Canadian Commitments, the Canadian Administrative Agent), terminate in whole or reduce in part the unused portions of the Unused Canadian Commitments or the Unused Multi-Currency Commitments; provided that each partial reduction: (i) shall be in an aggregate amount of U.S. $10,000,000 or an integral multiple of U.S. $5,000,000 in excess thereof; (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to the applicable Facility; and (iii) shall be permanent and irrevocable.

                  (b) Mandatory. The aggregate amount of the Multi-Currency Facility and the Canadian Facility shall be permanently reduced by the amounts of the Revolving Loans required to be repaid by Borrowers pursuant to Section 2.5(b)(i)-(iv). Upon such reduction, (A) each Multi-Currency Lender's Multi-Currency Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Multi-Currency Facility immediately before giving effect to such reduction, and (B) each Canadian Lender's Canadian Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Canadian Facility immediately before giving effect to such reduction.

         Section 2.5       Prepayments and Deposits.

                  (a) Optional Prepayments. The Borrowers may, upon at least three (3) (or two (2) in the case of a Base Rate Loan) Business Days' notice to the Administrative Agent (and with respect to a prepayment of a Canadian Revolving Loan, to the Canadian Administrative Agent), prepay pro rata among the Appropriate Lenders the outstanding amount of any Loan (other than (i) any Swing Line Loan and Letter of Credit Advances made by an Issuing Bank (resulting from a drawing under a Letter of Credit) not participated to any other Lender, in which case, such prepayments shall not be made on a pro rata basis or require prior notice, or (ii) Bankers' Acceptances) in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that in the event that any Lender receives payment of the principal of any LIBO Rate Loan other than on the last day of the Interest Period relating to such LIBO Rate Loan (whether due to prepayments made by any Borrower, or due to acceleration of the Loans, or due to any other reason), the applicable Borrowers shall pay to such Appropriate Lender on demand any amounts owing pursuant to Section 11.2.

                  (b)      Mandatory Prepayments.

                           (i)      If, at any time after the Initial Funding
Date, any Borrower shall (A) incur any Funded Debt (other than (1) the Obligations, (2) Indebtedness under the Bridge Facility, and (3) Indebtedness permitted under clauses (b), (d), (e), and (g) through (j) of Section 7.1) or
(B) issue any Stock (other than (1) the issuance of Stock to

AGCO or any Restricted Subsidiary, (2) the issuance of Stock of AGCO to any employee, executive, director or officer under an incentive compensation program, (3) the issuance of any Stock of a Restricted Subsidiary to directors of such Restricted Subsidiaries to the extent the issuance thereof is required by applicable law, and (4) the issuance of Stock of AGCO to the extent that the Net Cash Proceeds thereof are used substantially concurrently to purchase equity securities of AGCO from management, directors or key employees of AGCO or any of its Subsidiaries), then one hundred percent (100%) of the Net Cash Proceeds received by such Borrower pursuant to clause (A) and seventy-five percent (75%) of the Net Cash Proceeds received by such Borrower pursuant to clause (B) shall be paid on the date of receipt thereof by such Borrower to the Administrative Agent as a prepayment of the Loans (in either case to be applied as set forth in Section 2.5(b)(xii) below). Notwithstanding the foregoing, AGCO shall be permitted to retain the Net Cash Proceeds from a Stock issuance or an incurrence of Funded Debt (x) received at any time after the Initial Funding Date by AGCO to the extent such Net Cash Proceeds are concurrently used to repay the Bridge Facility, and after the repayment in full of the Bridge Facility, any of the Existing 2006 Notes or the Existing 2008 Notes, and (y) received by AGCO within one (1) year from the Initial Funding Date in an aggregate amount of up to U.S. $100,000,000; provided the Bridge Facility has been repaid in full or is not outstanding and AGCO has satisfied the requirements of Section 5.21 as of such date. In the event AGCO elects to apply Net Cash Proceeds pursuant to any of clauses (x) and (y) above and such Net Cash Proceeds are from the issuance of Stock and incurrence of Funded Debt simultaneously or in a related transaction or series of related transactions, the Net Cash Proceeds from the Stock issuance shall be deemed to be applied first to the uses in clauses (x) and/or (y) above and the Net Cash Proceeds from the Funded Debt incurrence shall be deemed to be applied thereafter to the uses in clauses (x) and/or (y) above. Nothing in this Section shall authorize any Borrower to issue any Stock or incur any Funded Debt except as expressly permitted by this Agreement.

                           (ii)     If any Borrower shall receive any Net Cash
Proceeds in any fiscal year in excess of U.S. $5,000,000 from an Asset Disposition in any transaction or series of related transactions (other than a disposition permitted by Section 7.7(a)-(g) hereof), then one hundred percent (100%) of such Net Cash Proceeds received by such Borrower from Asset Disposition shall be paid to the Administrative Agent as a prepayment of the Loans (to be applied as set forth in Section 2.5(b)(xii) below) to the extent such Net Cash Proceeds are not used to purchase or otherwise acquire replacement assets of a similar kind and nature within one hundred twenty (120) days after receipt of such Net Cash Proceeds. Nothing in this Section shall authorize any Borrower to sell any Collateral except as expressly permitted by this Agreement.

                           (iii)    Commencing on March 31, 2005, and on March
31 of each year thereafter, Borrowers shall pay the Administrative Agent fifty percent (50%) of the Excess Cash Flow received by Borrowers in respect of the fiscal year most recently

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

ended as a prepayment of the Loans (to be applied as set forth in Section 2.5(b)(xii) below).

                           (iv)     The Borrowers shall repay the Loans in an
amount necessary to cause the Excess Proceeds to be less than U.S. $10,000,000 on any date(to be applied as set forth in Section 2.5(b)(xii) below).

                           (v)      On any date on which the Multi-Currency
Facility shall be reduced pursuant to Section 2.4(a) or Section 2.4(b), if the Multi-Currency Outstandings on such date shall exceed the amount of the Multi-Currency Facility after giving effect to such reduction, the Multi-Currency Borrowers shall prepay Multi-Currency Revolving Loans or Letter of Credit Advances by the Multi-Currency Lenders in the aggregate principal amount equal to such excess, and shall pay on demand to the Appropriate Lenders any amounts owing under Section 11.2 as a result of such prepayment. Each such prepayment by a Multi-Currency Borrower shall be applied ratably to such Multi-Currency Revolving Loans forming part of the same Borrowing by such Borrower, or to such Letter of Credit Advances pursuant to draws on the same Letter of Credit issued for the account of such Multi-Currency Borrower, as AGCO shall designate at the time of such prepayment.

                           (vi)     On any date on which the Canadian Facility
shall be reduced pursuant to Section 2.4(a) or Section 2.4(b), if the Canadian Outstandings on such date shall exceed the amount of the Canadian Facility after giving effect to such reduction, the Canadian Subsidiary shall prepay Canadian Revolving Loans or Letter of Credit Advances by the Canadian Lenders in the aggregate principal amount equal to such excess, and shall pay on demand to the Appropriate Lenders any amounts owing under Section 11.2 as a result of such prepayment. Each such prepayment by the Canadian Subsidiary shall be applied ratably to such Canadian Revolving Loans forming part of the same Borrowing by the Canadian Subsidiary, or to such Letter of Credit Advances pursuant to draws on the same Letter of Credit issued for the account of the Canadian Subsidiary, as the Canadian Subsidiary shall designate at the time of such prepayment.

                           (vii)    If, on the last day of any Interest Period
for any LIBO Rate Loan to a Multi-Currency Borrower and on any date on which a Base Rate Loan to a Multi-Currency Borrower is outstanding, if the Multi-Currency Outstandings on such date shall exceed one hundred five percent (105%) of the amount of the Multi-Currency Facility on such date, such Multi-Currency Borrower shall prepay the lesser of (x) the aggregate principal amount of such LIBO Rate Loan as to which such last date shall have occurred or of such Base Rate Loan, and (y) such portion of such principal amount as shall be the Equivalent Amount in the currency of such Loans of such excess.

                           (viii)   On the last day of any Interest Period for
any LIBO Rate Loan to the Canadian Subsidiary and on the last day of any Contract Period with respect to any outstanding Bankers' Acceptances, and on any date on which a Base Rate Loan to the Canadian Subsidiary is outstanding, if the Canadian Outstandings on such date shall exceed one hundred five percent (105%) of the amount of the Canadian Facility on such date, the Canadian Subsidiary shall prepay the lesser of (x) the aggregate principal amount of such LIBO Rate Loan to it as to which such last day shall have occurred or the aggregate principal amount of such Base Rate Loan or the aggregate face amount of such Bankers' Acceptances, and (y) such portion of such principal amount or face amount, as the case may be, as shall be the Equivalent Amount in the currency of such Loans of such excess.

                           (ix)     AGCO shall, on each Business Day, pay to the
Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such L/C Cash Collateral Account to equal the amount by which (A) the Multi-Currency Equivalent in U.S. Dollars of (1) the aggregate principal amount of all Letter of Credit Advances, plus (2) the aggregate Available Amount of all Letters of Credit then outstanding, exceeds (B) the Letter of Credit Subfacility on such Business Day.

                           (x)      The Canadian Subsidiary shall repay to the
Canadian Administrative Agent for the ratable account of the Canadian Lenders the aggregate outstanding principal amount or face amount, as the case may be, of its Borrowings consisting of Canadian Revolving Loans on the Maturity Date, and each Multi-Currency Borrower shall repay to the Administrative Agent for the ratable account of the Multi-Currency Lenders the aggregate outstanding principal amount of its Borrowings consisting of Multi-Currency Revolving Loans on the Maturity Date.

                           (xi)     Each Borrower shall, within one (1) Business
Day of the making thereof by the Appropriate Issuing Bank, repay to the Appropriate Agent for the account of the Appropriate Issuing Bank the outstanding principal amount of each Letter of Credit Advance made to such Borrower.

                           (xii)    Prior to the occurrence of an Event of
Default, all amounts required to be paid pursuant to Section 2.5(b)(i)-(iv) shall be applied (1) first, to the principal amount of the Term Loans according to the Term Loan Lenders' Pro Rata Shares, to be applied to the scheduled installments of the Term Loans set forth in Section 2.5(c) in inverse order of maturity; (2) second, to the payment of the Revolving Loans according to the Multi-Currency Lenders' and Canadian Lenders' Pro Rata Shares; and (3) third, to all other amounts payable under the Obligations in such order as may be determined by the Administrative Agent. Subject to the foregoing, outstanding Base Rate Loans of any Tranche shall be prepaid before outstanding LIBO Rate Loans under such Tranche are prepaid. Subsequent to the occurrence and during the continuation of an Event of Default, all amounts required to be paid pursuant to Section 2.5(b)(i)-(iv) shall be applied in accordance with Section
8.4 hereof.

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

                  (c)      Repayment of Term Loans.

                           (i)      The US Term Loan shall be repaid in equal
quarterly payments in the amount of U.S. $750,000 each, commencing on the last day of the first full calendar quarter following the Initial Funding Date. The outstanding unpaid principal balance and all accrued and unpaid interest under the US Term Loan Facility shall be due and payable on the earlier of (i) Term Loan Maturity Date or (ii) the date the Loans are accelerated in accordance with the terms and conditions of Article 8 of this Agreement.

                           (ii)     The Euro Term Loan shall be repaid in equal
quarterly payments in Euros in an amount equal to one quarter of one percent (.25%) of the Euro Term Loan Amount (as determined on the Initial Funding Date) commencing on the last day of the first full calendar quarter following the Initial Funding Date. The outstanding unpaid principal balance and all accrued and unpaid interest under the Euro Term Loan Facility shall be due and payable on the earlier of (i) Term Loan Maturity Date or (ii) the date the Loans are accelerated in accordance with the terms and conditions of Article 8 of this Agreement.

                  (d) Interest on Principal Amounts Prepaid. All prepayments under this Section 2.5 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

         Section 2.6 Interest.

                  (a) Ordinary Interest. Each Borrower shall pay interest on the unpaid principal amount of each Base Rate Loan and LIBO Rate Loan to it owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

                           (i)      Base Rate Loan. During such periods as such
Loan is a Base Rate Loan, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin in effect for Base Rate Loans, payable (x) in arrears monthly on the first day of the immediately following calendar month during such periods, (y) on the date on which such Base Rate Loan shall be paid in full, and (z) on the Maturity Date. Notwithstanding any provision in this Agreement to the contrary, for the period of three (3) Business Days immediately following the Initial Funding Date, the Loans shall be Base Rate Loans.

                           (ii)     LIBO Rate Loans. During such periods as such
Loan is a LIBO Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of (x) the LIBO Rate for such Interest Period for such Loan, and (y) the Applicable Margin in effect from time to time, payable in arrears on (A) the last day of such Interest Period, (B) if such Interest Period has a duration of more than three (3) months, also on each day that occurs during such Interest Period every three (3) months

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

from the first day of such Interest Period, (C) on the date on which such Loan shall be paid in full and (D) on the Maturity Date.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 8.1(a), and at the election of the Administrative Agent or the Required Lenders upon the occurrence and during the continuance of any other Event of Default, each Borrower shall pay interest on the unpaid principal amount or face amount, as the case may be, of each Loan owing to each Lender or the amount of any interest, fee or other amount payable hereunder, which in any case is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the Default Rate.

         Section 2.7       Fees.

                  (a) Administrative Agent. The Borrowers agree to pay to the Administrative Agent for its own account a fee separately agreed between the Borrowers and the Administrative Agent and such other fees required by the Fee Letter on the dates set forth therein.

                  (b) Unused Fee. The Borrowers shall pay to the Administrative Agent for the account of the Multi-Currency Lenders and to the Canadian Administrative Agent for the account of the Canadian Lenders an unused commitment fee (the "Unused Fee") in U.S. Dollars computed each day, on each Multi-Currency Lender's Adjusted Unused Multi-Currency Commitment and each Canadian Subsidiary Lender's Unused Canadian Commitment, from the Initial Funding Date until the Revolving Loan Maturity Date at a rate per annum equal to the Applicable Margin for the Unused Fee in effect from time to time, which fee shall be due and payable quarterly in arrears on the last day of each calendar quarter (commencing with the calendar quarter ending March 31, 2004) and, if then unpaid, on the Revolving Loan Maturity Date; provided, however, that any Unused Fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Unused Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Unused Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (c)      Letter of Credit Fee.

                           (i)      From and after the Initial Funding Date,
each Multi-Currency Borrower shall pay to the Administrative Agent, for the account of the Multi-Currency Lenders, a fee computed each day at a rate equal to the rate per annum equal to the Applicable Margin on such day for LIBO Rate Revolving Loans on the aggregate Available Amount of all Letters of Credit outstanding and issued for such Multi-Currency

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Borrower's account, which fee shall be due and payable quarterly in arrears on the last day of each calendar quarter (commencing with the calendar quarter ending March 31, 2004) and, if then unpaid, on the Maturity Date. Each such Lender's fee shall be calculated by allocating to such Lender a portion of the total fee determined ratably according to the proportion that such Lender's Multi-Currency Commitments bear to all Multi-Currency Lenders' Multi-Currency Commitments.

                           (ii)     From and after the Initial Funding Date, the
Canadian Subsidiary shall pay to the Canadian Administrative Agent, for the account of the Canadian Lenders, a fee computed each day at a rate equal to the rate per annum equal to the Applicable Margin on such day for LIBO Rate Revolving Loans on the aggregate Available Amount of all Letters of Credit outstanding and issued for the Canadian Subsidiary's account, which fee shall be due and payable quarterly in arrears on the last day of each calendar quarter (commencing with the calendar quarter ending March 31, 2004) and, if then unpaid, on the Maturity Date. Each such Lender's fee shall be calculated by allocating to such Lender a portion of the total fee determined ratably according to the proportion that such Lender's Canadian Commitments bear to all Canadian Lenders' Canadian Commitments.

                  (d) Issuing Bank Fee. From and after the Initial Funding Date, the Multi-Currency Borrowers agree to pay to the Administrative Agent, for the account of the applicable Multi-Currency Issuing Bank, and the Canadian Subsidiary agrees to pay to the Canadian Administrative Agent, for the account of the Canadian Issuing Bank, in each case, a fee equal to 0.15% per annum (computed on the basis of a year of three hundred sixty (360) days in connection with the fee to such Multi-Currency Issuing Bank, and on the basis of a year of three hundred sixty-five (365) days in connection with the fee to the Canadian Issuing Bank, in each case for the actual number of days elapsed), of the face amount of each Letter of Credit issued under the Multi-Currency Facility and the Canadian Facility, respectively, which fee shall be due and payable quarterly in arrears on the last day of each calendar quarter during which such Letter of Credit was outstanding (commencing with the calendar quarter ending March 31, 2004) and, if then unpaid, on the Maturity Date. Additionally, the Multi-Currency Borrowers and the Canadian Subsidiary, as applicable, agree to pay to the Appropriate Issuing Bank, for its own account, its customary fees for issuing, amending, paying, negotiating or renewing any Letter of Credit, which fees shall be due and payable on the date of each such issuance, amendment, payment, negotiation or renewal. The foregoing fees shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between any Borrower and the Issuing Bank with respect to the Letters of Credit issued hereunder, the terms of this Agreement shall control.

                  (e) Ticking Fee. From January 1, 2004 until the earlier of (i) the Initial Funding Date or (ii) April 30, 2004, the Borrowers shall pay to the Administrative

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Agent, for the account of the Lenders, a fee equal to one-half of a percent
(0.5%) per annum (computed on the basis of a year of three hundred sixty (360) days, in connection with the fees for all Lenders other than the Canadian Lenders, and on a basis of three hundred sixty-five (365) days in connection with the fees for the Canadian Lenders) of the Commitments. Each Lender's fee shall be calculated in accordance with such Lender's Pro Rata Share of the Commitments.

         Section 2.8       Conversion and Designation of Interest Periods.

                  (a) On any Business Day, upon notice given to the Appropriate Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 11.1 and so long as no Sharing Event shall have occurred,
(i) AGCO may Convert all or any portion of the Multi-Currency Revolving Loans (but not Letter of Credit Advances) in U.S. Dollars of one Type comprising the same Borrowing into Revolving Loans of another Type (other than Revolving Loans by way of Bankers' Acceptances), (ii) AGCO may Convert all or any portion of the Term Loans in U.S. Dollars of one Type into Term Loans of another Type and (iii) the Canadian Subsidiary may Convert all or any portion of the Canadian Revolving Loans (but not Letter of Credit Advances) of one Type comprising the same Borrowing into Revolving Loans of another Type; provided that (w) any Conversion of LIBO Rate Loans into Base Rate Loans or into Revolving Loans by way of Bankers' Acceptances shall be made only on the last day of an Interest Period for such LIBO Rate Loans; any Conversion of Base Rate Loans into LIBO Rate Loans or into Revolving Loans by way of Bankers' Acceptances shall be in an amount not less than the relevant minimum amount specified in Section 2.1; any Conversion of Revolving Loans by way of Bankers' Acceptances into Base Rate Loans shall be made only on the last day of the relevant Contract Period; if less than all Revolving Loans by way of Bankers' Advances or all LIBO Rate Loans are Converted, after such Conversion not less than the relevant minimum amount specified in Section 2.14(a) shall continue as Revolving Loans by way of Bankers' Acceptances or LIBO Rate Loans, as applicable; if less than all LIBO Rate Loans are Converted, after such Conversion, not less than the relevant minimum amount specified in Section 2.1 shall continue as LIBO Rate Loans; (x) if less than all Loans comprising part of the same Revolving Loan Borrowing are Converted, the portion of the Loans Converted must at least equal the minimum aggregate principal amount of a Borrowing permitted under Section 2.1 and all Lenders' Loans comprising the Borrowing to be Converted in part shall be Converted ratably in accordance with their applicable Pro Rata Shares; (y) each Conversion of less than all Loans comprising part of the same Revolving Loan Borrowing shall be deemed to be an additional Borrowing for purposes of Section 2.3(d), and no such Conversion of any Loans may result in there being outstanding more separate Revolving Loan Borrowings than permitted under Section 2.3(d); and (z) no Loans may be Converted into LIBO Rate Loan or into Revolving Loans by way of Bankers' Acceptances while a Default has occurred and is continuing. Each such notice of Conversion shall, within the restrictions specified above, specify (w) the date of such Conversion, (x) the Loans to be Converted, (y) if such

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Conversion is into LIBO Rate Loans, the duration of the initial Interest Period for such Loans, and (z) if such Conversion is into Revolving Loans by way of Bankers' Acceptances, the duration of the Contract Period for such Revolving Loans. Each notice of Conversion shall be irrevocable and binding on AGCO.

                  (b) On the date on which the aggregate unpaid principal amount of LIBO Rate Loans denominated in U.S. Dollars shall be reduced, by payment or prepayment or otherwise, to less than U.S. $5,000,000, such Loans shall automatically Convert into Base Rate Loans, and if the aggregate face amount of outstanding Bankers' Acceptances shall be reduced by payment or prepayment or otherwise, to less than Cnd. $5,000,000, the Revolving Loans by way of such Bankers' Acceptances shall automatically Convert, on the last day of the relevant Contract Period, into Base Rate Loans.

                  (c) If a Borrower shall fail to select the duration of any Interest Period for any LIBO Rate Loans in accordance with the provisions contained in the definition of "Interest Period", the Appropriate Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such LIBO Rate Loan will automatically, on the last day of the then-existing Interest Period therefor, convert into a LIBO Rate Loan with a one month Interest Period.

                  (d) If the Canadian Subsidiary shall fail to select the duration of any Contract Period for any Revolving Loans by way of Bankers' Acceptances in accordance with the provisions contained in the definition of "Contract Period," the Canadian Administrative Agent will forthwith so notify the Canadian Subsidiary and the Appropriate Lenders, whereupon each such Revolving Loan by way of Banker's Acceptances will automatically, on the last day of the then-existing Contract Period therefor, Convert into a Base Rate Loan.

         Section 2.9       Payments and Computations.

                  (a) Each Borrower shall make each payment hereunder free and clear of any setoff or counterclaim, with such payment (other than repayment of a Swing Line Loan) being paid not later than 11:00 A.M. (Relevant Currency
Time) on the day when due in the case of principal or interest on and other amounts relating to any Borrowing, prior to the occurrence of a Sharing Event, in the currency in which such Borrowing was denominated and in any other case in U.S. Dollars, to the Appropriate Agent in same-day funds by deposit of such funds to the Appropriate Agent's Account for payments in the applicable currency. The Appropriate Agent will promptly thereafter (and in any event, if received from a Borrower by the time specified in the preceding two sentences, on the day of receipt) cause like funds to be distributed (i) if such payment by a Borrower is in respect of principal, interest, fees or any other Obligation then payable hereunder in a particular currency, to the applicable Lenders for the account of their respective Applicable Lending Offices for payments in such currency ratably in accordance with the amounts of such respective Obligations in such currency then payable to such Lenders,

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

and (ii) if such payment by a Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office for payments in the applicable currency. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.7(d), from and after the effective date of such Assignment and Acceptance, the Appropriate Agent shall make all payments hereunder in respect of the interest assigned hereby to the Lender assignee hereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If an Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Loans or the Facility to which, or the manner in which, such funds are to be applied, such Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Loans and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Loans or other Obligations owed to such Lender, and for application to such principal installments, as such Agent shall direct.

                  (c) All computations of interest, fees and Letter of Credit fees payable by any Multi-Currency Borrower under the Multi-Currency Facility or any Term Loan Borrower under the Term Loans shall be made by the Administrative Agent on the basis of a year of three hundred sixty (360) days, and all computations of interest, fees and Letter of Credit fees payable by the Canadian Subsidiary under the Canadian Facility shall be made by the Canadian Administrative Agent on the basis of a year of three hundred sixty-five (365) days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable, except that each rate of interest on, and each fee and Letter of Credit fee payable in respect of, Canadian Revolving Loans that is calculated on the basis of a year of three hundred sixty-five (365) days, shall be determined pursuant to such calculation and the equivalent, expressed as an annual rate for the purpose of the Interest Act (Canada), of any such rate as so determined shall be such rate, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by three hundred sixty-five (365). The principle of deemed reinvestment of interest will not apply to any interest calculated under this Agreement, and for the purposes of the Interest Act (Canada) the rates of interest stipulated in the Agreement are intended to be nominal rates, and not effective rates or yields. Each determination by an Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the

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

computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of LIBO Rate Loans to be made in the next-following calendar month, such payment shall be made on the next-preceding Business Day.

                  (e) Unless an Agent shall have received notice from any Borrower prior to the date on which any payment is due to any Lender hereunder that such Borrower will not make such payment in full, such Agent may assume that such Borrower has made such payment in full to such Agent on such date and such Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to such Agent and such Agent makes available to a Lender on such date a corresponding amount, such Lender shall repay to such Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to such Agent, at the Federal Funds Rate.

         Section 2.10 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) distributed other than in accordance with the provisions of this Agreement:

                  (a) on account of Obligations due and payable to such Lender hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder at such time) of payments on account of the Obligations due and payable to all Lenders hereunder at such time obtained by all the Lenders at such time; or

                  (b) on account of Obligations owing (but not due and payable) to such Lender hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder at such time obtained by all the Lenders at such time;

such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (x) the purchase price paid to such Lender to (y) the aggregate purchase price paid to all Lenders) of such

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

recovery together with an amount equal to such Lender's ratable share (according to the proportion of (A) the amount of such other Lender's required repayment to
(B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.11      Letters of Credit.

                  (a) The Letter of Credit Subfacility. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of any Multi-Currency Borrower (in the case of any Multi-Currency Issuing Bank) or the Canadian Subsidiary (in the case of the Canadian Issuing Bank) from time to time on any Business Day during the period from the Initial Funding Date until sixty (60) days before the Maturity Date (i) in an aggregate Available Amount for all Letters of Credit issued for the account of all Borrowers not to exceed at any time the amount of the Letter of Credit Subfacility, minus the aggregate principal amount of all Letter of Credit Advances to any Borrower then outstanding, (ii) in an Available Amount for each Letter of Credit issued for the account of a Multi-Currency Borrower not to exceed the lesser of (x) the aggregate Unused Multi-Currency Commitments on such Business Day and (y) the Borrowing Base minus the Multi-Currency Outstandings on such Business Day minus the Canadian Outstandings on such Business Day, and (iii) in an Available Amount for each such Letter of Credit issued for the account of the Canadian Subsidiary not to exceed the lesser of (x) the Unused Canadian Commitments on such Business Day and (y) the Borrowing Base minus the Canadian Outstandings on such Business Date minus the Multi-Currency Outstandings on such Business Day. No Letter of Credit shall have an expiration date (including all rights of a Borrower or the beneficiary to require renewal) later than the earlier of five (5) days before the Revolving Loan Maturity Date and one (1) year after the date of issuance thereof; provided, however, that any Letter of Credit that expires one (1) year after the date of its issuance may provide for the automatic renewal of such Letter of Credit for additional one (1)-year periods so long as such Letter of Credit, as renewed, shall have an expiration date not later than five (5) days before the Revolving Loan Maturity Date. Notwithstanding the foregoing, a Letter of Credit may have an expiration date later than five (5) days prior to the Revolving Loan Maturity Date if the requesting Borrower provides, at the time of the issuance of such Letter of Credit, cash collateral to the Administrative Agent for the benefit of those Lenders with a Multi-Currency Commitment or Canadian Commitment, as applicable, in an amount equal to one hundred percent (100%) of the face amount of such Letter of Credit. Each Letter of Credit shall require that all draws thereon must be presented to the Issuing Bank by the expiration date therefor, regardless of whether presented prior to such date to any correspondent bank or other institution. Within the limits of the Letter of Credit Subfacility, and subject to the limits referred to above, the

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Borrowers may request the issuance of Letters of Credit under this Section
2.11(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.11(c) and request the issuance of additional Letters of Credit under this Section 2.11(a). On the Initial Funding Date, each outstanding letter of credit issued under the Existing Credit Agreement and each letter of credit described on Schedule 2.11 hereof (collectively, the "Existing L/Cs") shall be deemed for all purposes, as of the Initial Funding Date, without further action by any Person, to have been issued hereunder, and each such issuer of the Existing L/Cs shall be deemed to be an "Issuing Bank" hereunder for all purposes but solely with respect to, and until the termination, expiration or replacement of, such Existing L/Cs.

                  (b)      Request for Issuance.

                           (i)      Each Letter of Credit shall be issued upon
notice, given not later than 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed issuance of such Letter of Credit, by a Borrower to the Appropriate Issuing Bank, which shall give to the Appropriate Agent and each Appropriate Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by electronic mail, telecopier or telephone, confirmed immediately in writing, specifying therein (1) the requested date of such issuance (which shall be a Business Day); (2) the requested Available Amount of such Letter of Credit; (3) the requested expiration date of such Letter of Credit; (4) the requested currency in which such Letter of Credit shall be denominated, which shall be U.S. Dollars or, prior to the occurrence of a Sharing Event, an Offshore Currency; provided that no Borrower shall make a request for a Letter of Credit in an Offshore Currency described in clause (b) of the definition thereof unless it shall have previously obtained the consent of each Lender to the issuance of Letters of Credit in such currency; (5) the requested name and address of the beneficiary of such Letter of Credit; and (6) the requested form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (a "Letter of Credit Agreement") as the Appropriate Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit. If (x) the requested form of such Letter of Credit is acceptable to the Appropriate Issuing Bank in its sole discretion, and (y) it has not received notice of objection to such issuance from the Required Lenders, the Appropriate Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the requesting Borrower at its office referred to in Section 10.2 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. A Letter of Credit shall be deemed to have been issued for the account of each Borrower delivering the Notice of Issuance therefor.

                           (ii)     The Issuing Bank shall furnish (1) to the
Appropriate Agent on the first Business Day of each week a written report summarizing issuance and

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expiration dates of Letters of Credit issued during the previous week, the respective Available Amounts with respect thereto, currencies in which such Letters of Credit were denominated, for whose account such letters of credit were issued and drawings during such week under all Letters of Credit; (2) to each Appropriate Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit; and
(3) to the Appropriate Agent and each Appropriate Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c)      Drawing and Reimbursement.

                           (i)      The payment by the Appropriate Issuing Bank
of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance to the applicable Borrower, which shall (1) in the case of payment on a draft drawn under a Letter of Credit denominated in U.S. Dollars or Canadian Dollars, or after a Sharing Event, any Letter of Credit, be a Base Rate Loan in the amount of such draft, and (2) in any other case, be a LIBO Rate Loan that bears interest at the rate per annum equal to the rate per annum at which interest would accrue on a LIBO Rate Loan with an Interest Period of one month beginning on the date of such draw, and be immediately due and payable in full by the applicable Borrower within one (1) Business Day of the payment thereof by the Appropriate Issuing Bank.

                           (ii)     Upon the issuance of each Letter of Credit
for the account of a Multi-Currency Borrower, each Multi-Currency Lender (other than the applicable Multi-Currency Issuing Bank) shall be deemed to have purchased a participation therein equal to its Pro Rata Share of the Available Amount thereof and, upon written demand by the Multi-Currency Issuing Bank following a draw on such a Letter of Credit, with a copy of such demand to the Administrative Agent, each Multi-Currency Lender (other than the applicable Multi-Currency Issuing Bank) shall purchase from such Multi-Currency Issuing Bank, directly and not as a participation, and such Multi-Currency Issuing Bank shall sell and assign to each such other Multi-Currency Lender, such other Lender's Pro Rata Share of such Letter of Credit Advance resulting from such draw as of the date of such purchase to the extent not previously repaid by the applicable Borrower, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the applicable Multi-Currency Issuing Bank, by deposit to the Administrative Agent's Account, in same-day funds in the currency in which such Letter of Credit was denominated, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Furthermore, upon the occurrence of a Sharing Event and as more fully set forth in Section 2.15, additional sub-participations may be required to be granted by the various Multi-

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Currency Lenders in their participations in outstanding Letters of Credit, in each case in accordance with, and subject to the provisions of, Section 2.15.

                           (iii)    Upon the issuance of each Letter of Credit
for the account of the Canadian Subsidiary, each Canadian Lender (other than the Canadian Issuing Bank, if it is then a Canadian Lender) shall be deemed to have purchased a participation therein equal to its Pro Rata Share of the Available Amount thereof and, upon written demand by the Canadian Issuing Bank following a draw on such a Letter of Credit, with a copy of such demand to the Administrative Agent and the Canadian Administrative Agent, each Canadian Lender (other than the Canadian Issuing Bank) shall purchase from the Canadian Issuing Bank, directly and not as a participation, and the Canadian Issuing Bank shall sell and assign to each such other Canadian Lender, such other Lender's Pro Rata Share of the Letter of Credit Advance resulting from such draw as of the date of such purchase to the extent not previously repaid by the applicable Borrower, by making available for the account of its Applicable Lending Office to the Canadian Administrative Agent for the account of the Canadian Issuing Bank, by deposit to the Canadian Administrative Agent's Account, in same-day funds in the currency in which such Canadian Subsidiary Letter of Credit was denominated, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Canadian Lender.

                           (iv)     Each Borrower agrees to each participation,
sale and assignment pursuant to this subsection (c).

                           (v)      Each Appropriate Lender agrees to purchase
its Pro Rata Share of an outstanding Letter of Credit Advance on (1) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (2) the first Business Day next succeeding such demand if notice of such demand is given after such time.

Upon any such assignment by the Appropriate Issuing Bank to any Appropriate Lender of a portion of a Letter of Credit Advance, the Appropriate Issuing Bank shall be deemed to have represented and warranted to such Appropriate Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Appropriate Lender shall not have so made the purchase price for its Pro Rata Share of a Letter of Credit Advance available to the Appropriate Agent, such Lender agrees to pay to the Appropriate Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Appropriate Issuing Bank until the date such amount is paid to the Appropriate Agent, at the Federal Funds Rate, in the case of demands made by the Multi-Currency Issuing Bank, and at the Base Rate (with respect to Canadian Borrowings) in the case of demands made by the Canadian Issuing Bank. If

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

such Lender shall pay to the Appropriate Agent such amount for the account of the Appropriate Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Appropriate Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Obligations Absolute. The Obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including without limitation the following circumstances:

                           (i)      any lack of validity or enforceability of
this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");

                           (ii)     any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (iii)    the existence of any claim, set-off, defense
or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                           (iv)     any statement or any other document
presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v)      payment by the Appropriate Issuing Bank
under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; provided that this clause (v) shall not be deemed to be a waiver of any claim that any Borrower might have against such Issuing Bank as a result of any such payment;

                           (vi)     any exchange, release or non-perfection of
any Collateral, or any release or amendment or waiver of or consent to departure from any Guaranty Agreement or Security Document; or

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                           (vii)    any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing, including without limitation any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

         Section 2.12      Defaulting Lenders.

                  (a) Unless the Appropriate Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Appropriate Agent such Lender's ratable portion of such Borrowing, the Appropriate Agent may assume that such Lender has made such portion available to the Appropriate Agent on the date of such Borrowing in accordance with Section 2.3(b) and the Appropriate Agent may, in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Appropriate Agent and the Appropriate Agent makes available to the requesting Borrower on such date a corresponding amount, such Lender and each Borrower severally agree to repay or pay to the Appropriate Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Appropriate Agent, at:

                           (i)      in the case of the Borrowers, the interest
rate applicable at such time under Section 2.6 to Loans comprising such Borrowing; and

                           (ii)     in the case of such Lender, the Federal
Funds Rate if such payment is made to the Administrative Agent or the Base Rate (with respect to Canadian Borrowings) if such payment is made to the Canadian Administrative Agent.

If such Lender shall pay to the Appropriate Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (b) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.

         Section 2.13 Borrower Liability. AGCO shall be jointly and severally liable for all Loans and other liabilities hereunder or under any other Loan Document by or of itself or any Borrowing Subsidiary. No Borrowing Subsidiary shall have any liability for any Borrowing or other liabilities hereunder or under any other Loan Document by or of AGCO or any other Borrowing Subsidiary (except as may otherwise be provided in such Borrowing Subsidiary's Guaranty Agreement).

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         Section 2.14      Bankers' Acceptances and BA Equivalent Loans.

                  (a) Face Amounts. The face amount of each Bankers' Acceptance shall be Cdn. $100,000 or any whole multiple thereof.

                  (b) Discount Rate. On each day on which Bankers' Acceptances are to be accepted, the Canadian Administrative Agent shall advise the Canadian Subsidiary as to the Canadian Administrative Agent's determination of the Discount Rate.

                  (c) Purchase and Reimbursement of Bankers' Acceptances. On and after the Initial Funding Date, the Canadian Subsidiary may sell, and each Canadian Lender shall purchase, at the Discount Rate each Bankers' Acceptance accepted by it and deliver the Discount Proceeds less the Acceptance Fee to the Canadian Administrative Agent for the Canadian Subsidiary's account. The Canadian Subsidiary will reimburse each Canadian Lender, on the last day of the relevant Contract Period, for the face amount of each Bankers' Acceptance accepted by it.

                  (d) Sale of Bankers' Acceptances. Each Canadian Lender, except a Non BA Lender, may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

                  (e) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Canadian Subsidiary shall upon execution of this Agreement and from time to time as required, provide to the Canadian Administrative Agent drafts substantially in the form of Exhibit D (or such other form as may be satisfactory to the Canadian Administrative Agent) executed and duly endorsed in blank by the Canadian Subsidiary, in quantities sufficient for each of the Canadian Lenders to fulfill its obligations under this Agreement. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance as required under this Agreement if the cause of such failure is, in whole or in part, due to the failure of the Canadian Subsidiary to provide duly executed and endorsed drafts to the Canadian Administrative Agent on a timely basis nor shall the Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reason of the gross negligence or willful misconduct of the Canadian Lender, the Canadian Administrative Agent or their respective employees.

                  (f) Execution of Bankers' Acceptances. Bills of exchange drawn by the Canadian Subsidiary to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of the Canadian Subsidiary. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Canadian Subsidiary at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Canadian Subsidiary.

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                  (g)      Issuance of Bankers' Acceptances. The Canadian
Administrative Agent, promptly following receipt of a notice of Advance by way of Bankers' Acceptances, shall so advise the Canadian Lenders and shall advise each Canadian Lender of the aggregate face amount of the Bankers' Acceptances to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Lenders). The aggregate face amount of the Bankers' Acceptances to be accepted by a Canadian Lender shall be determined by the Canadian Administrative Agent by reference to Section 2.14(a), except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Canadian Lender would not be Cdn. $100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole discretion to Cdn. $100,000 or the nearest whole multiple of that amount, as appropriate.

                  (h) Rollover of Bankers' Acceptances. With respect to each Revolving Loan which is outstanding under this Agreement by way of Bankers' Acceptances, at or before 10:00 a.m. (Toronto time), two (2) Business Days before the maturity date of such Bankers' Acceptances, the Canadian Subsidiary shall notify the Canadian Administrative Agent by telex, telecopier or cable in substantially the form of Exhibit B hereto, if the Canadian Subsidiary intends to issue Bankers' Acceptances on such maturity date to provide for the payment of such maturing Bankers' Acceptances. Such notice shall be irrevocable and binding on the Canadian Subsidiary delivering such notice. If the Canadian Subsidiary fails to give such notice, such maturing Bankers' Acceptances shall be converted on their maturity date into Base Rate Loans in an amount equal to the face amount of such Bankers' Acceptances.

                  (i) Rollover. The rollover of Bankers' Acceptances pursuant to Section 2.14(h) shall not constitute a repayment of any Borrowing or a new Revolving Loan.

                  (j) BA Equivalent Loans by Non BA Lenders. Whenever the Canadian Subsidiary requests a Canadian Revolving Loan under this Agreement by way of Bankers' Acceptances, each Non BA Lender shall, in lieu of accepting a Bankers' Acceptance, make a BA Equivalent Loan.

                  (k) Terms Applicable to Discount Notes. The term "Bankers' Acceptance" shall include Discount Notes and all terms of this Agreement applicable to Bankers' Acceptances shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. For greater certainty:

                           (i)      the term of a Discount Note shall be the
same as the Contract Period for Bankers' Acceptances accepted on the same date in respect of the same Revolving Loan;

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                           (ii)     an Acceptance Fee will be payable in respect
of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of a Bankers' Acceptance; and

                           (iii)    the Discount Rate applicable to a Discount
Note shall be the Discount Rate applicable to Bankers' Acceptances accepted on the same date, or maturity date in respect of rollovers, in respect of the same Revolving Loan.

                  (l) Prepayment of Bankers' Acceptances. Whenever the provisions of this Agreement state that the Canadian Subsidiary shall prepay the principal amount of Canadian Revolving Loans or any portion of the principal amount of Canadian Revolving Loans, and such Canadian Revolving Loans are by way of Bankers' Acceptances and not BA Equivalent Loans, such prepayment of such Canadian Revolving Loans shall mean that the Canadian Subsidiary shall deposit the face amount of each such Bankers' Acceptance into such interest-bearing account of the Canadian Administrative Agent as it shall specify. Such amounts shall be held by the Canadian Administrative Agent for payment of the Canadian Lender's obligations in respect of such Bankers' Acceptances on the applicable maturity date(s). The Canadian Subsidiary's obligations in respect of any such Bankers' Acceptances shall be satisfied by any such payment and any interest earned on such amounts shall be paid to the Canadian Subsidiary.

                  (m) Rounding. The Canadian Administrative Agent is authorized by the Canadian Subsidiary and each Canadian Lender to allocate among the Canadian Lenders the Bankers' Acceptances to be issued in such manner and amounts as the Canadian Administrative Agent may, in its sole and unfettered discretion acting reasonably, consider necessary, rounding a Canadian Lender's allocation up or down, so as to ensure that no Canadian Lender is required to accept a Bankers' Acceptance for a fraction of Cdn. $100,000, and in such event, the respective Lenders' Pro Rata Share of any such Bankers' Acceptances and repayments thereof shall be altered accordingly. Further, the Canadian Administrative Agent is authorized by the Canadian Subsidiary and each Canadian Lender to cause the proportionate share of one or more Lenders' Canadian Commitments to be exceeded by not more than Cdn. $100,000 each as a result of such allocations; provided that (a) the Canadian Outstandings shall not thereby exceed the amount of the Canadian Commitment and (b) no Canadian Lender shall be required to make available an amount greater than its Pro Rata Share of the Canadian Commitment.

         Section 2.15 Special Provisions Applicable to Lenders Upon the Occurrence of a Sharing Event.

                  (a) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Offshore Currency Loans, all Letter of Credit Advances in respect of Letters of Credit issued for any Borrower's account owed in an Offshore Currency and all payments or disbursements made by a Canadian Lender under any Bankers' Acceptance or BA Equivalent Loan issued by it (each such amount so paid until reimbursed, an "Unreimbursed Payment") in respect of

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Bankers' Acceptances or BA Equivalent Loans issued for the Canadian Subsidiary's account owed in Canadian Dollars, shall be automatically converted into Loans of the respective Tranche maintained in, Letter of Credit Advances of the respective Tranche owing in, or Unreimbursed Payments owing in, U.S. Dollars (in an amount equal to the Equivalent Amount of the aggregate principal amount of the respective Offshore Currency Loans, Letter of Credit Advances or
Unreimbursed Payments on the date such Sharing Event first occurred, which Offshore Currency Loans, Letter of Credit Advances and Unreimbursed Payments (i) shall continue to be owed by the Borrowers, as the case may be, (ii) shall at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Offshore Currency Loans, Letter of Credit Advances and Unreimbursed Payments shall be immediately due and payable in U.S. Dollars, taking the Equivalent Amount of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion of Offshore Currency Loans, Letter of Credit Advances or Unreimbursed Payments to Base Rate Loans as provided above in this Section 2.15(a) shall be deemed to constitute, for purposes of Article 11, a prepayment of Loans before the last day of any Interest Period relating thereto.

                  (b)      On the date of the occurrence of any Sharing Event,
(i) if any Swing Line Loans are outstanding, a Multi-Currency Revolving Loan shall be made by the respective Multi-Currency Lenders in accordance with the provisions of Section 2.3(e)(i), and (ii) if there have been any drawings pursuant to Letters of Credit that have not yet been reimbursed to the Appropriate Issuing Bank pursuant to Section 2.11, the Multi-Currency Lenders and the Canadian Lenders shall make payments to the Appropriate Issuing Bank therefor in accordance with the requirements of Section 2.11(c)(ii) or Section 2.11(c)(iii), as applicable. Each Multi-Currency Lender or Canadian Lender, as applicable, that is required to make payments pursuant to the immediately preceding sentence shall be obligated to do so in accordance with the terms of this Agreement. For purposes of making calculations pursuant to the following provisions of this Section 2.15, such payments shall be deemed to have been made on the date of the occurrence of the Sharing Event, before making such calculations. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any Multi-Currency Lender or Canadian Lender, as applicable, that has failed, or fails, to make any payments required to be made by it as described in this clause (b) (and/or the other relevant Sections of this Agreement) shall remain obligated to make such payments, together with interest thereon, and shall be obligated to the Swing-Line Lender or the Appropriate Issuing Bank, as the case may be, for any damages caused by its delay or failure in making any payments required to be made by it as described above.

                  (c) On the date of the occurrence of a Sharing Event, the following actions shall be required to occur: (i) the participations of the Multi-Currency Lenders and the Canadian Lenders in all then outstanding Letters of Credit shall be automatically adjusted so that each Multi-Currency Lender and each Canadian Lender shall participate

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in each outstanding Letter of Credit (whether such Letter of Credit is issued under the Multi-Currency Facility or under the Canadian Facility) in accordance with such Lender's Pro Rata Share of the Multi-Currency Facility and Canadian Facility, as applicable, (ii) the participations of the Canadian Lenders in all then outstanding Bankers' Acceptances or BA Equivalent Loans shall be automatically adjusted so that each Multi-Currency Lender and each Canadian Lender shall participate in each outstanding Bankers' Acceptance or BA Equivalent Loan in accordance with such Lenders' Pro Rata Share of the Multi-Currency Facility and Canadian Facility, as applicable, (iii) if the outstanding principal of all then outstanding Revolving Loans, and Letter of Credit Advances and Unreimbursed Payments theretofore paid, and owing to, the respective Multi-Currency Lenders and Canadian Lenders, as applicable (after giving effect to the conversions and events required by Section 2.15(a)), is less than any Multi-Currency Lender's or Canadian Lender's Pro Rata Share of the outstanding principal amount of all Revolving Loans and the aggregate amount of all Letter of Credit Advances and Unreimbursed Payments at such time, then such Lender shall purchase, for cash in U.S. Dollars, participations from the Multi-Currency Lenders or Canadian Lenders, as applicable, in their outstanding Revolving Loans, Letter of Credit Advances and/or Unreimbursed Payments so that, after giving effect to such purchases by all Multi-Currency Lenders and Canadian Lenders that are in such position, each Multi-Currency Lender and each Canadian Lender shall have the same credit exposure (with respect to Revolving Loans, Letter of Credit Advances and Unreimbursed Payments), in accordance with its Pro Rata Share (before giving effect to any termination or reduction thereof at or prior to the occurrence of the respective Sharing Event), as each other Lender. Any payments made after the date of the respective Sharing Event pursuant to the preceding sentence shall be required to be accompanied by payments of interest (which shall be distributed by the Administrative Agent to the respective Multi-Currency Lender(s), Canadian Lender(s) entitled to receive the respective cash payments) at the greater of the Federal Funds Rate or such rate as may be determined by the Administrative Agent in accordance with banking industry practice on interbank compensation. The foregoing purchases shall be accomplished through purchases and sales of participations in the relevant obligations as required above, and each Multi-Currency Lender and each Canadian Lender hereby agrees, at the request of the Administrative Agent, to enter into customary participation agreements approved by the Administrative Agent to effect the foregoing. All purchases of sales of participating interests pursuant to this Section 2.15(c) shall be made in U.S. Dollars. Promptly following the occurrence of a Sharing Event, the Administrative Agent shall notify each Multi-Currency Lender and each Canadian Lender and shall specify the amount of U.S. Dollars required from each Multi-Currency Lender and each Canadian Lender to effect the purchases and sales by the various Multi-Currency Lenders and Canadian Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period for the most recent payment date through the date of the Sharing Event plus any additional amounts payable by the Borrowers pursuant to Article 11 in respect of such accrued and unpaid interest). Promptly upon receipt of such request, each Multi-Currency Lender and each Canadian Lender required to purchase participations as specified above shall deliver

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to the Administrative Agent (in immediately available funds) U.S. Dollars in the amounts specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various Multi-Currency Lenders and Canadian Lenders who are selling participations in such amounts as are needed to effect the purchases of participations as provided above. Promptly following receipt thereof, each Multi-Currency Lender and each Canadian Lender that had sold participations as provided above (through the Administrative
Agent) will deliver to each Multi-Currency Lender and each Canadian Lender (through the Administrative Agent) that so purchased a participating interest in its Loans, Letter of Credit Advances or Unreimbursed Payments a participation certificate dated the date of such purchase and in such amounts.

                  (d) In the event that upon the occurrence of a Sharing Event any Letter of Credit shall be outstanding and undrawn in whole or in part, or there shall exist any Bankers' Acceptances or BA Equivalent Loans representing credit exposure for events that have not then occurred, each Multi-Currency Lender and each Canadian Lender shall on the date of the occurrence of such Sharing Event, and after giving effect to the purchases and sales of participations on such date pursuant to preceding Section 2.15(c), but before giving effect to the purchases and sales of participations on such date pursuant to Section 2.15(e), promptly pay over to the Administrative Agent, in immediately available funds in the currency in which such Letter of Credit is, or Bankers' Acceptances or BA Equivalent Loans are, denominated, an amount equal to such Multi-Currency Lender's or Canadian Lender's Pro Rata Share of such undrawn face amount or Bankers' Acceptance or BA Equivalent Loans, as applicable, together with interest thereon (denominated in the relevant currency) from the date of the Sharing Event to the date on which such amount shall be paid to the Administrative Agent at a rate per annum equal to that rate determined by the Administrative Agent in accordance with banking industry rules or practice on interbank compensation. The Administrative Agent shall establish a separate account or accounts for each Multi-Currency Lender and each Canadian Lender in an amount equal to the amount received from such Multi-Currency Lender and Canadian Lender pursuant to the preceding sentence. The Administrative Agent shall have sole dominion and control over each such account (each, a "Special Reserve Account"), and the amounts deposited in each Special Reserve Account shall be held in such Special Reserve Account until withdrawn as provided in clause (f), (g) or (h) below in this Section 2.15. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Special Reserve Accounts. As amounts are drawn under outstanding Letters of Credit or Bankers' Acceptances or BA Equivalent Loans in respect of which amounts have been paid into the various Special Reserve Accounts pursuant to this Section 2.15(d), amounts shall be drawn ratably from the Special Reserve Accounts of the various Multi-Currency Lenders and Canadian Lenders (in accordance with their Pro Rata Share) to pay such amounts. The amounts paid to the Administrative Agent pursuant to this clause (d) shall be held as a reserve against the outstanding Letter of Credit and/or Bankers' Acceptances or BA Equivalent Loans, as the case may be, shall not constitute Loans or extensions of credit to any Borrower and shall not give rise to any obligation on the part of any Borrower to pay

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interest to any Lender, it being agreed that the Borrowers' reimbursement obligations (x) in respect of Letters of Credit shall arise only at such times as drawings or payments are made thereunder as provided in Section 2.11 and (y) in respect of Bankers' Acceptances or BA Equivalent Loans shall arise only at such times as drawings or payments are made thereunder as provided in Section 2.14.

                  (e) Upon the occurrence of a Sharing Event, but after giving effect to the actions required to be taken pursuant to preceding clause
(a) through (d) (although any failure by any Lender to take the actions required of it pursuant to said clauses shall not prevent the exchanges required hereby, but the respective Lender shall continue to be obligated to perform its obligations as required above and the Administrative Agent shall be authorized to make any equitable adjustments as may be deemed necessary or desirable pursuant to following clause (i) of this Section 2.15), the Lenders shall automatically and without further action be deemed to have exchanged interests in the respective Tranches (including, in the case of the Multi-Currency Commitment, interests in each outstanding Letter of Credit and each Letter of Credit Advance, and, in the case of the Canadian Commitment, each outstanding Letter of Credit, each Letter of Credit Advance, each Bank Guaranty or BA Equivalent Loans and each Unreimbursed Payment) such that, in lieu of the interests of each Lender in each Tranche, such Lender shall hold an interest in all Tranches at such time (including, (v) in the case of the Multi-currency Commitment, an interest in all of the Multi-Currency Outstandings, (w) in the case of the Canadian Commitment, an interest in all of the Canadian Outstandings, (x) in the case of the US Term Loan, an interest in the outstanding amount US Term Loan, (y) in the case of the Euro Term Loan, an interest in the outstanding amount of Euro Term Loan, and (z) each Special Reserve Account established pursuant to Section 2.15(d) and all amounts deposited therein from time to time or to be returned to the Lenders in accordance with the provisions of Section 2.15(g)), whether or not such Lender shall previously have participated therein, equal to such Lender's Exchange Percentage thereof. The foregoing exchanges shall be accomplished automatically pursuant to this Section 2.15(e) through purchases and sales of participations in the various Tranches as required hereby, although at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence same. All purchases and sales of participating interests pursuant to this Section 2.15(e) shall be made in U.S. Dollars. At the request of the Administrative Agent, each Lender that has sold participations in any of its Tranches and/or Special Reserve Accounts as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) that has so purchased a participating interest therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

                  (f) In the event that after the occurrence of a Sharing Event any drawing or payment shall be made in respect of a Letter of Credit or Bank Guaranty or

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BA Equivalent Loan, the Administrative Agent shall, at the request of the
Appropriate Issuing Bank or Canadian Lender, withdraw from the Special Reserve Account of each of the Lenders (in accordance with each Multi-Currency Lender's and each Canadian Lender's Pro Rata Share) any amounts, up to the amount of such drawing or payment, deposited in the respective Special Reserve Account and remaining on deposit and deliver such amounts to such Appropriate Issuing Bank or Canadian Lender, as the case may be, in satisfaction of the reimbursement obligations of the various Lenders under Section 2.11 or 2.14, as the case may be (but not of the applicable Borrower under this Agreement). In the event that any Multi-Currency Lender or any Canadian Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit or Bankers' Acceptance or BA Equivalent Loans as provided in Section 2.15(d), the respective Appropriate Issuing Bank or Canadian Lender shall, in the event of a drawing or payment thereunder, have a claim against such Multi-Currency Lender or such Canadian Lender to the same extent as if such Multi-Currency Lender or such Canadian Lender had defaulted on its obligations under Section 2.11 or 2.14, as the case may be, but shall have no claim against any other Multi-Currency Lender or Canadian Lender, notwithstanding the exchange of interests in the applicable Borrower's reimbursement obligations pursuant to
Section 2.15(e). Each other Multi-Currency Lender and Canadian Lender shall have a claim against such defaulting Multi-Currency Lender or each Canadian Lender for any damages sustained by it as a result of such default.

                  (g) In the event that after the occurrence of a Sharing Event any Letter of Credit or Bankers' Acceptance or BA Equivalent Loan shall terminate or expire undrawn or unpaid upon, then, if and so long as the Administrative Agent determines (in its reasonable discretion) that adequate funds remain on deposit in the Special Reserve Accounts of the various Multi-Currency Lenders and Canadian Lenders to fund (without giving effect to the purchases of participation pursuant to Section 2.15(e)) all remaining drawings or payments that could come due in respect of outstanding Letters of Credit and/or Bankers' Acceptances or BA Equivalent Loans, the Administrative Agent shall withdraw from the Special Reserve Account of each Multi-Currency Lender and each Canadian Lender the amount remaining on deposit therein in respect of such Letter of Credit or Bankers' Acceptance or BA Equivalent Loan (or in any case, such lesser amount as the Administrative Agent reasonably determines can be distributed without causing the amount on deposit from the various Multi-Currency Lenders and Canadian Lenders to be less than the remaining exposure on outstanding Letters of Credit and Bankers' Acceptances or BA Equivalent Loans) and distribute such amount to such Multi-Currency Lender and such Canadian Lender, provided that, if such amount is not denominated in U.S. Dollars, the Administrative Agent shall distribute to each such Lender the Equivalent Amount of such amount. All amounts received by any Multi-Currency Lender or any Canadian Lender pursuant to this clause (g) shall, to the extent it has sold participations therein in accordance with the requirements of
Section 2.15(e), be distributed by it to the various participants therein in accordance with their participating interests.

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                  (h)      Pending the withdrawal of any amounts from its
Special Reserve Account as contemplated above in this Section 2.15, the Administrative Agent may, and shall, at the direction of the Required Lenders and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash Equivalents.

                  (i) All determinations by the Administrative Agent pursuant to this Section 2.15 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Tranches hereunder in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Borrowers and each of the Lenders. The Administrative Agent shall have no liability to any Borrower or Lender hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  (j)      Upon, and after, the occurrence of a Sharing Event
(i) no further Borrowings shall be made or occur, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Offshore Currency Loans (including, without limitation, any interest and other amounts that were accrued but unpaid on the date of such Sharing Event) shall be payable in U.S. Dollars (taking the Equivalent Amounts of all such amounts on the date of the occurrence of the respective Sharing Event, with all calculations for periods after the Sharing Event being made as if the respective such Offshore Currency Loan had originally been made in U.S. Dollars) and shall be distributed by the Administrative Agent for the account of the Lenders which made such Offshore Currency Loans or are participating therein and
(iii) all Multi-Currency Commitments and Canadian Commitments of all the Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any extensions of credit upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

                  (k) If any amount required to be paid by any Lender pursuant to this Section 2.15 is not paid to the Administrative Agent on the date upon which the Sharing Event occurred, such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is three hundred sixty
(360). A certificate of the Administrative Agent submitted to any Lender with respect to

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any amounts payable under this Section 2.15 shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 2.15 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

                  (l) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this
Section 2.15, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

                  (m) Each Lender's obligation to purchase participating interests pursuant to this Section 2.15 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Loan Party or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person, (iv) any breach of this Agreement by any Borrower, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (n) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (i) each Lender which has purchased such participations shall be entitled to receive from the relevant Borrower any increased costs and indemnities (including, without limitation, pursuant to Sections 2.11, 2.12, 11.1 and 11.4) directly from such Borrower to the same extent as if it were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 10.7 or Section 11.5 and (ii) each Lender that has sold such participations shall be entitled to receive from the relevant Borrower indemnification from and against any and all taxes imposed as a result of the sale of the participations pursuant to this Section 2.15. Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 2.15, increased Taxes may be owing by it pursuant to Section 11.4, which Taxes shall be paid (to the extent provided in Section 11.4) by the respective Borrower or

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Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this
Section 2.15.

         Section 2.16 Termination of Agreement. Notwithstanding any other provision contained herein to the contrary, in the event the Acquisition is not consummated on or before April 30, 2004, this Agreement and all terms and conditions herein (excluding the Borrowers' obligations pursuant to Section 2.7(e)) shall automatically terminate as of such date and thereafter the Lenders shall no obligations hereunder. Notwithstanding the foregoing, the indemnification obligations set forth in Section 9.6 and Section 10.4 of this Agreement shall survive the termination of this Agreement.

                                   ARTICLE 3.
                              CONDITIONS PRECEDENT

         Section 3.1 Conditions Precedent to Agreement Date. The Agreement shall be effective, as of the Agreement Date, upon the satisfaction of the following the conditions precedent:

                  (a) The Administrative Agent shall have received satisfactory evidence that the Obligations under this Agreement and the Loan Documents shall have a rating equivalent to at least "BB" (or the then equivalent grade) by S&P or "Ba2" (or the then equivalent grade) by Moody's as of the Agreement Date;

                  (b) The Administrative Agent shall be satisfied that no default exists under any Material Contract or material Indebtedness of any Loan Party (including the Existing Capital Market Transactions) and that the Acquisition and the transactions contemplated herein shall not result in any such default;

                  (c) The Administrative Agent shall have received (i) audited Consolidated financial statements for AGCO and its Subsidiaries as at December 31, 2002 and for the fiscal year then ended, meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended and (ii) unaudited Consolidated financial statements (which have been reviewed by the independent accountants for the Company as provided in Statement on Accounting Standards No. 71) of AGCO and its Subsidiaries as at June 30, 2003 and for the fiscal quarters ended after December 31, 2002 (together with a comparison to the unaudited Consolidated financial statements of AGCO and its Subsidiaries for the first two fiscal quarters in the fiscal year ended December 31, 2002), and all such financial statements shall be in form and substance satisfactory to Administrative Agent;

                  (d) The Administrative Agent shall have completed a due diligence investigation of Target and its Subsidiaries in such scope as may be reasonably required by the Administrative Agent, and a due diligence investigation of AGCO and its Subsidiaries in scope (to include, without limitation, an investigation of (i) legal, regulatory, tax, labor, environmental, insurance and pension matters and liabilities, actual

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or contingent and including product liability matters, (ii) material properties, contracts, leases and debt agreements, and (iii) pending and threatened litigation), and the results of each such investigation shall be reasonably satisfactory to the Administrative Agent;

                  (e) The Administrative Agent shall have received detailed projections for fiscal years 2003 through 2008, prepared by officers of AGCO, in form and substance satisfactory to the Administrative Agent;

                  (f) There shall not have occurred any event, development or circumstance since December 31, 2002 (except as otherwise indicated) that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting (i) the condition (financial or otherwise), results of operation, assets, liabilities, management, value or prospects of AGCO, Target and their respective Subsidiaries, taken as a whole, after giving effect to the Acquisition; (ii) the condition (financial or otherwise), results of operation, assets, liabilities, management, value or prospects of Target and its Subsidiaries, since June 30, 2003, (iii) the Acquisition, (iv) the ability of the Borrowers to repay or to refinance the credit to be extended under this Agreement, (v) the validity or enforceability of any of the Loan Documents; or (vi) that calls into question in any material respect the projections delivered to the Administrative Agent prior to the Agreement Date or any material assumption on which such projections were prepared;

                  (g) The Administrative Agent shall have received updated appraisal valuations of the "Fendt" trademark property of AGCO and its Subsidiaries prepared by appraisers satisfactory to Administrative Agent, in form and substance satisfactory to Administrative Agent and prepared by appraisers reasonably satisfactory to Administrative Agent;

                  (h) There shall exist no action, suit, investigation, litigation or proceeding affecting AGCO, Target or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that could have a Material Adverse Effect on AGCO or any Loan Party or purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or any L/C Related Document;

                  (i) The Administrative Agent shall be satisfied with the terms and conditions of the Acquisition and the corporate, tax, and ownership structure of AGCO and its Subsidiaries, giving effect to the Acquisition on a pro forma basis; and

                  (j) The Administrative Agent shall have received, on or before the Agreement Date, the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

                           (i)      This Agreement, duly executed and delivered
by the Borrowers, the Lenders and the Agents;

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

                           (ii)     The Fee Letter, duly executed and delivered
by the Borrowers;

                           (iii)    Certified copies of the resolutions of the
Board of Directors of each Borrower approving the execution and delivery of this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement;

                           (iv)     A copy of the charter of each Borrower and
each amendment thereto, certified (as of a date reasonably near the Agreement
Date), if appropriate in the jurisdiction where such Subsidiary is organized, by an appropriate governmental official as being a true and correct copy thereof;

                           (v)      For AGCO, a copy of a certificate of the
Secretary of State of the State of Delaware, dated reasonably near the Agreement Date, listing the charter of AGCO and each amendment thereto on file in his/her office and certifying that (x) such amendments are the only amendments to AGCO's charter on file in his/her office; (y) AGCO has paid all franchise taxes to the date of such certificate; and (z) AGCO is duly incorporated and in good standing or presently subsisting under the laws of the State of Delaware;

                           (vi)     A certificate of each Borrower, signed on
behalf of such Person by its President or a Vice President and its Secretary or any Assistant Secretary, or by other appropriate officers of it, dated the Agreement Date (the statements made in such certificate shall be true on and as of the Agreement Date), certifying as to (x) the absence of any amendments to the charter of such Person since the date of the certificate referred to in clause (iv) above, as applicable; (y) a true and correct copy of the bylaws of such Borrower as in effect on the Agreement Date; and (z) the due incorporation and good standing of such Borrower as a corporation organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Person;

                           (vii)    A certificate of the Secretary or an
Assistant Secretary or other appropriate officer of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement or the other Loan Documents to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

                           (viii)   Such financial, business and other
information regarding each Loan Party and Target as the Lenders shall have requested, including without limitation information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA, collective bargaining agreements and other arrangements with employees, annual consolidated financial statements dated December 31, 2002, of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively;

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

                           (ix)     A letter, in form and substance satisfactory
to the Administrative Agent, from AGCO to KPMG, its independent certified public accountants, advising such accountants that the Administrative Agent and the Canadian Administrative Agent have been authorized to exercise all rights of AGCO to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to AGCO and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or the Canadian Administrative Agent for such information, and also advising such accountants that the Lenders have relied and will rely upon the financial statements of AGCO and its Subsidiaries examined by such accountants in determining whether to enter into, or to take action or refrain from taking action under, the Loan Documents;

                           (x)      Schedule C-1, Schedule G-1, Schedule P-1,
Schedule P-2, Schedule 4.1(b), Schedule 4.1(e), Schedule 4.1(i), Schedule 4.1(l), Schedule 4.1(n), Schedule 4.1(o), Schedule 4.1(p), Schedule 4.1(s),
Schedule 4.1(t), Schedule 4.1(u), Schedule 4.1(v) and Schedule 5.19 to this Agreement; and

                           (xi)     Such other approvals, opinions or documents
as any Lender may reasonably request.

         Section 3.2 Conditions Precedent to Initial Funding Date. The obligation of each Lender to make a Loan on the Initial Funding Date and the obligation of any Issuing Bank to issue the initial Letters of Credit, or the obligation of any Canadian Lender to issue the initial Bankers' Acceptances is subject to the following conditions precedent:

                  (a) The Lenders shall be satisfied that, in connection with the initial Borrowing hereunder, simultaneously with such initial Borrowing, all amounts owing under the Existing Credit Agreement shall have been paid in full and all commitments to lend thereunder shall be terminated;

                  (b) The Administrative Agent shall be satisfied that no default exists under any Material Contract or material Indebtedness of any Loan Party (including the Existing Capital Market Transactions) and that the Acquisition and the transactions contemplated herein shall not result in any such default;

                  (c) There shall not have occurred any event, development or circumstance since the Agreement Date (except as otherwise indicated) that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting (i) the condition (financial or otherwise), results of operation, assets, liabilities, management, value or prospects of AGCO, Target and their respective Subsidiaries, taken as a whole, after giving effect to the Acquisition; (ii) the condition (financial or otherwise), results of operation, assets, liabilities, management, value or prospects of Target and its Subsidiaries, since June 30, 2003, (iii) the Acquisition, (iv) the ability of the Borrowers to repay or to refinance the credit to be extended under this Agreement, (v) the validity or enforceability of any of the Loan Documents; (vi) the

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validity, enforceability, perfection or priority of the Liens granted under the
Security Documents, or (vii) that calls into question in any material respect the projections delivered to the Administrative Agent prior to the Agreement Date or any material assumption on which such projections were prepared;

                  (d) There shall exist no action, suit, investigation, litigation or proceeding affecting AGCO, Target or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that could have a Material Adverse Effect on the Acquisition or the validity, enforceability, perfection or priority of the security interests intended to be created by any Security Document;

                  (e) All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Acquisition, the transactions contemplated by this Agreement, and the continuing operations of AGCO and its Subsidiaries shall have been received and be in full force and effect (including any consents required by the providers of the US Securitization), and all applicable waiting periods shall have expired without any action being taken or threatened by an competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition, the transactions contemplated by this Agreement or the Loan Documents or the continuing operations of AGCO, Target and their respective Subsidiaries;

                  (f) The Administrative Agent shall have received (i) audited Consolidated financial statements for Target and its Subsidiaries as at December 31, 2002 and for the fiscal year then ended, meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended and (ii) unaudited Consolidated financial statements for Target and its Subsidiaries as at December 31, 2002 and for the fiscal year then ended, and (iii) unaudited Consolidated financial statements of Target and its Subsidiaries as at June 30, 2003, and for the fiscal quarters ended after December 31, 2002 (together with a comparison to the unaudited Consolidated financial statements of Target and its Subsidiaries for the first two fiscal quarters in the fiscal year ended December 31, 2002), and all such financial statements shall be in form and substance satisfactory to Administrative Agent;

                  (g) The Administrative Agent shall have received unaudited Consolidated financial statements for AGCO and its Subsidiaries as at the last day of the quarter immediately preceding the Acquisition, and for the four (4) fiscal quarter period then ended (together with a comparison to the unaudited Consolidated financial statements of AGCO and its Subsidiaries for the four (4) fiscal quarter period immediately preceding the twelve month period ended as of the last day of the month immediately preceding the Acquisition), and such financial statements shall be in form and substance satisfactory to the Administrative Agent;

                  (h) The Administrative Agent shall have received unaudited Consolidated financial statements for Target and its Subsidiaries as at the last day of the quarter immediately preceding the Acquisition, and for the four (4) fiscal quarter period

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

then ended (together with a comparison to the unaudited Consolidated financial statements of Target and its Subsidiaries for the four (4) fiscal quarter period immediately preceding the four (4) fiscal quarter period ended as of the last day of the quarter immediately preceding the Acquisition), and such financial statements shall be in form and substance satisfactory to the Administrative Agent;

                  (i) The Administrative Agent shall have received (i) pro forma financial statements for AGCO and its Subsidiaries as at the last day of the quarter immediately preceding the Acquisition and for the four (4) fiscal quarter period then ended, and such pro forma financial statements shall be in form and substance satisfactory to Administrative Agent;

                  (j) The Administrative Agent shall have received the results of a recent lien search in each relevant jurisdiction with respect to AGCO and its Subsidiaries (including Target), and such search shall reveal no Liens on any of the assets of AGCO or any of its Subsidiaries except for Permitted Liens or Liens to be discharged on or prior to the Initial Funding Date pursuant to documentation reasonably satisfactory to the Administrative Agent;

                  (k) The Administrative Agent shall have received copies of the duly executed Applicable Capital Market Transaction Documents, in form and substance reasonably satisfactory to the Administrative Agent;

                  (l) The Administrative Agent shall have received evidence that the New Capital Market Transactions necessary for the consummation of the Acquisition shall have been consummated and the Administrative Agent shall have received evidence that AGCO has received the Net Cash Proceeds of such transactions;

                  (m) The Administrative Agent shall have received evidence that, upon the making of the initial Loans hereunder, all of the conditions precedent for the consummation of the Acquisition shall have been satisfied and that the Acquisition shall be consummated and AGCO and its Subsidiaries shall have completed their corporate reorganization pursuant to the organizational charts provided to the Administrative Agent prior to the Initial Funding Date (other than the formation of Fendt Immobilien KG);

                  (n) Administrative Agent shall have received a duly executed Borrowing Base Certificate, dated as of the last day of the month preceding the Initial Funding Date;

                  (o) The Administrative Agent shall have received copies of phase-I environmental reports and a real estate survey, to the extent such reports and surveys exist as of the Initial Funding Date, with respect to each parcel of Real Property owned by AGCO, Target and their respective Subsidiaries in the United States, Canada or Finland, including copies of any such environmental reports received by AGCO in connection with the Acquisition or any prior acquisitions by AGCO; the environmental

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consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be reasonably acceptable to the Administrative Agent;

                  (p) The Administrative Agent shall be satisfied that (i) Acquisition shall have been consummated in compliance with Applicable Law and agreements applicable thereto and pursuant to the terms and conditions approved by the Administrative Agent prior to the Agreement Date, and no provision thereof shall have been waived, amended, supplemented or otherwise modified without the consent of the Administrative Agent, which consent shall not be unreasonably withheld (provided that any amendment shall not require the consent of the Administrative Agent to the extent that such amendment extends the date for closing under the Asset Purchase Agreement), and (ii) the proceeds from the initial Loans under this Agreement, together with the Net Cash Proceeds received by AGCO and its Subsidiaries from the New Capital Market Transaction shall be sufficient to fund the required consideration with respect to the Acquisition, to repay the obligations under the Existing Credit Agreement, and to pay all costs, expenses and other liabilities of AGCO and its Subsidiaries with respect to the foregoing and this Agreement;

                  (q) The Administrative Agent shall have received on or before the Initial Funding Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified), unless in the case of non-material certificates and other documents required to be delivered pursuant to any of clauses (iv), (v), (viii) or (xiv) below, the Administrative Agent shall have agreed, in its sole discretion, to allow the delivery of such items after the Initial Funding Date pursuant to the Post-Closing Letter:

                           (i)      Certified copies of the resolutions of the
Board of Directors of each Borrower and each other Loan Party approving the Acquisition, each other Loan Document and each L/C Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document and each L/C Related Document;

                           (ii)     A copy of the charter of each Loan Party
(other than the Borrowers) and each amendment thereto, certified (as of a date reasonably near the Initial Funding Date), if appropriate in the jurisdiction where such Subsidiary is organized, by an appropriate governmental official as being a true and correct copy thereof;

                           (iii)    For AGCO and each other Loan Party other
than a Foreign Subsidiary, a copy of a certificate of the Secretary of State of the state of organization of such Person, dated reasonably near the Initial Funding Date, listing the charter of such Person and each amendment thereto on file in his office and certifying that (x) such amendments are the only amendments to such Person's charter on file in his office; (y) such Person has paid all franchise taxes to the date of such certificate; and (z) such

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Person is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of organization;

                           (iv)     A certificate of each Borrower and each
other Loan Party, signed on behalf of such Person by its President or a Vice President and its Secretary or any Assistant Secretary, or by other appropriate officers of it, dated the Initial Funding Date (the statements made in such certificate shall be true on and as of the Initial Funding Date), certifying as to (w) the absence of any amendments to the charter of such Person since the date of the certificate referred to in Section 3.1(j)(vi), with respect to the Borrowers, clause (iv) above, with respect to all other Loan Parties; (x), with respect to the Loan Parties other than the Borrowers, a true and correct copy of the bylaws of such Loan Party as in effect on the Initial Funding Date; (y) with respect to the Borrowers, the absence of any amendments to the bylaws of such Borrower since the date of the certificate delivered pursuant to Section 3.1(j)(vi), and (z) the due incorporation and (if such Person is not a Foreign Subsidiary) good standing of such Person as a corporation organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Person;

                           (v)      A certificate of the Secretary or an
Assistant Secretary or other appropriate officer of each other Loan Party (other than the Borrowers) certifying the names and true signatures of the officers of such Person authorized to sign this Agreement and each other Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

                           (vi)     Each of the Security Documents duly executed
by each Person party thereto (other than the Pledge Agreement from AGCO France S.A. pledging the shares of Valtra Tracteurs France SAS, which will be delivered immediately after the initial Borrowing on the Initial Funding Date), together with original certificates and powers for any Stock pledged thereunder and all other perfection documents needed to duly perfect all Liens granted thereunder (including, where relevant, Uniform Commercial Code financing statements), and evidence that the Liens granted under the Security Documents will, as of the filing of such perfection documents, constitute first priority perfected Liens (subject to Permitted Liens) on the Collateral;

                           (vii)    Each of the Guaranty Agreements duly
executed by each Person specified on Schedule G-1 (other than the Guaranty Agreement from Valtra Tracteurs France SAS which will be delivered immediately after the initial Borrowing on the Initial Funding Date), each such Guaranty Agreement to be in form and substance satisfactory to the Administrative Agent, and guaranteeing the obligations specified in such Schedule;

                           (viii)   An updated Schedule 4.1(b), Schedule 4.1(o),
Schedule 4.1(p), Schedule 4.1(s) and Schedule 4.1(t) after giving effect to the consummation of the Acquisition;

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                           (ix)     Each of the Schedules to this Agreement not
otherwise delivered to the Administrative Agent on or prior to the Agreement
Date;

                           (x)      Each of the Real Property Documents
requested by the Administrative Agent for the Real Property Collateral owned by a U.S. Loan Party and listed on Schedule 5.19, in form and substance satisfactory to the Administrative Agent;

                           (xi)     A favorable opinion of (A) Troutman Sanders
LLP, counsel to the Loan Parties, (B) general counsel of AGCO, (C) counsel to AGCO in connection with the Acquisition, (D) Brazilian counsel to the Loan Parties, (E) Canadian counsel to the Loan Parties, (F) Dutch counsel to the Loan Parties, (G) Finnish counsel to the Loan Parties, (H) French Counsel to the Loan Parties, (I) German counsel to the Loan Parties, and (J) United Kingdom counsel to the Loan Parties;

                           (xii)    A notice executed by AGCO addressed to each
of the Existing 2006 Note Trustee, the Existing 2008 Note Trustee and the Convertible Note Trustee stating that this Agreement and the Loan Documents are the "Bank Credit Agreement" under the Existing 2006 Note Documents, the Existing 2008 Note Documents and the Convertible Note Documents, respectively;

                           (xiii)   A duly executed Securitization Intercreditor
Agreement; and

                           (xiv)    Such other approvals, opinions or documents
(including, without limitation, the executed Contribution Agreement) as the Administrative Agent may reasonably request.

                  (r) AGCO shall have paid all fees and expenses of the Agents and Lenders that are due and payable on the Initial Funding Date.

         Section 3.3 Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make a Loan (including the initial Loan but other than a Letter of Credit Advance), and the right of any Borrower to request the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance, the following statements shall be true and any Notice of Borrowing delivered to the Appropriate Agent hereunder shall certify that, as of the date of the Borrowing requested thereunder:

                  (a) the representations and warranties contained in each Loan Document will be correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, and request for the issuance of a Letter of Credit delivered to the Appropriate Issuing Bank hereunder other than as permitted by Section 4.2;

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                  (b)      no event shall have occurred and be continuing, or
would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes or would constitute a Default or Event of Default; and

                  (c) such Borrowing is permitted under Section 2.1(a), if such Borrowing is a Multi-Currency Borrowing, or Section 2.1(b), if such Borrowing is a Canadian Borrowing.

         Section 3.4 Determinations Under Section 3.1 and Section 3.2. For purposes of determining compliance with the conditions specified in Section 3.1 and Section 3.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Appropriate Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Appropriate Agent such Lender's ratable portion of such Borrowing.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Borrowers. In order to induce the Agents, the Lenders and the Issuing Banks to enter into this Agreement and to extend credit to each Borrower, each Borrower hereby agrees, represents, and warrants as follows:

                  (a) Organization; Power. (i) AGCO (x) is a corporation duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, (y) is duly qualified and in good standing (if applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect, and
(z) has all requisite power and authority and has all material licenses, authorizations, consents and approvals necessary to own or lease and operate its properties, to conduct its business as now being conducted and as proposed to be conducted and to enter into and carry out the terms of the Loan Documents to which it is a party; and (ii) each Restricted Subsidiary (other than a Dormant Subsidiary) of AGCO, (x) is a corporation, partnership or other legal entity duly organized or formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, (y) is duly qualified and in good standing (if applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (z) has all requisite power and authority and has all licenses, authorizations, consents and approvals necessary to own or lease and operate its properties, to conduct its business as

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

now being conducted and as proposed to be conducted and to enter into and carry out the terms of the Loan Documents to which it is a party other than such licenses, authorizations, consents and approvals, the failure of which would not reasonably be expected to have a Material Adverse Effect.

                  (b) Subsidiaries. Set forth on Part I of Schedule 4.1(b) is a complete and accurate list of all Subsidiaries of AGCO, as of the Agreement Date (or, upon delivery of the updated Schedule pursuant to Section 3.2(q)(viii), the Initial Funding Date) showing (as to each such Subsidiary) the jurisdiction of its incorporation or formation, the number of shares of each class of Stock authorized, and the number outstanding, on the Initial Funding Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by AGCO, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Initial Funding Date and whether it is a Restricted Subsidiary or a Dormant Subsidiary. Set forth on Part II of Schedule 4.1(b) is a complete and accurate list of each Material Subsidiary as of the Initial Funding Date. All of the outstanding Stock of all of the Subsidiaries of AGCO owned by AGCO or any of its Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by AGCO or one or more of its Subsidiaries free and clear of all Liens, except for Liens under the Security Documents.

                  (c) Joint Ventures. Set forth on Schedule 4.1(c) is a complete and accurate list of all joint ventures of AGCO and/or any of its Subsidiaries and any third Person as of the Initial Funding Date showing (as to each such joint venture) the other Person or Persons parties thereto, a brief description of the purpose thereof, and the percentage of the outstanding Stock or other equity interests of such joint venture owned on the Initial Funding Date by AGCO or any of its Subsidiaries and any outstanding options, warrants, rights of conversion or purchase and similar rights on the Initial Funding Date with respect thereto.

                  (d) Authorization; No Conflict. The execution, delivery and performance by each Loan Party of this Agreement each other Loan Document and each L/C Related Document to which it is or is to be a party and the other transactions contemplated hereby, are within such Loan Party's corporate or other similar powers, have been duly authorized by all necessary corporate or other similar action, and do not (i) contravene such Loan Party's charter or bylaws; (ii) violate any Applicable Law (including, without limitation, to the extent applicable, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and any similar statute); (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties (including the Material Contracts and the Applicable Capital Market Transaction Documents); or (iv) except for the Liens created under the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

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

No Loan Party or any of its Subsidiaries is in violation of any such Applicable Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

                  (e) No Authorizations Needed. Giving effect to the execution and delivery of the Security Documents and the making of the initial Loans hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, any other Loan Document or any L/C Related Document to which it is or is to be a party, or for the consummation of the transactions hereunder; or (ii) (A) the grant by any Loan Party of the Liens granted by it on the Initial Funding Date pursuant to the Security Documents; (B) the perfection or maintenance of the Liens created by the Security Documents (including the first-priority nature thereof, subject to any Permitted Liens); or (C) the exercise by any Agent of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.1(e), all of which have been duly obtained, taken, given or made as of the Initial Funding Date and are in full force and effect, and the filing or registration of the Security Documents and related financing statements or other notification filings necessary to perfect any Lien created thereby.

                  (f) Enforceability. This Agreement, each other Loan Document and each L/C Related Document have been (or, when delivered hereunder will have been), duly executed and delivered by each Loan Party thereto. This Agreement, each other Loan Document and each L/C Related Document have been (or, when delivered hereunder will be), the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity.

                  (g) Financial Statements. (i) The Consolidated balance sheets of AGCO and its Restricted Subsidiaries and of AGCO and its Subsidiaries, respectively, as at December 31, 2002 and the related Consolidated statements of income and cash flows of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively, for the fiscal year then ended, accompanied by an opinion of KPMG, independent public accountants, copies of which have been furnished to each Lender fairly present the consolidated financial condition of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively, as at such date and the consolidated results of the operations of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively, for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and since December 31, 2002, nothing has occurred that has resulted in a Material Adverse Effect.

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

                           (ii)     All pro forma Consolidated balance sheets,
statements of income and cash flows of AGCO and its Restricted Subsidiaries and of AGCO and its Subsidiaries, respectively, as at December 31, 2002 after giving effect to the Acquisition, copies of which have been furnished to each Lender, have been prepared in good faith based upon reasonable assumptions and in accordance with GAAP applied on a consistent basis.

                  (h) Projections; Other Information. The five (5) year projected Consolidated balance sheets and income statements of AGCO and its Restricted Subsidiaries delivered to the Administrative Agent pursuant to
Section 3.1(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such projected financial statements, and represented, at the time of delivery, AGCO's reasonable estimate of its future financial performance. No information, exhibit or report furnished by any Loan Party to either Agent or any Lender in connection with the negotiation of the Loan Documents or any transaction contemplated herein or therein or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (i) Litigation. There is no action, suit, investigation, litigation or proceeding affecting AGCO or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator, involving an amount in controversy in excess of U.S. $5,000,000, except for (i) matters in which AGCO or its Subsidiary is the plaintiff, (ii) matters disclosed on Schedule 4.1(i) hereto, and (iii) matters arising after the Agreement Date that could not reasonably be expected to have a Material Adverse Effect. No such matter disclosed on Schedule 4.1(i) purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or any L/C Related Document or the consummation of the transactions contemplated thereby or hereby, or is reasonably likely to have a Material Adverse Effect.

                  (j) Use of Proceeds. None of the Borrowers will, directly or indirectly, use any of the proceeds of any Borrowing for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose that would constitute this transaction a "purpose credit", in each case within the meaning of the margin regulations of the Board of Governors of the Federal Reserve System, if such use would violate such regulations or cause any Lender to violate such regulations or impose any filing or reporting requirement on any Lender under such regulations.

                  (k) Senior Indebtedness. All Borrowings under this Agreement will be "Senior Indebtedness," under and as defined in the Existing 2006 Note Indenture and the

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Convertible Note Indenture and, as applicable, "Senior Indebtedness" or the equivalent under the Bridge Facility Documents. Upon the making of the initial Loans hereunder and the delivery of the notice specified in Section 3.2(q)(xii) hereof, this Agreement and all Loan Documents shall be (i) the "Bank Credit Agreement," as defined in the Existing 2006 Note Indenture, the Existing 2008
Note Indenture, the Convertible Note Indenture and, as applicable, the Bridge Facility Documents, and (ii) a "Designated Credit Facility", as defined in the New Senior Subordinated Note Documents.

                  (l) ERISA Matters. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a Material Adverse Effect. Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) that any Loan Party or any of its ERISA Affiliates is required to file for any Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and, except as set forth on Schedule 4.1(l), since the date of such Schedule B there has been no material adverse change in such funding status. Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the knowledge of AGCO no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in either case which reorganization or termination would reasonably be expected to have a Material Adverse Effect. With respect to each scheme or arrangement mandated by a government other than the United States providing for post-employment benefits (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law providing for post-employment benefits (a "Foreign Plan"): (i) All material employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Agreement Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations, in accordance with applicable generally accepted accounting principles, and the liability of each Loan Party and each Subsidiary of a Loan Party with respect to a Foreign Plan is reflected in accordance with normal accounting practices on the financial statements of such Loan Party or such Subsidiary, as the case may be; and (iii) Each Foreign Plan required to be registered has been registered and has

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been maintained in good standing with applicable regulatory authorities unless, in each case, the failure to do so would not be reasonably likely to have a Material Adverse Effect.

                  (m) Casualties; Taking of Properties. Since December 31, 2002, neither the business nor the properties of AGCO or its Restricted Subsidiaries, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

                  (n)      Environmental Matters. Except as set forth on
Schedule 4.1(n) hereto (i) each of AGCO and its Subsidiaries is in compliance with all applicable Environmental Laws, the failure to comply with which could have a Material Adverse Effect; (ii) each of AGCO and its Subsidiaries has obtained and currently maintains all Environmental Permits necessary for the operation of its business, all such Environmental Permits are in good standing and AGCO and its Subsidiaries are in compliance with all such Environmental Permits, except where the failure to so obtain, maintain or comply could not have a Material Adverse Effect; (iii) neither AGCO nor its Subsidiaries are subject to any Environmental Actions, and, to the knowledge of AGCO, no Environmental Action has been threatened, in either case, which would be reasonably expected to have a Material Adverse Effect or be required to be disclosed on Schedule 4.1(i); (iv) to the best knowledge of AGCO after diligent investigation, there has been no release, spill, emission, leaking, pumping, injection, deposit, application, disposal, discharge, dispersal, leaking or migration into the environment, including the movement of any Hazardous Material in or through the environment, of any Hazardous Material at, in, on, under, affecting or migrating to or from any Real Property, which could have a Material Adverse Effect; (v) neither AGCO nor its Subsidiaries have caused or permitted any Hazardous Material to be disposed of on or under any Real Property in violation of any Environmental Law, the violation of which could have a Material Adverse Effect; (vi) neither AGCO nor its Subsidiaries have transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the knowledge of the Loan Parties, proposed for listing on the National Priorities List under CERCLA ("NPL") or listed on the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") maintained by the Environmental Protection Agency or any analogous state list, except to the extent such transportation would not reasonably be expected to have a Material Adverse Effect; (vii) to the best knowledge of AGCO and its Subsidiaries after diligent investigation, none of the Real Properties presently require or previously required interim status or a hazardous waste permit for the treatment, storage or disposal of hazardous waste pursuant to CERCLA, or any analogous Environmental Law, except where the failure to obtain such status or permit could not have a Material Adverse Effect, and no real properties have been placed or proposed to be placed on the NPL or its state equivalents or placed on CERCLIS or its state

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equivalents; and (viii) no asbestos-containing material, polychlorinated biphenyls, or underground storage tanks are present on or under any Real Property in a manner or condition that could result in a Material Adverse Effect.

                  (o) Taxes. Each of AGCO and each of its Subsidiaries has filed, has caused to be filed or has been included in all Federal and foreign income-tax returns, all federal, provincial or state income-tax returns where a tax Lien could be imposed on any assets of AGCO or any of its Restricted Subsidiaries and all other material income-tax and governmental remittance returns required to be filed and has paid all taxes and other amounts shown thereon to be due, together with applicable interest and penalties, except for any taxes being contested in good faith by appropriate proceedings promptly initiated and diligently pursued and for which reserves or other appropriate provisions required by GAAP have been established and with respect to which no Lien or right of demand has arisen or attached to its property and become enforceable against its other creditors. Set forth on Schedule 4.1(o) hereto is a complete and accurate list, as of the Agreement Date (or, upon delivery of the updated Schedule pursuant to Section 3.2(q)(viii), the Initial Funding Date), of each taxable year of AGCO for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise. There are no adjustments as of the Agreement Date to the federal income tax liability of AGCO proposed by the Internal Revenue Service with respect to any such year. Except as set forth on Schedule 4.1(o), the aggregate unpaid amount, as of the Agreement Date, of adjustments to the state, provincial, local and foreign tax liability of AGCO and its Subsidiaries proposed by all state, provincial, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed U.S. $5,000,000. No issues have been raised by any taxing authority that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                  (p) Security Interests; Title to Properties. On or after the Initial Funding Date, the Security Documents shall create a valid and perfected first priority security interest in the Collateral, subject to Permitted Liens, securing the payment of all obligations purported to be secured thereby. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Permitted Liens. As of the Agreement Date (or, upon delivery of the updated Schedule pursuant to Section 3.2(q)(viii), the Initial Funding Date), all Permitted Liens of record of AGCO, any Restricted Subsidiary or Target (to the extent such Liens will remain in effect after the Acquisition) are set forth on Schedule 4.1(p) attached hereto.

                  (q) Solvency. Each Borrower is, and will be after giving effect to the transactions contemplated hereby, individually and together with its Subsidiaries, Solvent.

                  (r) Investment Company. Neither AGCO nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal

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

underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (s) Material Contracts. Set forth on Schedule 4.1(s) hereto is a complete and accurate list of all Material Contracts of each Loan Party as of the Agreement Date (or, upon delivery of the updated Schedule pursuant to Section 3.2(q)(viii), the Initial Funding Date), showing the parties, subject matter and term thereof and listing all amendments thereto. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified since the Agreement Date, except to the extent permitted hereby, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally), and there exists no default under any Material Contract by any party thereto.

                  (t) Intellectual Property. Set forth on Schedule 4.1(t) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights of AGCO and its Restricted Subsidiaries registered with any Governmental Authority as of the Agreement Date (or, upon delivery of the updated Schedule pursuant to Section 3.2(q)(viii), the Initial Funding
Date), showing the jurisdiction in which registered, the applicable registrant, the registration number, the date of registration and the expiration date.

                  (u) Existing Indebtedness. Set forth on Schedule 4.1(u) hereto is a complete and accurate list of all Indebtedness of AGCO and its Subsidiaries outstanding as of September 30, 2003, showing the approximate principal amount outstanding thereunder as of such date. Except as otherwise disclosed in this Section 4.1, AGCO and its Restricted Subsidiaries have no other liabilities that would result in a Material Adverse Effect.

                  (v) Employee Relations. AGCO and its Subsidiaries have a stable work force in place and is not, as of the Agreement Date, except as set forth on Schedule 4.1(v), party to any collective bargaining agreement nor has any labor union been recognized as the representative of AGCO or any of its Restricted Subsidiaries' employees, and the Borrowers know of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving AGCO or any of its Restricted Subsidiaries' employees except where such strike, work stoppage or other labor dispute does not or would not reasonably be likely to have a Material Adverse Effect.

                  (w) Anti-Terrorism Laws. None of Borrowers nor any Affiliate of any Borrower knows, or reasonably should know of, any violation of any Anti-Terrorism Law

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

or knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                  (x) Blocked Persons. To Borrowers' knowledge, none of Borrowers nor any Affiliate of any Borrower is any of the following (each a "Blocked Person"):

                           (i)      a Person that is listed in the annex to, or
is otherwise subject to the provisions of, Executive Order No. 13224;

                           (ii)     a Person owned or controlled by, or acting
for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                           (iii)    a Person or entity with which any bank or
other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                           (iv)     a Person or entity that commits, threatens
or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

                           (v)      a Person or entity that is named as a
"specially designated national" or other blocked person on the most current list maintained by OFAC and published or made available in the Federal Register or published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

                           (vi)     a Person or entity who is affiliated with a
Person or entity listed above.

Neither any Borrower nor any Affiliate of any Borrower (i) knowingly conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) knowingly deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or other applicable Anti-Terrorism Law.

                  (y) Use of Loans. The Loans are intended solely for the purposes set forth in Section 5.17 and the Loans are not intended specifically to enable any transaction that, if conducted by a United States entity, would violate any rules or regulations promulgated by OFAC or other United States economic or trade sanctions restrictions.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date (unless otherwise specified), the Initial Funding Date, and the date of each Loan which will increase the

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principal amount of the Obligations outstanding, or upon the issuance of a
Letter of Credit hereunder, except (a) to the extent previously fulfilled in accordance with the terms hereof, (b) to the extent subsequently inapplicable,
(c) to the extent such representation or warranty is limited to a specified date, and (d) as a result of changes permitted by the terms of this Agreement. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders, the Agents and the Issuing Banks, any investigation or inquiry by any Lender, Issuing Bank or the Agents, or the making of any Loan or the issuance of any Letter of Credit under this Agreement.

                                   ARTICLE 5.
                              AFFIRMATIVE COVENANTS

                  AGCO covenants and agrees that, so long as any Loan shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder:

         Section 5.1       Compliance with Laws, Etc. Except as provided in
Section 5.4 hereof, AGCO shall comply, and shall cause each of its Subsidiaries to comply with all Applicable Laws, such compliance to include, without limitation, to the extent applicable, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the Trading with the Enemy Act and any similar statute except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

         Section 5.2 Preservation of Existence, Etc. Except as otherwise permitted by this Agreement, AGCO shall preserve and maintain, and cause each of its Restricted Subsidiaries to (a) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective business requires such qualification or authorization except where such failure to so qualify and/or remain qualified does not or would not reasonably be likely to have a Material Adverse Effect, and (b) preserve and maintain, its existence, rights (charter and statutory), privileges and franchises, except with respect to Restricted Subsidiaries that are not Loan Parties to the extent that the failure to maintain such existence, rights, privileges and franchises does not or would not reasonably be likely to have a Material Adverse Effect; provided that neither AGCO nor any of its Restricted Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of AGCO or such Restricted Subsidiary shall determine that the preservation and maintenance thereof is no longer desirable in the conduct of the business of AGCO or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to AGCO, such Restricted Subsidiary or the Lenders. AGCO shall at all times remain qualified as a foreign corporation entitled to do business in the State of New York.

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

         Section 5.3 Payment of Taxes and Claims. AGCO shall, and shall cause each Subsidiary to, pay and discharge all material federal, foreign, state and local taxes, assessments, and governmental charges or levies imposed upon any of them or their respective incomes or profits or upon any properties belonging to any of them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of their respective property; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. Each Borrower shall timely file all information returns required by federal, state, provincial or local tax authorities.

         Section 5.4 Compliance with Environmental Laws. AGCO shall comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except in each case where the failure to take such action would not result in a Material Adverse Effect.

         Section 5.5 Maintenance of Insurance. AGCO shall maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which AGCO or such Restricted Subsidiary operates, including, without limitation, physical damage insurance on all real and personal property, comprehensive general liability insurance, and business interruption insurance; provided, however, that such insurance may be subject to (A) self-insurance by AGCO and its Subsidiaries that so long as such self insurance is in accord with the approved practices of corporations similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and (B) deductibles and co-payment obligations no greater than those of other corporations similarly situated. All policies of insurance required to be maintained under this Agreement shall be in form and with insurers recognized as adequate by Administrative Agent and all such policies shall be in such amounts as may be reasonably satisfactory to the Administrative Agent and shall, by an endorsement or independent instrument furnished to Agent provide that the insurance companies will give the Administrative Agent at least thirty (30) days prior written notice (ten (10) days, in the case of non-payment of premium) before any such policy or policies

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of insurance shall be altered or canceled. AGCO shall deliver to the
Administrative Agent a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement and, upon request of the Administrative Agent, AGCO shall deliver to the Administrative Agent a copy of each such policy. All policies of property insurance shall contain an endorsement, in form and substance satisfactory to the Administrative Agent, showing loss payable to the Administrative Agent, as its interest appear and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to the Administrative Agent, shall provide that no act or default of any Borrower or any other Person shall affect the right of the Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Each liability insurance policy shall contain an endorsement listing the Administrative Agent as an additional insured thereunder.

         Section 5.6 Visitation Rights. AGCO shall permit, and shall cause its Subsidiaries to permit, representatives of the Agents, each Issuing Bank and each Lender to (a) visit and inspect the properties of AGCO and its Subsidiaries during normal business hours, (b) inspect and make extracts from and copies of AGCO's and its Subsidiaries' books and records, (c) inspect the Collateral, and
(d) discuss with its respective principal officers, directors and accountants its businesses, assets, liabilities, financial positions, results of operations, and business prospects; provided, however, the Lenders will use reasonable efforts to coordinate with AGCO and the Agents such visit and inspections to limit any inconvenience to AGCO and its Subsidiaries and, prior to the occurrence of any Default hereunder, the Lenders shall give AGCO reasonable prior notice of any such visit or inspection.

         Section 5.7 Accounting Methods. AGCO shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP (or the foreign equivalent), and will keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

         Section 5.8 Maintenance of Properties, Etc. AGCO shall preserve, and shall cause each of its Restricted Subsidiaries to maintain and preserve in the ordinary course of business in good repair, working order, and condition, normal wear and tear, removal from service for routine maintenance and repair and disposal of obsolete equipment excepted, all properties used or useful in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, and improvements thereto.

         Section 5.9 Payment of Indebtedness; Performance of Material Contracts. AGCO shall, and shall cause its Subsidiaries to, (a) pay, subject to any provisions therein regarding subordination, any and all of their respective material Indebtedness when and

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as the same becomes due after any applicable cure period (other than amounts duly disputed in good faith if appropriate reserves in accordance with GAAP are made therefor on the books of such Person) and within the time period and in the manner consistent with their business practices prior to the Agreement Date, and
(b) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, except where the failure to perform or observe the same would not have a Material Adverse Effect.

         Section 5.10 Foreign Subsidiary Guaranties, Etc. If AGCO shall at any time consolidate its and its Subsidiaries' financial statements for tax-reporting purposes on a worldwide basis, then in such event, at the request of the Administrative Agent or the Required Lenders, AGCO shall cause each Wholly Owned Foreign Subsidiary that is a Material Subsidiary and that shall not previously have delivered a Guaranty Agreement to execute and deliver to the Administrative Agent a Guaranty Agreement in form and substance satisfactory to the Administrative Agent, guarantying the obligations of AGCO hereunder and under the other Loan Documents, to the extent the guaranty of such obligations is not prohibited by the law of the jurisdiction of formation or organization of such Foreign Subsidiary, and shall cause the pledge of all Stock of such Foreign Subsidiary to the Administrative Agent to the extent only two-thirds of such Stock was previously pledged to the Administrative Agent, to the extent the pledge of such Stock is not prohibited by the law of the jurisdiction of formation or organization of such Foreign Subsidiary or of the law of the jurisdiction of formation or organization of such holder of the Stock of such Foreign Subsidiary.

         Section 5.11 ERISA. AGCO shall at all times make, or cause to be made, timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to its and its ERISA Affiliates' Plans; timely file any annual report required to be filed pursuant to ERISA in connection with each such Plan of AGCO and its ERISA Affiliates; notify the Administrative Agent as soon as practicable of the occurrence of any ERISA Event and of any additional act or condition arising in connection with any such Plan which AGCO believes might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and furnish to the Administrative Agent, promptly upon the Administrative Agent's request therefor, a copy of such annual report and such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

         Section 5.12 Conduct of Business. AGCO and each Subsidiary of AGCO shall continue to engage in business of the same general type as now conducted by it, respectively, on the Agreement Date.

         Section 5.13      Post-Closing Deliveries; Further Assurances.

                  (a) Immediately after the initial Borrowing on the Initial Funding Date, AGCO shall deliver, or cause to be delivered, to the Administrative Agent (i) a

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Guaranty Agreement executed by Valtra Tracteurs France SAS, and (ii) a Pledge
Agreement for all of the shares of Valtra Tracteurs SAS, in each case in form and substance reasonably satisfactory to the Administrative Agent. Additionally, AGCO shall comply with, and shall cause each of its Subsidiaries to comply with, all of the covenants set forth in the Post-Closing Letter within the time periods specified therein.

                  (b) Upon the reasonable request of the Administrative Agent, AGCO will promptly cure, or cause to be cured, defects in the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by any Loan Party or any employee or officer thereof. AGCO at its expense will promptly execute and deliver to the Agents and the Lenders, or cause to be executed and delivered to the Agents and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of AGCO and its Subsidiaries in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested by the Administrative Agent.

         Section 5.14 Broker's Claims. Each Borrower hereby indemnifies and agrees to hold the Agents, the Issuing Banks and each of the Lenders harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Agents, the Issuing Banks and each of the Lenders in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein

         Section 5.15 Material Subsidiaries. AGCO shall, promptly and in no event later than thirty (30) days after the date that any Subsidiary becomes a Material Subsidiary (or thirty (30) days after such determination in connection with the delivery of quarterly financial statements under Section 6.1(b)) or after the acquisition or creation of any Material Subsidiary, (a) pledge, or cause the pledge of, the Stock of such Subsidiary and, if such Subsidiary is located in the United States, Canada, Finland or the United Kingdom, such Subsidiary's personal property (including the Inventory, Receivables and intellectual property of such Person) and, if requested by the Administrative Agent, Real Property, to the Appropriate Agent for the benefit of the Agents, Issuing Banks and Lenders pursuant to the Security Documents; provided, if such Subsidiary is a Foreign Subsidiary, such pledge of Stock and assets may be limited to the extent required to avoid any material adverse tax effect on AGCO as a result thereof, as demonstrated to the reasonable satisfaction of the Administrative Agent and may be limited to the extent such pledge is prohibited by the laws of the jurisdiction of formation or organization of such Foreign Subsidiary or of the laws of the jurisdiction of formation or organization of such holder of the Stock of such Foreign Subsidiary, (b) cause such Material Subsidiary to

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execute and deliver to the Administrative Agent a Guaranty Agreement; provided, if such Subsidiary is a Foreign Subsidiary, such Guaranty Agreement shall be a guaranty only of the Obligations of all Borrowers not formed or organized under the laws of the United States of America or any state or other jurisdiction thereof and may be limited to the extent the guaranty of such obligations is prohibited by the laws of the jurisdiction of formation or organization of such Foreign Subsidiary, and (c) deliver to the Administrative Agent such other documents and opinions of counsel in connection therewith as the Administrative Agent may reasonably request.

         Section 5.16 Cash Concentration Accounts. AGCO will maintain cash concentration accounts with one or more financial institutions reasonably acceptable to the Administrative Agent that have accepted the assignment of such account to the Administrative Agent pursuant to the Security Documents; provided, however, that no such account shall be pledged to any Agent to the extent that (a) such account is a collection account for proceeds of Receivables sold pursuant to a Securitization Facility; (b) such account is a zero balance account, or (c) the Administrative Agent determines such account to not be material.

         Section 5.17 Use of Proceeds. The Borrowers will use the proceeds of the Loans, together with the proceeds of the New Capital Market Transactions, solely for (a) on the Initial Funding Date, (i) the repayment of all Indebtedness under the Existing Loan Agreement, (ii) to fund the Acquisition, and (iii) to pay transaction costs relating to the Acquisition, this Agreement and the New Capital Market Transactions, and (b) after the Initial Funding Date, working capital needs and general corporate purposes (including, without limitation, to make capital contributions to Restricted Subsidiaries in accordance with Section 7.8(g)), in each case for the Borrowers and each Borrower's Restricted Subsidiaries. Additionally, each Borrower agrees to use the proceeds of the Loans from time to time, after the Initial Funding Date, and as permitted by applicable law and by Section 7.1 hereof, to make intercompany loans to the Loan Parties as may be needed by such Loan Parties in the ordinary course of business and in accordance with this Agreement.

         Section 5.18 Covenants of the Borrowing Subsidiaries. Each Borrowing Subsidiary will perform and observe each covenant in Article 5 that AGCO is required to cause it to perform or observe under such Article.

         Section 5.19 Real Property Documents. AGCO shall cause its Restricted Subsidiaries which are Loan Parties to execute and deliver or provide, to the Administrative Agent within sixty (60) days after the Initial Funding Date, each of the Real Property Documents reasonably requested by the Administrative Agent with respect to the Real Property Collateral in Finland listed on Schedule 5.19, in each case in form and substance reasonably satisfactory to the Administrative Agent.

         Section 5.20 Canadian Bank Act Security Documents. The Canadian Subsidiary and each other Loan Party that has executed a Security Agreement with

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respect to Collateral located in Canada will execute and deliver promptly upon request by the Administrative Agent, or the Canadian Administrative Agent, as applicable, and in no event later than ten (10) days following such request, such Bank Act security documents as may be requested by the Administrative Agent or the Canadian Administrative Agent, as applicable, including without limitation, a Notice of Intention to give security under Section 427 and related
Section 427 documents.

         Section 5.21 New Equity Issuance. After the Agreement Date, but on or before the date that is the one (1) year anniversary of the Initial Funding Date, AGCO shall receive Net Cash Proceeds in an amount of not less than U.S. $100,000,000 from the issuance of new Common Stock of AGCO.

                                   ARTICLE 6.
                              INFORMATION COVENANTS

         AGCO covenants and agrees that, so long as any Loan shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder:

         Section 6.1 Reporting Requirements. AGCO will deliver to the Administrative Agent (and, with respect to clauses (b), (c), (j) and (o) of this Section 6.1, such delivery may be made by AGCO posting such information directly via IntraLinks):

                  (a) Default Notice. As soon as possible and in any event within two (2) Business Days after a Responsible Employee shall know of the occurrence of each Default, a statement of the chief financial officer of AGCO setting forth details of such Default and the action that AGCO has taken and proposes to take with respect thereto.

                  (b) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of AGCO, and within ninety (90) days after the end of the fourth quarter of each fiscal year of AGCO, consolidated balance sheets of AGCO and its Restricted Subsidiaries and (in the case of the first three (3) fiscal quarters) AGCO and its Subsidiaries, respectively, as of the end of such quarter and consolidated statements of income and cash flows of AGCO and its Restricted Subsidiaries and (if applicable) AGCO and its Subsidiaries, respectively, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of AGCO as having been prepared in accordance with GAAP, together with, in the case of the financial statements relating to the first three fiscal quarters:

                           (i)      a certificate of said officer stating that
no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as

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to the nature thereof and the action that AGCO has taken and proposes to take with respect thereto; and

                           (ii)     a schedule in form satisfactory to the
Administrative Agent of the computations used by AGCO in determining compliance with the financial covenants contained in Article 7 hereof.

                  (c) Annual Financials. As soon as available and in any event within ninety (90) days after the end of each fiscal year of AGCO, a copy of the annual audit report for such year for AGCO and its Subsidiaries, including therein consolidated balance sheets and consolidated statements of income and cash flows of AGCO and its Subsidiaries for such fiscal year, in each case accompanied by an opinion reasonably satisfactory to the Administrative Agent of KPMG or other independent public accountants of recognized national standing, together with:

                           (i)      a certificate of such accounting firm to the
Lenders stating that in the course of the regular audit of the business of AGCO and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing with respect to any of the "Financial Covenants" set forth in Article 7 hereof, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof;

                           (ii)     a schedule in form satisfactory to the
Administrative Agent of the computations used by such accountants in determining, as of the end of such fiscal year, the Senior Debt Ratio and compliance with the financial covenants contained in Article 7 hereof; and

                           (iii)    a certificate of the Chief Financial Officer
of AGCO stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that AGCO has taken and proposes to take with respect thereto.

                  (d) Borrowing Base Certificate. Within forty-five (45) days after the end of each fiscal quarter, a new Borrowing Base Certificate calculated as of the last day of such fiscal quarter.

                  (e) ERISA Events and ERISA Reports. (i) Promptly and in any event within ten (10) Business Days after any Responsible Employee of any Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of AGCO describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto, and (ii) on the date on which any records, documents or other information must be

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furnished to the PBGC with respect to any Plan pursuant to Section 4010 of
ERISA, a copy of such records, documents and information.

                  (f) Plan Terminations. Promptly and in any event within two (2) Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to involuntarily terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

                  (g) Plan Annual Reports. Upon the Administrative Agent's request, copies of the most recent Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan for which any Loan Party or any of its ERISA Affiliates is required to file such report.

                  (h) Multiemployer Plan Notices. Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning:

                           (i)      the imposition of Withdrawal Liability by
any such Multiemployer Plan that might have a Material Adverse Effect;

                           (ii)     the reorganization or termination, within
the meaning of Title IV of ERISA, of any such Multiemployer Plan that might be expected to have a Material Adverse Effect; or

                           (iii)    the amount of liability incurred by such
Loan Party or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii), if paying such liability might have a Material Adverse Effect.

                  (i) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting AGCO or any of its Subsidiaries of the type described in Section 4.1(i).

                  (j) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that AGCO or any of its Subsidiaries sends to the stockholders of AGCO, and copies of all regular, periodic and special reports, and all registration statements that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (k) Creditor Reports. Copies of any statement, notice of default or other material notice delivered to or received from the applicable parties under the New Capital Market Transactions, the Existing 2006 Note Trustee or the Existing 2008 Note

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Trustee and, upon request by either Agent or any Lender, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.1.

                  (l) Material Contract Notices. Promptly upon receipt thereof, copies of all default notices received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract and, from time to time upon request by the Administrative Agent, such information regarding any Material Contracts as the Administrative Agent may reasonably request.

                  (m) Environmental Conditions. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or would be reasonably likely to form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that would reasonably be expected to have a Material Adverse Effect.

                  (n) Adverse Developments. Promptly after any Responsible Employee becomes aware of the occurrence thereof, notice of any other event or condition relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of AGCO and its Restricted Subsidiaries that is reasonably likely to have a Material Adverse Effect.

                  (o) Annual Budget. As soon as possible and in any event by January 15 of each year, the annual quarterly budget for AGCO and its Restricted Subsidiaries, including forecasts of the income statement, the balance sheet and a cash flow statement, for such year, on a quarter-by-quarter basis.

                  (p) Securitization Funding; Indentures. Promptly following (i) the occurrence of any Servicer Default, Early Amortization Event, Amortization Event or Termination Event (as such terms may be defined in any Securitization Documents) under the Securitization Documents, or default by AGCO under the Capital Market Transactions, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto, and (ii) request by the Administrative Agent, such information as the Administrative Agent may request to determine the aggregate principal amount of Securitization Funding outstanding on any date.

                  (q) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, taxes, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent may reasonably request or any Lender may from time to time reasonably request through an Agent.

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         Section 6.2 Access to Accountants. Each Borrower hereby authorizes the
Agents to discuss the financial condition of such Borrower and its Subsidiaries with such Borrower's independent public accountants upon reasonable notification to such Borrower of such Agent's intention to do so. Each Borrower shall be given the reasonable opportunity to participate in any such discussion. Each Borrower shall deliver to its independent public accountants a letter authorizing and instructing them to comply with the provisions of this Section 6.2.

                                   ARTICLE 7.
                               NEGATIVE COVENANTS

         AGCO covenants and agrees that, so long as any Loan shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder:

         Section 7.1 Indebtedness. AGCO shall not create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, and shall not permit any of its Restricted Subsidiaries to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (a) Indebtedness under this Agreement and the other Loan Documents;

                  (b) Capitalized Leases and Indebtedness secured by purchase money security interests described in clause (g) of the definition of Permitted Liens set forth in Article 1 hereof which are (i) in existence prior to the Agreement Date, or (ii) incurred after the Agreement Date and do not exceed the aggregate amount of U.S. $5,000,000 made or incurred during any calendar year;

                  (c) Indebtedness of AGCO under the Capital Market Transactions and refinancings, renewals, or extensions of the foregoing so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in the Administrative Agent's judgment, materially impair the prospects of repayment of the Obligations by the Borrowers, (ii) such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of, or an increase in the rate of interest or fees with respect to, the applicable Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the applicable Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that are materially more burdensome or restrictive to AGCO or any Restricted Subsidiary, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Agents, the Issuing Banks and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness, as determined by the Administrative Agent, and (v) the documents evidencing or governing such Indebtedness, as so refinanced, renewed or

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extended, are otherwise in form and substance reasonably satisfactory to the
Administrative Agent in its reasonable judgment;

                  (d)      Securitization Funding under the Securitization
Documents;

                  (e) Intercompany Indebtedness among any of AGCO and the Restricted Subsidiaries; provided such Indebtedness shall be unsecured and, upon the occurrence of an Event of Default, subordinated to the Obligations;

                  (f) For the period from the Agreement Date through the Initial Funding Date, Indebtedness outstanding under the Existing Credit Agreement;

                  (g) (i) Indebtedness in existence as of the Agreement Date secured by Liens on Real Property and related assets permitted by clause
(h) of the definition of Permitted Liens, and (ii) Indebtedness in connection with Tax Abatement Transactions entered into after the Agreement Date to the extent permitted hereunder;

                  (h) Other unsecured Indebtedness for borrowed money not exceeding an aggregate amount outstanding at any time of (x) U.S. $50,000,000 at any individual Restricted Subsidiary or (y) U.S. $100,000,000 for AGCO and all Restricted Subsidiaries;

                  (i) Other secured Indebtedness for borrowed money not exceeding an aggregate amount outstanding at any time of U.S. $10,000,000 for AGCO and its Restricted Subsidiaries; and

                  (j)      Indebtedness permitted by Section 7.2 hereof.

Notwithstanding the foregoing, in no event shall the outstanding Indebtedness of Sisu Diesel exceed an aggregate amount of U.S. $7,500,000 at any time, plus intercompany Indebtedness permitted by clause (e) above.

         Section 7.2 Limitation on Guaranties. AGCO shall not, and shall not permit any of its Restricted Subsidiaries to, at any time Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty of any obligation of any other Person, other than (a) under any Loan Document,
(b) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of AGCO or any Restricted Subsidiary securing performance by AGCO or such Restricted Subsidiary of activities otherwise permissible hereunder, (c) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (d) guaranties by AGCO of the Interest Hedge Agreements and Foreign Exchange Arrangements that any Restricted Subsidiary may enter into with any financial institution, (e) guaranties by AGCO or any Restricted Subsidiary of (i) financing provided to retail purchasers (whether directly or indirectly through dealers) of Inventory of AGCO or its Restricted Subsidiaries or (ii)

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lines of credit of dealers conducting business in Brazil and financing for retail purchasers in Brazil or Argentina of products manufactured by AGCO or its Restricted Subsidiaries, provided, in the case of (i) and (ii) above, such guaranties are in the ordinary course of business and in accordance with the past practices of AGCO, Target and their respective Subsidiaries, (f) guaranties by AGCO of payment of fees, indemnification obligations and performance obligations of any Restricted Subsidiary under the Securitization Documents, (g) guaranties by AGCO or any other Restricted Subsidiary of obligations (other than obligations constituting Funded Debt) of any Restricted Subsidiary incurred in the ordinary course of such Restricted Subsidiary's business, (h) contingent repurchase obligations of AGCO of Inventory, the lease or purchase of which is financed by a Finance Company, (i) guaranties by AGCO or any Restricted Subsidiary of Indebtedness of AGCO or any Restricted Subsidiary permitted under clauses (b), (h) or (i) of Section 7.1, (j) guaranties by English Subsidiary Two of the pension obligations of English Subsidiary One, and (k) other unsecured guarantees in an aggregate amount not exceeding U.S. $5,000,000.

         Section 7.3 Liens, Etc. AGCO shall not create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, Receivables) whether now owned or hereafter acquired or, except Permitted Liens.

         Section 7.4 Restricted Payments and Purchases. AGCO shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except
(a) AGCO's Subsidiaries may make Restricted Payments to AGCO or any other Restricted Subsidiary, (b) any Subsidiary that is not a Wholly-Owned Subsidiary may make Restricted Payments to the holders of its Stock on a pro rata basis or, if made to AGCO or any other Restricted Subsidiary, on a preferred basis, and
(c) so long as no Default then exists or would be caused thereby, AGCO may (i) declare and deliver dividends and distributions payable only in, or convert any preferred stock into, Common Stock of AGCO, (ii) declare and pay cash dividends on its Common Stock listed on a national securities exchange or Nasdaq or its Series A Convertible Preferred Stock, in an aggregate amount not exceeding U.S. $5,000,000 in any fiscal year, (iii) purchase, redeem, retire or otherwise acquire shares of its own outstanding Stock for cash in connection with employee stock option plans, (iv) acquire shares of its Stock to eliminate fractional shares and (v) redeem any preferred Stock purchase rights issued under AGCO's stockholders rights plan at a redemption price of $0.01 per right.

         Section 7.5 Sale-Leasebacks. AGCO shall not directly or indirectly become or remain liable, or permit any Restricted Subsidiary to become or remain liable, as lessee or guarantor or other surety with respect to any lease, whether a Capitalized Lease or otherwise, of any assets (whether real or personal or mixed), whether now owned or hereafter acquired, that: (a) AGCO or any Restricted Subsidiary has sold or transferred or

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

is to sell or transfer to any other Person, other than to another Restricted Subsidiary, or (b) AGCO or any Restricted Subsidiary intends to use for substantially the same purpose as any other property that has been sold or is to be sold or transferred by AGCO or any Restricted Subsidiary to any Person in connection with such lease, except for (i) any lease in effect on the Agreement Date, (ii) the lease of the facility located in Hesston, Kansas, and other facilities located in the United States owned by AGCO or its Restricted Subsidiaries (including Target) as of the Initial Funding Date in connection with a Tax Abatement Transaction; provided, the documentation evidencing or governing such Tax Abatement Transaction is in form and substance satisfactory to the Administrative Agent, the bonds issued in connection with such transaction are pledged to the Administrative Agent as Collateral hereunder, and the Administrative Agent receives such other documentation as it may reasonably request, and (iii) the lease of certain office space located at the Coventry, England facility after the sale thereof by the Borrowers.

         Section 7.6 Mergers, Etc. AGCO shall not merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that, so long as no Default then exists hereunder or would be caused thereby and the Administrative Agent receives written notice of any such merger at least thirty (30) days (or such shorter period as may be acceptable to the Administrative Agent) prior to the effectiveness thereof if such merger involves a Loan Party: (a) any Restricted Subsidiary (other than AGCO Acceptance Corporation) of AGCO may merge into or consolidate with any other Restricted Subsidiary (other than or AGCO Acceptance Corporation) of AGCO or any other Person to consummate an Investment permitted by Section 7.8 or 7.9, but only if (i) the Person surviving such merger, or the Person formed by such consolidation, shall be a Restricted Subsidiary of AGCO,
(ii) if a Loan Party is a party to such merger or consolidation and (x) the surviving corporation of any such merger is not a Loan Party, or (y) is a party to any such consolidation, the surviving corporation or Person formed by such consolidation, as the case may be, shall assume, in a manner reasonably satisfactory to the Required Lenders, the obligations of such Loan Party under the Loan Documents to which such Loan Party was a party, and (iii) if the surviving Person of such merger is a Material Subsidiary, the Administrative Agent receives the documents required to be delivered pursuant to Section 5.15 hereof; (b) any of AGCO's Restricted Subsidiaries (other than Massey Ferguson Corp. or a Foreign Subsidiary) may merge into AGCO so long as AGCO is the surviving corporation; (c) any Subsidiary that is not a Restricted Subsidiary may merge into any other Subsidiary that is not a Restricted Subsidiary; and (d) Subsidiaries of AGCO may merge with Subsidiaries of Target on the Initial Funding Date in connection with the Acquisition, as set forth on Schedule 7.6. AGCO shall not, and shall not permit any Restricted Subsidiary to (other than a Dormant Subsidiary), liquidate or dissolve itself or otherwise wind up its business, except any Restricted Subsidiary (other than Massey Ferguson Corp.) may liquidate or dissolve if all of its assets are transferred to AGCO or another Restricted Subsidiary in compliance with Section 7.7(e) hereof (provided the Administrative Agent receives thirty (30) days' prior written notice if such Restricted Subsidiary is a Loan Party).

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

         Section 7.7 Sales of Assets. AGCO shall not sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, except:

                  (a) sales of Inventory in the ordinary course of its business;

                  (b)      sales of the Closed Facilities;

                  (c) sales of wholesale Receivables (together with the Related Security) invoiced to third parties at addresses located in the United States, Canada, and/or Europe under a Securitization Facility, but only so long as the aggregate face amount of Receivables purchased by the purchasers under such facility and outstanding on any date of determination may not exceed U.S. $475,000,000;

                  (d) so long as no Default has occurred and is then continuing, the sale of Real Property (together with the building and improvements thereon) in connection with a Tax Abatement Transaction permitted by Section 7.5;

                  (e) transfers of assets (i) between the Loan Parties; provided (x) if such asset was subject to a Lien under any Security Document prior to such transfer it remains subject to a first priority (subject to Permitted Liens) perfected Lien under a Security Document after such transfer, and (y) if such asset was not subject to an Agent's Lien but was owned by a Material Subsidiary, such asset is transferred to another Material Subsidiary,
(ii) from a Subsidiary not a Loan Party to a Loan Party, (iii) between Restricted Subsidiaries that are not Loan Parties, (iv) from a Loan Party to a Restricted Subsidiary that is not a Loan Party; provided, (x) such transfer is in the ordinary course of business in compliance with Section 7.11, (y) if such asset was subject to a Lien under any Security Document prior to such transfer, it remains subject to an enforceable first priority (subject to Permitted Liens) perfected Lien under a Security Document after such transfer, and the Subsidiary transferee guarantees the Obligations hereunder to the same extent as the transferee had guaranteed the Obligations, or (z) the aggregate amount of such transfers during any fiscal year does not exceed U.S. $5,000,000, and (v) from AGCO GmbH and Co. to Fendt Immobilien KG, upon the formation thereof, provided that, within 30 days after any such transfer to Fendt Immobilien KG, the Administrative Agent receives the documents required pursuant to Section 5.15 hereof for Fendt Immobilien KG as if Fendt Immobilien KG was a Material Subsidiary;

                  (f) sales of Receivables by a Foreign Subsidiary in connection with factoring arrangements in the ordinary course of business;

                  (g) sale or disposition of Investments in Deutz AGCO Motores SA, Tractors and Farm Equipment Limited, or Redball LLC; provided at the time of such sale no Default shall exist; and

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

                  (h) so long as no Default has occurred and is then continuing, the sale of any other asset by AGCO or any Restricted Subsidiary (other than a bulk sale of Inventory) if (i) the purchase price paid to AGCO or such Restricted Subsidiary for such asset or assets, in a single transaction or related transactions, shall be at least equal to the Fair Market Value (as defined below) of such asset(s) as determined by (x) with respect to any asset or assets, in a single transaction or related transactions, with a Fair Market Value of at least U.S. $2,500,000 (or the foreign equivalent thereof), the Board of Directors of AGCO or such Restricted Subsidiary, as the case may be, and evidenced in a resolution of such Board of Directors, and (y) with respect to any asset or assets, in a single transaction or related transactions, with a Fair Market Value of less than U.S. $2,500,000 (or the foreign equivalent thereof), two of any of the chief financial officer, the chief executive officer, the president, the chief operating officer or any equivalent thereof, and (ii) the purchase price (including any portion thereof in respect of an assumption of liabilities of AGCO or such Restricted Subsidiary) paid to AGCO or such Restricted Subsidiary for such asset or assets, shall not exceed U.S. $15,000,000 in the aggregate for such transactions in any fiscal year. For the purposes of this subsection, "Fair Market Value" means, with respect to any asset or property, the value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by the Board of Directors or such officer of such seller.

         Section 7.8 Investments. AGCO shall not make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in, any Person other than:

                  (a) Investments by AGCO and its Restricted Subsidiaries in Cash Equivalents and in Interest Hedge Agreements and Foreign Exchange Agreements;

                  (b) Investments received in settlement of Indebtedness of third parties created in the ordinary course of business;

                  (c) advances to officers and employees of AGCO or any of its Restricted Subsidiaries in the ordinary course of business (i) made in accordance with past practices of AGCO and its Restricted Subsidiaries that do not exceed U.S. $4,000,000 in principal amount at any one time outstanding or
(ii) made for travel, entertainment or similar expenses;

                  (d) the majority ownership of AGCO and its Restricted Subsidiaries of the Stock of their respective Subsidiaries as disclosed on
Schedule 4.1(b), and the minority ownership of AGCO in the Persons listed on
Schedule 4.1(b), in each case as in effect on the Agreement Date;

                  (e) (i) Investments by AGCO and its Restricted Subsidiaries in joint ventures outstanding as of the Initial Funding Date specified in Schedule 4.1(c), and (ii) Investments after the Initial Funding Date in the joint ventures listed on Schedule 4.1(c), and in other Persons not Restricted Subsidiaries engaged in businesses that are

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

related, ancillary or complementary to the business of AGCO and its Restricted Subsidiaries as of the Initial Funding Date, in an aggregate amount not to exceed U.S. $15,000,000 during any fiscal year and not more than U.S. $30,000,000 during the term of this Agreement;

                  (f) a new Restricted Subsidiary formed by AGCO or any other Restricted Subsidiary for purposes of consummating a transaction permitted by Section 7.9 hereof or otherwise consented to by the Required Lenders provided, if such new Restricted Subsidiary is a Material Subsidiary, the Administrative Agent shall receive the documents required by Section 5.15 hereof;

                  (g) loans and advances to and capital contributions in, any Restricted Subsidiary in the ordinary course of business;

                  (h) Investments made in Finance Companies to the extent necessary to meet regulatory ratios and guidelines, not to exceed U.S. $50,000,000 (net of return of Investments) during the term of this Agreement; and

                  (i) Investments under Interest Hedge Agreements and Foreign Exchange Agreements; provided that such Interest Hedge Agreements and Foreign Exchange Agreements are used solely as part of normal business operations as a risk management strategy and/or hedge against charges resulting from market operations in accordance with AGCO's customary policies and not as a means to speculate for investment purposes or trends and shifts in financial or commodities markets; and

                  (j)      Investments permitted by Sections 7.2 or 7.9 hereof.

         Section 7.9 Acquisitions. AGCO shall not, and shall not permit any Restricted Subsidiary to, engage in or consummate any acquisition of all or substantially all of the assets of a business or a business unit, or all or substantially all of the operating assets of any Person, or assets which constitute all or substantially all of the assets of a division or a separate or separable line of business of any Person, or all or substantially all of the Stock of any other Person, except (a) the acquisition of Target and its Subsidiaries in connection with the Acquisition, and (b) Investments and acquisitions in other assets or Persons after the Initial Funding Date by AGCO and its Wholly Owned Restricted Subsidiaries; provided (i) any Person acquired will be a Restricted Subsidiary immediately after such Investment or acquisition, (ii) such assets are usable in, or Person is primarily engaged in, businesses that are related, ancillary or complementary to the business of AGCO and its Restricted Subsidiaries as of the Initial Funding Date, (iii) no Default then exists or would be caused thereby, (iv) the pro forma cash flow and operating statements of AGCO on a Consolidated basis after giving effect to such acquisition or Investment demonstrate to the satisfaction of the Administrative Agent that AGCO will be in compliance with the financial and other covenants hereunder at the time of the acquisition or Investment through the four fiscal quarter period thereafter, (v) prior to making any such acquisition or Investment, AGCO shall provide to the Administrative

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Agent and the Lenders a certificate of the Chief Financial Officer of AGCO certifying (A) that AGCO is in compliance with the financial covenants hereof before and after giving effect to such acquisition or Investment, (B) that no Event of Default then exists or would be caused thereby and (C) the total amount of such acquisition or Investment and the full name and state of organization of any new Subsidiary created for the purpose of effecting such acquisition or Investment, (vi) to the extent the Person acquired is a Material Subsidiary, the Administrative Agent shall have received all documents required by Section 5.15 hereof, and (vii) the purchase price (including the principal amount of any Indebtedness assumed, paid off or otherwise satisfied by AGCO or a Restricted Subsidiary in such transaction but excluding the portion of the purchase price paid for solely in Common Stock of AGCO) of all such acquisitions and Investments made shall not exceed U.S. $50,000,000 (or the Equivalent Amount thereof) during any fiscal year (the "Acquisition Amount Basket"); provided, however, the unused Acquisition Amount Basket in any fiscal year may be carried forward to subsequent fiscal years; and, provided further, AGCO may make such acquisitions and/or Investments in excess of the Acquisition Amount Basket in any fiscal year if (x) the Total Debt Ratio, as of the last day of the fiscal quarter immediately prior to the making of such acquisition or Investment, is less than or equal to 4.00 to 1.00, and (y) as of the last day of each fiscal quarter thereafter, AGCO maintains a Total Debt Ratio less than or equal to 4.25 to 1.00, or such lesser ratio as may be required by Section 7.18(a) hereof.

         Section 7.10 Change in Nature of Business. AGCO shall not, or permit any of its Restricted Subsidiaries (including without limitation any Persons becoming Restricted Subsidiaries after the Agreement Date) to, make any material change in the nature of its business as carried on at the Agreement Date or on the date such Person becomes a Restricted Subsidiary thereafter.

         Section 7.11 Affiliate Transactions. AGCO shall not enter into or be a party to, or permit any of its Restricted Subsidiaries to enter into or be a party to, any agreement or transaction with any Affiliate (other than a Restricted Subsidiary or in a transaction constituting an Investment permitted hereunder) except in the ordinary course of and pursuant to the reasonable requirements of AGCO's or such Restricted Subsidiary's business and upon fair and reasonable terms that, except in connection with the purchase and sale of Inventory and transactions with the Finance Companies, are approved by AGCO's or such Restricted Subsidiary's Board of Directors, no less favorable to AGCO or such Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and on terms consistent with the business relationship of AGCO or such Restricted Subsidiary and such Affiliate prior to the Initial Funding Date, if any. Nothing contained in this Agreement shall prohibit (i) increases in compensation and benefits for officers and employees of AGCO which are customary in the industry or consistent with the past business practice of AGCO, or payment of customary directors' fees and indemnities or (ii) transactions entered into in the ordinary course of business with an Affiliate that is a Finance Company provided that such transactions are on fair and reasonable terms no less favorable to AGCO or such

Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         Section 7.12 Amendments. AGCO shall not, and shall not permit any Restricted Subsidiary to, (a) (i) without the prior written consent of the Administrative Agent and the Required Lenders enter into any amendment or waiver of any of the Applicable Capital Market Transaction Documents, which in any case would adversely affect the rights of the Lenders under this Agreement or any other Loan Document or make the provisions of any such document after such amendment materially more burdensome on AGCO or its Restricted Subsidiaries, or
(ii) without the prior written consent of the Administrative Agent enter into any other amendment of any of the documents governing the Capital Market Transactions, (b) amend, its charter, bylaws or similar constituent documents that would have a Material Adverse Effect, or (c) amend, modify or supplement any subordination terms of any Indebtedness that has been contractually subordinated to the Obligations.

         Section 7.13 Prepayments of Indebtedness. From and after the Initial Funding Date, AGCO shall not, and shall not permit its Restricted Subsidiaries to, prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, any Funded Debt, except AGCO and its Restricted Subsidiaries may (a) make regularly scheduled payments of principal or interest required in accordance with the terms of the Applicable Capital Market Transaction Documents or the terms of the documents evidencing other Funded Debt permitted hereunder, (b) prepay Indebtedness pursuant to refinancings permitted pursuant to Section 7.1(c) and
(c) prepay the Existing Capital Market Transactions and the Bridge Facility from the Net Cash Proceeds received from the issuance of common stock of AGCO.

         Section 7.14 Restrictions; Negative Pledge. AGCO shall not permit any of its Restricted Subsidiaries to enter into agreements that prohibit or limit the amount of dividends or loans that may be paid or made to AGCO or another Subsidiary of AGCO by any of its Restricted Subsidiaries or any demands for payment on Indebtedness owing by any Restricted Subsidiary of AGCO to AGCO or another Subsidiary of AGCO, other than (a) restrictions imposed under an agreement for the sale of all of the Stock or other equity interest of a Subsidiary or for the sale of a substantial part of the assets of such Subsidiary, in either case to the extent permitted hereunder and pending the consummation of such sale, (b) restrictions in any Securitization Documents, and restrictions set forth in the Applicable Capital Market Transaction Documents as of the effective date of such documents, and (c) restrictions in any agreement with another Person relating to a joint venture conducted through a Subsidiary of AGCO in which such Person is a minority stockholder requiring the consent of such Person to the payment of dividends. Neither AGCO nor any Restricted Subsidiary of AGCO shall, directly or

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

indirectly, enter into any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of AGCO or such Restricted Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets, except for (i) restrictions in the Securitization Documents and set forth in the Applicable Capital Market Transaction Documents as of the effective date of such documents, (ii) customary restrictions relating to the subletting, assignment, or transfer of any asset that is subject to a lease or license, (iii) restrictions arising in connection with a Permitted Lien on any asset provided that such restriction is limited to the assets subject to such Permitted Lien, and (iv) restrictions in connection with unsecured Indebtedness permitted by Section 7.1(h).

         Section 7.15 Accounting Changes. AGCO will not, nor will it permit any of its Subsidiaries to, make or permit any change in accounting policies or reporting practices as such policies or practices are used in connection with the preparation of the financial statements delivered or to be delivered to the Administrative Agent pursuant to this Agreement, except as required by GAAP (or the foreign equivalent). AGCO will not change its fiscal year for accounting purposes from the fiscal year ending December 31.

         Section 7.16 Issuance or Sales of Stock. AGCO shall not (a) sell, assign or otherwise transfer, or permit any of its Restricted Subsidiaries to sell, assign or otherwise transfer, any Stock of any Restricted Subsidiary, or
(b) permit any Restricted Subsidiary to issue or sell any shares of its Stock, except (i) to qualify directors of Subsidiaries where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Stock of Subsidiaries incorporated in jurisdictions outside of the United States of America, (ii) issuances and sales of Stock by Restricted Subsidiaries to AGCO or other Wholly Owned Restricted Subsidiaries of AGCO, and (iii) the sale of Stock of a Subsidiary held by AGCO or its Restricted Subsidiaries, to the extent permitted by Section 7.7 hereof.

         Section 7.17 No Notice Under Indentures. AGCO shall not deliver, or permit there to be delivered, to the Existing 2006 Note Trustee under the Existing 2006 Note Indenture, the Existing 2008 Note Trustee under the Existing 2008 Note Indenture, the Convertible Note Trustee under the Convertible Note Indenture or any other trustee under any Applicable Capital Market Transaction Documents, any notice that any agreement, instrument or document, other than this Agreement and the Loan Documents, is the "Bank Credit Agreement" thereunder.

         Section 7.18      Financial Covenants.

                  (a) Total Debt Ratio. AGCO shall not allow, as of the end of each fiscal quarter of AGCO, the Total Debt Ratio to exceed the ratio set forth below for the applicable fiscal quarter corresponding thereto:

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


Fiscal Quarters Ending:                                Ratio:
----------------------------------------------------------------
From December 31, 2003 through September 30, 2004   5.35 to 1.00
----------------------------------------------------------------
December 31, 2004 through September 30, 2005        5.10 to 1.00
----------------------------------------------------------------
December 31, 2005 through September 30, 2006        4.60 to 1.00
----------------------------------------------------------------
December 31, 2006 through September 30, 2007        4.25 to 1.00
----------------------------------------------------------------
December 31, 2007 and thereafter                    3.85 to 1.00
----------------------------------------------------------------

                  (b) Senior Debt Ratio. AGCO shall not allow, as of the end of each fiscal quarter of AGCO, the Senior Debt Ratio to exceed the ratio set forth below for the applicable fiscal quarter corresponding thereto:

Fiscal Quarters Ending:                                  Ratio:
------------------------------------------------------------------
From December 31, 2003 through  September 30, 2004    3.70 to 1.00
------------------------------------------------------------------
December 31, 2004 through September 30, 2005          3.50 to 1.00
------------------------------------------------------------------
December 31, 2005 through September 30, 2006          3.00 to 1.00
------------------------------------------------------------------
December 31, 2006 and thereafter                      2.50 to 1.00
------------------------------------------------------------------

                  (c) Fixed Charge Coverage Ratio. AGCO shall maintain, as of the end of each fiscal quarter of AGCO, a Fixed Charge Coverage Ratio for the four fiscal quarter period then ended of not less than the ratio set forth below for the applicable fiscal quarter corresponding thereto:

Fiscal Quarters Ending:                                  Ratio:
------------------------------------------------------------------
From  December 31, 2003 through  December 31, 2005    1.50 to 1.00
------------------------------------------------------------------
March 31, 2006 through December 31, 2006              1.60 to 1.00
------------------------------------------------------------------
March 31, 2007 and thereafter                         1.75 to 1.00
------------------------------------------------------------------

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

                  (d) Consolidated Tangible Net Worth. AGCO shall maintain, as of the last day of each fiscal quarter of AGCO, Consolidated Tangible Net Worth of not less than the sum of (i) eighty-five percent (85%) of Consolidated Tangible Net Worth as of December 31, 2003 (as reflected on AGCO's audited financial statements for such period, but adjusted to give pro forma effect to the Acquisition), plus (ii) for the fiscal quarter ending March 31, 2004, and each fiscal quarter thereafter on a cumulative basis, (x) fifty percent (50%) of Consolidated Net Income (to the extent positive) plus (y) eighty-five percent (85%) of the Net Cash Proceeds from the sale of issuance of capital stock by AGCO, excluding any capital stock or options for capital stock issued by AGCO or its Restricted Subsidiaries pursuant to employee stock plans.

         Section 7.19 Covenants of the Borrowing Subsidiaries. Each Borrowing Subsidiary will perform and observe each covenant in Article 7 that AGCO is required to cause it to perform or observe under such Article.

         Section 7.20 Anti-Terrorism Laws. None of Borrowers nor any Affiliate of any Borrower or agent of any Borrower shall knowingly: (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or other applicable Anti-Terrorism Law; (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law. Borrowers shall deliver to Agents and Lenders any certification or other evidence requested from time to time by any Agent or any Lender, in their sole discretion, confirming Borrowers' compliance with this Section 7.20.

         Section 7.21 Speculative Transactions. AGCO will not, nor will it permit any of its Restricted Subsidiaries to, engage in any transaction involving commodity options or futures contracts or any similar speculative transactions except for Interest Hedge Agreements and Foreign Exchange Contracts that are used solely as part of normal business operations as a risk management strategy and/or hedge against charges resulting from market operations in accordance with AGCO's customary policies and not as a means to speculate for investment purposes or trends and shifts in financial or commodities markets.

         Section 7.22 Limitation of Covenants. Notwithstanding any provision in this Agreement to the contrary, (a) prior to the Initial Funding Date and the delivery of the notice referred to in Section 3.2(q)(xii) hereof to the Existing 2006 Note Trustee and the Existing 2008 Note Trustee, the provisions of Sections 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8, 7.13 or 7.18 hereof shall be ineffective to the extent, and only to the extent such provisions would violate the provisions of the Existing 2006 Note Indenture or the Existing 2008
Note Indenture and (b) prior to the repayment in full of the Indebtedness

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

outstanding under the Existing Credit Agreement, the covenants contained in this
Article 7 shall be ineffective to the extent, and only to the extent, such provisions would violate the provisions of the Existing Credit Agreement.

                                   ARTICLE 8.
                               EVENTS OF DEFAULT

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default (an "Event of Default"), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

                  (a) (i) any Borrower shall fail to pay (x) any principal or face amount of any Loan on the date when the same becomes due and payable, or
(y) any interest or fees due hereunder within three (3) Business Days after the date when the same becomes due and payable, or (ii) any Loan Party shall fail to make any other payment under any Loan Document, in any case within five (5) Business Days after the date when the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) (i) any Borrower shall fail to perform any term, covenant or agreement contained in Article 5 hereof if such failure shall remain unremedied for thirty (30) days after the earlier of (x) such Borrower having knowledge thereof, and (y) written notice thereof having been given to AGCO;
(ii) any Borrower shall fail to perform any term, covenant or agreement contained in Article 6 hereof if such failure shall remain unremedied for ten
(10) days after the earlier of (x) such Borrower having knowledge thereof, and
(y) written notice thereof having been given to AGCO; (iii) any Borrower shall fail to perform, observe or comply with any other term, covenant or agreement contained in Article 7 hereof or any Security Document to which it is a party; or (iv) any Borrower or any other Loan Party shall fail to perform any other term, covenant or agreement contained in this Agreement or any other Loan Document not referenced elsewhere in this Section 8.1 if such failure shall remain unremedied for thirty (30) days after the earlier of (x) such Loan Party having knowledge thereof, and (y) written notice thereof having been given to AGCO; or

                  (d) AGCO or any Restricted Subsidiary shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness, if such Indebtedness is outstanding in a principal or notional amount of at least U.S. $10,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the

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

applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) AGCO or any Restricted Subsidiary (other than a Dormant Subsidiary) shall generally not pay its debts as such debts become due, shall suspend or threaten to suspend making payment whether of principal or interest with respect to any class of its debts or shall admit in writing its insolvency or its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against AGCO or any Restricted Subsidiary (other than a Dormant Subsidiary) seeking, or seeking the administration, to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrator, receiver and manager, trustee, or other similar official for it or for any substantial part of its property (including, without limitation, any proceeding under the Bankruptcy Code, the UK Insolvency Act of 1986, or any similar law in any other jurisdiction) and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against, or the appointment of a receiver, administrator, receiver and manager, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or AGCO or any Restricted Subsidiary shall take any action to authorize any of the actions set forth above in this subsection, or an encumbrancer takes possession of, or a trustee or administrator or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of AGCO or any Restricted Subsidiary, or distress or any form of execution is levied or enforced upon or sued out against any such assets and is not discharged within seven days of being levied, enforced or sued out, or any Lien that may for the time being affect any of its assets becomes enforceable, or anything analogous to any of the events specified in this subsection occurs under the laws of any applicable jurisdictions; or

                  (f) any judgment or order for the payment of money in excess of U.S. $10,000,000 (other than any such judgment for a monetary amount insured against by a reputable insurer that shall have admitted liability therefor), individually or in the

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aggregate, shall be rendered against AGCO or any Restricted Subsidiary, or a warrant of attachment or execution or similar process shall be issued or levied against property of AGCO or any Restricted Subsidiary pursuant to a judgment which, together with all other such property of AGCO or any Restricted Subsidiary subject to other such process, exceeds in value U.S. $10,000,000 in the aggregate, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order, or (ii) within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been vacated, rescinded or stayed pending appeal or otherwise; or

                  (g) any non-monetary judgment or order shall be rendered against any AGCO or any Restricted Subsidiary that is reasonably likely to have a Material Adverse Effect, and within thirty (30) days after the entry or issue thereof, such judgment or order shall not have been vacated, rescinded or stayed pending appeal or otherwise; or

                  (h) any material portion of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any Loan Party or any of its respective Affiliates, or by any governmental authority having jurisdiction over any Loan Party or any of its Affiliates, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

                  (i) any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first-priority Lien (except for Permitted Liens) on any Collateral referred to therein; or

                  (j)      a Change of Control shall occur; or

                  (k) (i) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any ERISA Affiliate as a result of an Insufficiency thereunder, and any Loan Party shall fail to make any payment in excess of U.S. $1,000,000 as and when required to be made under ERISA as a result of such Insufficiency, or any such Insufficiency shall have occurred and then exist that would result in a Material Adverse Effect; or (ii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan of such Loan Party or any ERISA Affiliate that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and their ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds U.S. $25,000,000 or requires payments exceeding U.S. $5,000,000 per annum or would otherwise result in a Material Adverse Effect; or (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such

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reorganization or termination the aggregate annual contributions of such Loan
Party and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan years in which such reorganization or termination occurs by an amount exceeding U.S. $25,000,000 or which would otherwise result in a Material Adverse Effect; or

                  (l) a Termination Event, an Amortization Event, or an Early Amortization Event, or, if any Subsidiary of AGCO is the servicer at such time, a Servicer Default (as such terms are defined in any Securitization Document) under any of the Securitization Documents, or any other event which causes an early permanent termination of a commitment to purchase or loan under a Securitization Facility, shall occur and be continuing and shall not have been rescinded in accordance with the terms of such Securitization Documents; provided, however, that if such Termination Event, Amortization Event or Early Amortization Event is solely the result of the election of AGCO or any Restricted Subsidiary to voluntarily terminate the securitization program pursuant to such Securitization Documents in respect of which such Termination Event, Amortization Event or Early Amortization Event has occurred, then such event shall not be an Event of Default provided that either (i) such securitization program is simultaneously replaced by another securitization program or factoring arrangement which will provide a comparable level of liquidity for AGCO or the Restricted Subsidiary party thereto, as determined by, and subject to documentation in form and substance satisfactory to, the Administrative Agent, or (ii) the Administrative Agent determines that the liquidity requirements of AGCO or the Restricted Subsidiary party to such terminating securitization do not require the maintenance of such securitization program.

         Section 8.2 Remedies. If an Event of Default shall have occurred and until such Event of Default is waived in writing by the Required Lenders, or all of the Lenders as may be required by Section 10.1 hereof, the Administrative
Agent:

                  (a) may, and shall at the request of the Required Lenders, by notice to AGCO, declare the obligation of each Lender to make Loans and of the Issuing Banks to issue Letters of Credit and the Swing Line Bank to make Swing Line Advances to be terminated, whereupon the same shall forthwith terminate;

                  (b)      may, and shall at the request of the Required Lenders
(i) by notice to AGCO, declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and (ii) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and

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payable; provided that in the event of an actual or deemed entry of an order for relief or any assignment, proposal or the giving of notice of intention to make a proposal with respect to any Borrower under the Bankruptcy Code, (x) the obligation of each Lender to make Revolving Loans and of the Issuing Bank to issue Letters of Credit and of the Swing Line Bank to make Swing Line Loans shall automatically be terminated and (y) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers; and

                  (c) may, and shall at the request of the Required Lenders, exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of itself, the Agents, the Issuing Banks and the Lenders, shall have the right to the appointment of a receiver for the property of each Borrower, and each Borrower hereby consents to such rights and such appointment and hereby waives any objection each Borrower may have thereto or the right to have a bond or other security posted by the Agents, the Issuing Bank or the Lenders in connection therewith.

         Section 8.3 Actions in Respect of the Letters of Credit. If (a) an event of an actual or deemed entry of an order for relief or any assignment, proposal or the giving of notice of intention to make a proposal with respect to any Borrower under the Bankruptcy Code shall have occurred, AGCO will forthwith, and (b) any other Event of Default shall have occurred and be continuing, the Administrative Agent may, irrespective of whether it is taking any of the actions described in Section 8.2 or otherwise, make demand upon AGCO to, and forthwith upon such demand AGCO will, pay to the Administrative Agent on behalf of the Lenders in same-day funds at the Administrative Agent's office designated in such demand, for deposit in such interest-bearing account as the Administrative Agent shall specify (the "L/C Cash Collateral Account"), an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the amount required to be on deposit hereunder, AGCO will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (i) such amount required to be deposited hereunder over (ii) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. The L/C Cash Collateral Account shall be in the name and under the sole dominion and control of the Administrative Agent. The Administrative Agent shall have no obligation to invest any amounts on deposit in the L/C Cash Collateral Account. AGCO grants to the Administrative Agent, for its benefit and the benefit of the Lenders, the Agents and the Issuing Banks, a lien on and security interest in the L/C Cash Collateral Account and all amounts on deposit therein as collateral security for the performance of the Borrowers'

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obligations under this Agreement and the other Loan Documents. The
Administrative Agent shall have all rights and remedies available to it under Applicable Law with respect to the L/C Cash Collateral Account and all amounts on deposit therein.

         Section 8.4 Application of Payments. Subsequent to the occurrence and during the continuation of an Event of Default, payments and prepayments with respect to the Obligations made to the Administrative Agent, the Lenders, the Issuing Banks, the Swing Line Bank or otherwise received by the Administrative Agent, any Lender, any Issuing Bank or the Swing Line Bank (from realization on Collateral or otherwise, but excluding any funds held in the L/C Cash Collateral Account which shall be applied to, or held to pay, the Available Amount of all Letters of Credit then outstanding as set forth in Section 8.3) shall be distributed in the following order of priority: first, to the reasonable costs and expenses (including reasonable attorneys' fees and expenses), if any, incurred by the Administrative Agent, any Lender, the Issuing Banks or the Swing Line Bank in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral until paid in full; second, to any fees then due and payable to the Administrative Agent under this Agreement or any other Loan Document until paid in full; third, to any fees then due and payable to the Lenders and the Issuing Banks under this Agreement until paid in full; fourth, to the ratable payment of interest then due in respect of the Revolving Loans, the Swing Line Loans, and the Term Loans until paid in full; fifth, to the ratable payment of principal of the Revolving Loans (other than Bankers' Acceptances that are not BA Equivalent Loans and are not then due), the Swing Line Loans, the Term Loans and, to the extent of any Bankers' Acceptances that are not BA Equivalent Loans and are not then due and any Letters of Credit then outstanding, to the interest-bearing account referred to in Section 2.14(l) hereof or the L/C Cash Collateral Account, in each case until paid (or cash collateralized) in full; sixth, to any other Obligations not otherwise referred to in this Section, including any obligations owed to a Lender or any Affiliate of a Lender under Interest Hedge Agreements with a Loan Party until paid in full; and seventh, to Borrowers or such other Person entitled thereto under applicable law.

                                   ARTICLE 9.
                                   THE AGENTS

         Section 9.1 Authorization and Action. Each Lender hereby appoints and authorizes Rabobank to take action on its behalf as the Administrative Agent, and each Canadian Lender hereby appoints and authorizes Rabobank Canada to act on its behalf as Canadian Administrative Agent, to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to them respectively by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents, neither Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or

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refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided that neither Agent shall be required to take any action that exposes it or its officers or directors to personal liability or that is contrary to this Agreement or Applicable Law. Except for action requiring the approval of the Required Lenders, the Agents shall be entitled to use their discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, any Loan Document, unless such Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. No Agent shall incur any liability under or in respect of any Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order.

         Section 9.2 Agents' Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:

                  (a) respectively, may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it, and may rely on any opinion of counsel delivered under this Agreement, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts or any such opinion;

                  (b) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents by any other Person;

                  (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;

                  (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto (other than its own execution and delivery thereof) or the creation, attachment perfection or priority of any Lien purported to be created under or contemplated by any Loan Document;

                  (e) respectively, shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing

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(which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties;

                  (f) shall have no liability or responsibility to any Loan Party for any failure on the part of any Lender to comply with any obligation to be performed by such Lender under this Agreement;

                  (g) shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under this Agreement unless they have received notice from a Lender or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default";

                  (h) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System; and

                  (i) may act directly or through agents or attorneys on its behalf but shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

         Section 9.3 Agents, in their Individual Capacity and Affiliates. With respect to their respective Commitments, and the Loans made by each of them, respectively, Rabobank and Rabobank Canada shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Rabobank and Rabobank Canada in their individual capacities. Rabobank and Rabobank Canada and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Rabobank and Rabobank Canada were not Agents and without any duty to account therefor to the Lenders.

         Section 9.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on the financial statements referred to in Section 3.1 and such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

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         Section 9.5       Notice of Default or Event of Default. In the event
that any Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, such Agent or such Lender shall promptly notify the Lenders and the Agents, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Event of Default within ten days after their receipt of the notice of any Event of Default from any Agent, or shall request inconsistent action with respect to such Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

         Section 9.6 Indemnification. Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including without limitation fees and expenses of legal counsel, experts, agents and consultants) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses payable by any Borrower under
Section 10.4, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this Section, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of:

                  (a) the aggregate principal amount of the Loans (other than Revolving Loans by way of Bankers' Acceptances) outstanding at such time and owing to the respective Lenders;

                  (b) the aggregate face amount of Bankers' Acceptances outstanding at such time and owing to the respective Lenders;

                  (c) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time; and

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                  (d)      their respective Unused Multi-Currency Commitments
and Unused Canadian Commitments at such time.

         Section 9.7 Successor Agent. Either Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or a commercial bank or other financial institution and having a combined capital and reserves in excess of U.S. $500,000,000. The resignation of such retiring Agent shall be effective only upon (i) the acceptance of any appointment as an Agent hereunder by a successor Agent, and (ii) the execution of all documents and the taking of all other actions necessary or, in the opinion of the successor Agent, in connection with the substitution, in accordance with applicable law, of the successor Agent as creditor of each Foreign Obligor's Parallel Debts and as holder of the security created pursuant to the Loan Documents. Upon such effectiveness pursuant to the foregoing clauses
(i) and (ii), such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Article 9 and Section 10.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

         Section 9.8 Agent May File Proofs of Claim. The Appropriate Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of each Agent, its agents, financial advisors and counsel), the Issuing Banks and the Lenders allowed in any judicial proceedings relative to any Loan Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender to make such payments to the Appropriate Agent and, in the event that the Appropriate Agent shall consent to the making of such payments directly to the Lenders, to pay to the Appropriate Agent any amount due to the Appropriate Agent for the reasonable compensation, expenses, disbursements and advances of the Appropriate Agent, its agents, financial advisors and counsel, and any other amounts due the Appropriate Agent. Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender with respect thereto, or to authorize any Agent to vote in respect of the claim of any Lender in any such Proceeding.

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         Section 9.9       Co-Documentation Agent and Co-Syndication Agent. It
is expressly acknowledged and agreed by the Agents, each Lender and the Borrowers for the benefit of the Co-Documentation Agents and Co-Syndication Agents that the Co-Documentation Agents and Co-Syndication Agents, in such capacity, have no duties or obligations whatsoever with respect to this Agreement or any other document or any matter related thereto.

         Section 9.10      Collateral; Parallel Debt.

                  (a) Each Agent is hereby authorized to hold all Collateral pledged to it pursuant to any Loan Document and to act on behalf of the Agents, the Lenders and the Issuing Banks, in its own capacity and through other agents appointed by it, under the Security Documents; provided, that such Agent shall not agree to the release of any Collateral except in accordance with the terms hereof.

                  (b) For the purposes of holding any security hereafter granted by any of the Loan Parties pursuant to the laws of the Province of Quebec, the Administrative Agent, or the Canadian Administrative Agent, as applicable, shall be the holder of an irrevocable power of attorney ("fonde de pouvoir" in accordance with article 2692 of the Civil Code of Quebec) for all present and future Lenders. By executing an Assignment and Acceptance, any future Lender shall be deemed to ratify the power of attorney granted to the Administrative Agent or the Canadian Administrative Agent, as applicable, hereunder. The Lenders and the Loan Parties agree that notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), the Administrative Agent or the Canadian Administrative Agent, as applicable, may, as the person holding the power of attorney of the Lenders, acquire any debentures or other title of indebtedness secured by any hypothec granted by any of the Loan Parties to the Administrative Agent or the Canadian Administrative Agent, as applicable, pursuant to the laws of the Province of Quebec.

                  (c) Without prejudice to the other provisions of the Loan Documents and for the purpose of ensuring the validity and effect of any security right governed by Dutch or German law and granted or to be granted by any Foreign Obligor pursuant to the Loan Documents, each Foreign Obligor undertakes, as a separate and independent obligation to the Administrative Agent, to pay to the Administrative Agent its Parallel Debts.

                  (d) (i) No Foreign Obligor may pay its Parallel Debts other than at the instruction of, and in the manner determined by, the Administrative Agent, and (ii) without prejudice to clause (i) above, each Foreign Obligor shall be obliged to pay its Parallel Debts (or, if such Foreign Obligor's Underlying Debts are due at different times, amounts of its Parallel Debt corresponding to each such Underlying Debts) only when its Underlying Debts have fallen due.

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                  (e)      Any payment made, or amount recovered, in respect of
any Foreign Obligor's Parallel Debt shall reduce such Foreign Obligor's Underlying Debts to any Lender or Issuing Bank by the amount that such Lender or Issuing Bank is entitled to receive out of such payment or recovery under the Loan Documents.

                  (f) Notwithstanding any provision to the contrary in any Loan Document, in relation to any Foreign Obligor's Parallel Debt and any security governed by Dutch or German law:

                           (i)      the Administrative Agent shall act for
itself (but always for the benefit of the Agents, Issuing Banks and Lenders in accordance with the provisions of the Loan Documents); and

                           (ii)     the rights, powers and authorities vested in
the Administrative Agent pursuant to the Loan Documents are subject to any restrictions imposed by mandatory Dutch or German law.

         Section 9.11      Release of Collateral.

                  (a) Each Lender and each Issuing Bank hereby authorizes and directs the Appropriate Agent to, in accordance with the terms of this Agreement, and the Appropriate Agent agrees to, release or subordinate any Lien held by the Appropriate Agent for the benefit of the Agents, the Lenders and the Issuing Banks:

                           (i)      against all of the Collateral, upon final
and indefeasible payment in full of the Obligations and termination of this Agreement;

                           (ii)     against any part of the Collateral sold or
disposed of by the applicable Loan Party if such Asset Disposition (1) is permitted by Section 7.7 hereof as certified to the Administrative Agent by the Loan Party in a certificate of an Authorized Signatory (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (2) is otherwise consented to by the requisite Lenders for such release as set forth in Section 10.1 hereof.

                           (iii)    against any Collateral that is sold or
disposed of by any Loan Party, other than pursuant to Section 7.7, and the Net Cash Proceeds for such Asset Disposition do not exceed (1) U.S. $500,000 in any one Asset Disposition or (2) U.S. $2,000,000, in the aggregate in any fiscal year;

                           (iv)     against any Collateral in which no Loan
Party or its Subsidiary owned any interest at the time the Lien was granted to the Agents and Lenders pursuant to the Security Documentation at any time thereafter; and

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                           (v)      against any Collateral leased to a Loan
Party or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement.

         Each Lender and each Issuing Bank hereby directs the Appropriate Agent to, and the Appropriate Agent hereby agrees to, execute and deliver or file such termination and partial release statements and do such other things as are reasonably necessary to release Liens to be released pursuant to this Section promptly upon the effectiveness of any such release. Upon request by the Appropriate Agent at any time, the Lenders and the Issuing Banks will confirm in writing the Appropriate Agent's authority to release particular types or items of Collateral pursuant to this Section.

         Section 9.12 Securitization Documents. The Administrative Agent is hereby authorized to enter into the Securitization Intercreditor Agreement on behalf of the Agents, the Lenders and each Issuing Bank.

                                   ARTICLE 10.
                                  MISCELLANEOUS

         Section 10.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

                  (a) no amendment, waiver or consent shall, unless in writing and signed by all the Canadian Lenders, do any of the following at any time:

                           (i)      change the procedures for the issuance of
Bankers' Acceptances and BA Equivalent Loans hereunder; or

                           (ii)     reduce or forgive any scheduled payment of
principal due under the Canadian Facility, or reduce the rate of interest or fees payable under the Canadian Facility, or postpone any scheduled date for any payment of interest or fees under the Canadian Facility;

                  (b) no amendment, waiver or consent shall, unless in writing and signed by all the Multi-Currency Lenders affected thereby, reduce or forgive any scheduled payment of principal due under the Multi-Currency Facility, or reduce the rate of interest or fees payable under the Multi-Currency Facility, or postpone any scheduled date for any payment of interest or fees under the Multi-Currency Facility;

                  (c) no amendment, waiver or consent shall, unless in writing and signed by all the US Term Loan Lenders affected thereby, reduce or forgive any scheduled payment of principal due under the US Term Loan Facility, or reduce the rate

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of interest or fees payable under the US Term Loan Facility, or postpone any scheduled date for any payment of principal, interest or fees under the US Term Loan Facility, or convert the US Term Loan to any currency other than U.S. Dollars;

                  (d) no amendment, waiver or consent shall, unless in writing and signed by all the Euro Term Loan Lenders affected thereby, reduce or forgive any scheduled payment of principal due under the Euro Term Loan Facility, or reduce the rate of interest or fees payable under the Euro Term Loan Facility, or postpone any scheduled date for any payment of principal, interest or fees under the Euro Term Loan Facility, or, except upon the occurrence of a Sharing Event, convert the Euro Term Loan to any currency other than Euros;

                  (e) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders affected thereby and acknowledged by the Administrative Agent, increase (i) the aggregate amount of the Commitments of any Lender, or (ii) any Lender's Pro Rata Share;

                  (f) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and acknowledged by Administrative Agent, do any of the following at any time:

                           (i)      waive any of the conditions specified in
Section 3.3;

                           (ii)     change the definition of "Required Lenders"
hereunder;

                           (iii)    amend this Section 10.1;

                           (iv)     extend the Revolving Loan Maturity Date or
the Term Loan Maturity Date; or

                           (v)      release any Guarantor that is a Borrower or
a Material Subsidiary from its obligations under its respective Guaranty Agreement, or release any material portion of the Collateral, except, in each case, as permitted by Section 9.11 or in connection with a sale that is permitted under Section 7.7;

                  (g) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank in such capacity under this Agreement;

                  (h) no amendment, waiver or consent shall, unless in writing and signed by the Appropriate Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of such Issuing Bank under this Agreement; and

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                  (i)      no amendment, waiver or consent shall, unless in
writing and signed by the Appropriate Agent, in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement.

         Anything in this Agreement to the contrary notwithstanding, if any Lender shall fail to fulfill its obligations to make a Loan hereunder then, for so long as such failure shall continue, such Lender shall (unless AGCO and the Required Lenders, determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement (including without limitation under this Section 10.1) to have no Loans or Commitments, shall not be treated as a "Lender" hereunder when performing the computation of Required Lenders, and shall have no rights under this Section 10.1; provided that any action taken by the other Lenders with respect to the matters referred to in clauses (a), (b), (c), (d) or (f) of this Section 10.1 shall not be effective as against such Lender.

         Section 10.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered,

                  (a) if to AGCO or any Borrowing Subsidiary to AGCO at its address at 4205 River Green Parkway, Duluth, Georgia 30096-2568, Attention:
General Counsel, Facsimile No. (770) 813-6158, with a copy to the Chief Financial Officer at the same address and telecopier number;

                  (b) if to any Lender, at its Domestic Lending Office specified on Schedule 1 to the Lender Addendum with respect thereto or in the Assignment and Acceptance pursuant to which it became a Lender;

                  (c) if to the Administrative Agent, at its address at 245 Park Avenue, 38th Floor, New York, New York 10167-0062, Attention: Loan Syndications, Facsimile No. (212) 309-5120; and

                  (d) if to the Canadian Administrative Agent, at its address at 77 King Street West, Suite 4520, P.O. Box 57, TD Centre, Toronto, Ontario M5K1E7, Attention: Credit/Legal, Facsimile No. (416) 941-9750,

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective five days after deposit in the mail and when transmitted by telecopier, except that notices and communications to an Agent pursuant to
Article 2, 3 or 9 shall not be effective until received by such Agent.

         Section 10.3 No Waiver: Remedies. No failure on the part of any Lender or either Agent to exercise, and no delay in exercising, any right hereunder or under any

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Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 10.4      Costs and Expenses.

                  (a) AGCO agrees to pay on demand all costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents at any time (including without limitation (A) all reasonable due diligence, syndication, transportation, computer, duplication, IntraLinks, appraisal, audit, insurance and consultant out-of-pocket fees and expenses and (B) the reasonable fees and expenses of counsel (including without limitation New York, local and foreign counsel) for the Agents with respect thereto, with respect to advising the Agents as to their respective rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto).

                  (b) AGCO further agrees to pay on demand all costs and expenses of each Agent, each Issuing Bank and each Lender in connection with the enforcement of the Loan Documents against any Loan Party, whether in any action, suit or litigation, any workout, bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including without limitation the reasonable fees and expenses of counsel for each Agent and each Lender with respect thereto), and each Borrowing Subsidiary severally agrees to pay on demand all such costs and expenses in respect of any such enforcement relating to itself.

                  (c) AGCO agrees to indemnify and hold harmless each Agent, each Issuing Bank and each Lender and each of their Affiliates and their officers, directors, trustees, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with:

                           (i)      any acquisition or proposed acquisition;

                           (ii)     the actual or alleged presence of Hazardous
Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries; or

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                           (iii)    any financing hereunder;

in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrowers agree not to assert any claim against the either Agent, any Issuing Bank, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Loans.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including without limitation fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by either Agent or any Lender, in its sole discretion.

         Section 10.5 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.2 to authorize the Administrative Agent to declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents due and payable pursuant to the provisions of Section 8.2, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law and subject to Section 2.10, to offset and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of a Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including without limitation other rights of set-off) that such Lender and its Affiliates may have.

         Section 10.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agents and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents, the Issuing Banks and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without

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the prior written consent of each Lender. Section 12.5 shall also inure to the benefit of each Subsidiary of AGCO referred to therein.

         Section 10.7      Assignments and Participations.

                  (a) Each Lender and the Issuing Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment or Commitments, and the Loans owing to it), and the Issuing Bank may assign its Letter of Credit Commitment; provided that:

                           (i)      any such assignment by an Issuing Bank of
its Letter of Credit Commitment shall be of its entire Letter of Credit Commitment;

                           (ii)     in the case of each such assignment of a
Multi-Currency Commitment (except in the case of an assignment to a Person that, immediately prior to such assignment, was a Multi-Currency Lender or an assignment of all of a Multi-Currency Lender's rights and obligations under this Agreement), (A) the amount of the Multi-Currency Commitment of the assigning Multi-Currency Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S. $5,000,000 and shall be an integral multiple of U.S. $500,000 in excess thereof, and (B) the assignor shall simultaneously assign to the assignee a ratable share of (1) all participations in Letters of Credit issued for the account of Multi-Currency Borrowers and then outstanding, and (2) all Letter of Credit Advances then owing to such Lender as a result of draws on Letters of Credit issued for the account of Multi-Currency Borrowers;

                           (iii)    in the case of each such assignment of a
Canadian Commitment (except in the case of an assignment to a Person that, immediately prior to such assignment, was a Canadian Lender or an assignment of all of a Canadian Lender's rights and obligations under this Agreement), (A) the amount of the Canadian Commitment of the assigning Canadian Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S. $5,000,000 and shall be an integral multiple of U.S. $500,000 in excess thereof, and (B) the assignor shall simultaneously assign to the assignee a ratable share of (1) all participations in Letters of Credit issued for the account of the Canadian Subsidiary and then outstanding, and (2) all Letter of Credit Advances then owing to such Lender as a result of draws on Letters of Credit issued for the account of the Canadian Subsidiary;

                           (iv)     in the case of each such assignment of a
ratable portion of the US Term Loan Facility (except in the case of an assignment (x) to a Person that, immediately prior to such assignment, was a US Term Loan Lender, (y) of all of a US Term Loan Lender's rights and obligations under this Agreement or (z) to Affiliates of an

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existing US Term Loan Lender and Approved Funds), the amount of the portion of the US Term Loan Facility of the assigning US Term Loan Facility Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S. $1,000,000;

                           (v)      in the case of each such assignment of a
ratable portion of the Euro Term Loan Facility (except in the case of an assignment (x) to a Person that, immediately prior to such assignment, was a Euro Term Loan Lender, (y) of all of a Euro Term Loan Lender's rights and obligations under this Agreement or (z) to Affiliates of an existing Euro Term Loan Lender and Approved Funds), the amount of the portion of the Euro Term Loan Facility of the assigning Euro Term Loan Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than (euro)1,000,000;

                           (vi)     such assignment shall be to an Eligible
Assignee; and

                           (vii)    the proposed assignment (if other than an
assignment by a Lender to an Affiliate or Approved Fund of such Lender) shall be approved by (x) the Administrative Agent, and (y) if no Default then exists, AGCO; the foregoing approvals in each case not to be unreasonably withheld or delayed; and

                           (viii)   the parties to each such assignment shall
execute and deliver to the Administrative Agent for its own account, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of U.S. $3,500, payable by the assignee to the Administrative Agent (with only one such fee payable in connection with contemporaneous assignments pursuant to the same Assignment and Acceptance to or by two or more Approved Funds of a single Lender).

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and
Acceptance:

                           (i)      the assignee thereunder shall be a party
hereto and, to the extent that rights and obligations hereunder or under any other Loan Document have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder; and

                           (ii)     the Lender assignor thereunder shall, to the
extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and under each other Loan Document (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

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                  (c)      By executing and delivering an Assignment and
Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

                           (i)      other than as provided in such Assignment
and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

                           (ii)     such assigning Lender makes no
representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

                           (iii)    such assignee confirms that it has received
a copy of this Agreement, together with copies of the financial statements referred to in Sections 3.1 and 3.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                           (iv)     such assignee will, independently and
without reliance upon either Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                           (v)      such assignee confirms that it is an
Eligible Assignee or an Affiliate of the assignor;

                           (vi)     such assignee appoints and authorizes the
Administrative Agent (and, if such assignee will be a Canadian Lender, the Canadian Administrative Agent) to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent (and the Canadian Administrative Agent, if applicable) by the terms hereof, together with such powers and discretion as are reasonably incidental thereto;

                           (vii)    such assignee agrees that it will perform in
accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and

                           (viii)   that the benefit of the security interests
and guarantees attached to the rights being assigned shall be transferred to the benefit of the assignee upon the completion of such assignment.

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                  (d)      The Administrative Agent shall maintain at its
address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Issuing Banks and the Lenders and their respective Commitment under each Facility of, the principal amount of the Loans owing under each Facility to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, the Canadian Administrative Agent, either Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent, promptly following receipt thereof, will notify the Canadian Administrative Agent of any Assignment and Acceptance relating to the Canadian Facility.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto:

                           (i)      record the information contained therein in
the Register; and

                           (ii)     give prompt notice thereof to the Borrowers.

                  (f) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitments and the Loans owing to it) to a financial institution (a "Participant"); provided that;

                           (i)      such Lender's obligations under this
Agreement (including without limitation its Commitments) shall remain unchanged;

                           (ii)     such Lender shall remain solely responsible
to the other parties hereto for the performance of such obligations;

                           (iii)    the Borrowers, the Agents and the other
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; and

                           (iv)     no Participant under any such participation
shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce or forgive any principal due hereunder, or reduce the rate of interest or any fees payable hereunder, in each case to the extent subject to such participation, postpone any scheduled date for any payment of interest or fees hereunder or extend the Maturity Date, in each case to the extent subject to such

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participation, except in accordance with the terms hereof or of any other Loan
Document; and

                           (v)      no Participant under any such participation
shall have any greater benefits or rights than such Lender with respect to fees or yield maintenance provisions of this Agreement.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.7, disclose to the assignee or Participant or proposed assignee or Participant, any public information relating to any Borrower furnished to such Lender by or on behalf of such Borrower and any information conspicuously labeled by a Borrower as being confidential at the time such information is furnished to such Lender if such assignee or Participant or proposed assignee or Participant has agreed to use reasonable efforts to keep such information confidential.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including without limitation the Loans owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and any Lender that is a fund may pledge all or any portion of its rights under this Agreement (including without limitation the Loans owing to it) to its trustee in support of its obligations to its trustee.

         Section 10.8 Marshalling; Payments Set Aside. None of the Agents, any Lender or any Issuing Bank shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that a Borrower makes a payment or payments to any Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 10.9 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement on the Agreement Date by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, AGCO, on behalf of itself and the other Borrowers, and the Administrative Agent.

         Section 10.10     Contribution Among Guarantors.

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                  (a)      Each Guarantor shall be entitled to subrogation,
contribution and reimbursement rights from and against the other Guarantors to the extent any Guarantor is required to pay to the Agents, the Lenders or the Issuing Banks any amount in excess of the Allocable Amount (as defined in the Contribution Agreement) of such Guarantor, as more fully set forth in the Contribution Agreement; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of paragraph (b) below.

                  (b) No Guarantor will exercise any such rights that it may acquire by way of subrogation under any other Loan Document or at law by any payment made under its Guaranty Agreement or otherwise, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any other Guarantor in respect of payments made by such Guarantor under its Guaranty Agreement or under any other Loan Document, until all Obligations are paid in full in cash and the Commitments are terminated. If any amounts shall be paid to any Guarantor on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agents, the Issuing Banks and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

                                   ARTICLE 11.
                          INCREASED COSTS, TAXES, ETC.

         Section 11.1      Increased Costs, Etc.

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made, or effective, after the Agreement Date, there shall be any increase in the cost to any Lender or either Issuing Bank of agreeing to make or of making, funding or maintaining LIBO Rate Loans or of agreeing to accept Bankers' Acceptances or of agreeing to issue or of issuing, maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, in any case to or for the account of any Borrower, then such Borrower shall from time to time, upon demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent and, if such Lender is a Canadian Lender or such Issuing Bank is the Canadian Issuing Bank, the Canadian Administrative Agent), pay to the Administrative Agent, if such Lender is a Multi-Currency Lender, a US Term Loan Lender or a Euro Term Loan Lender, and otherwise to the Canadian Administrative Agent for the account of such Lender or such Issuing Bank additional amounts sufficient to compensate such Lender or such Issuing Bank for such increased cost. A certificate as

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to the amount of such increased cost and stating that such Lender's or Issuing
Bank's request for payment is consistent with such Lender's or Issuing Bank's internal policies, submitted to such Borrower by such Lender or such Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender or either Issuing Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), which in any such case is adopted, issued, made or effective after the Agreement Date, affects or would affect the amount of capital required or expected to be maintained by such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or participate in Letters of Credit or, in the case of an Issuing Bank, to issue Letters of Credit, hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), in any case to or for the account of any Borrower, then, upon demand by such Lender or such Issuing Bank (with a copy of such demand to the Administrative Agent and, if such Lender is a Canadian Lender or such Issuing Bank is the Canadian Issuing Bank, the Canadian Administrative Agent), such Borrower shall pay to the Administrative Agent, if such Lender is a Multi-Currency Lender, a US Term Loan Lender or a Euro Term Loan Lender or such Issuing Bank is a Multi-Currency Issuing Bank, and otherwise to the Canadian Administrative Agent for the account of such Lender or such Issuing Bank, from time to time as specified by such Lender or such Issuing Bank, additional amounts sufficient to compensate such Lender or such Issuing Bank in the light of such circumstances, to the extent that such Lender or such Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or such Issuing Bank's commitment to issue or maintain of any Letters of Credit. A certificate as to such amounts and stating that such Lender's or such Issuing Bank's request for payment is consistent with such Lender's or such Issuing Bank's internal policies, submitted to such Borrower by such Lender or such Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any LIBO Rate Loans in U.S. Dollars or any Offshore Currency, Appropriate Lenders owed more than fifty percent (50%) of the then outstanding aggregate unpaid principal amount thereof notify the Administrative Agent, in the case of Multi-Currency Revolving Loans or the Term Loans and otherwise the Canadian Administrative Agent that the LIBO Rate for any Interest Period for such Loans in U.S. Dollars or any Offshore Currency will not adequately reflect the cost to such Lenders of making, funding or maintaining their LIBO Rate Loans for such Interest Period, the Administrative Agent or Canadian Administrative Agent, as applicable, shall forthwith so notify the affected Borrower and the Appropriate Lenders, whereupon:

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                           (i)      if U.S. Dollars are the affected currency,
each such LIBO Rate Loan denominated in U.S. Dollars will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan;

                           (ii)     if an Offshore Currency is the affected
currency, the affected Borrower shall, on the last day of the then existing Interest Period, prepay in full such LIBO Rate Loans in the affected currency; and

                           (iii)    the obligation of the Appropriate Lenders to
make such LIBO Rate Loans in the affected currency shall be suspended, until the Administrative Agent or Canadian Administrative Agent, as applicable, shall notify the affected Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its LIBOR Lending Office to perform its obligations hereunder to make LIBO Rate Loans in U.S. Dollars or any Offshore Currency or to continue to fund or maintain such LIBO Rate Loans hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, if such Lender is a Multi-Currency Lender or a Term Loan Lender, and otherwise through the Canadian Administrative Agent:

                           (i)      the obligation of the Appropriate Lenders to
make LIBO Rate Loans in the affected currency shall be suspended;

                           (ii)     the affected Borrower shall, on the earlier
of the last day of the then existing Interest Period and such date as may be required by law, prepay in full all Multi-Currency Revolving Loans in any such Offshore Currency other than Canadian Dollars; and

                           (iii)    each LIBO Rate Loan denominated in U.S.
Dollars or Canadian Dollars will automatically, upon such demand, Convert into a Base Rate Loan, until the Administrative Agent or the Canadian Administrative Agent, as applicable, shall notify the affected Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

                  (e) During the continuance of any Event of Default, and upon the election of the Required Lenders and during the continuance of any
Default:

                           (i)      each LIBO Rate Loan denominated in U.S.
Dollars or Canadian Dollars will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Loan and each outstanding Bankers' Acceptance will

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automatically, on the last day of the then-existing Contract Period therefor,
Convert into a Base Rate Loan;

                           (ii)     the Borrowers will, on the last day of the
then-existing Interest Period therefor, prepay each LIBO Rate Loan in an Offshore Currency other than Canadian Dollars; and

                           (iii)    the obligation of the Lenders to make LIBO
Rate Loans and accept Bankers' Acceptances shall be suspended.

                  (f) Each Lender shall notify AGCO of any event occurring after the date of this Agreement entitling such Lender to compensation under subsection (a) or (b) of this Section within one hundred eighty (180) days, after such Lender obtains actual knowledge thereof; provided that:

                           (i)      if any Lender fails to give such notice
within one hundred eighty (180) days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to such subsection (a) or (b) in respect of any costs resulting from such event, only be entitled to payment under such subsection (a) or (b) for costs incurred from and after the date one hundred eighty (180) days prior to the date that such Lender gives such notice; and

                           (ii)     each Lender will designate a different
Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender or contrary to its policies.

         Section 11.2 LIBO Breakage Costs. If any prepayment or payment (or failure to prepay after the delivery of a notice of prepayment) of principal of, or Conversion of, any LIBO Rate Loan is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan, as a result of a payment or Conversion, acceleration of the maturity of any of the Obligations pursuant to Section 8.2 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Loan upon an assignment of rights and obligations under this Agreement pursuant to Section 10.7, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Appropriate Agent), pay to the Appropriate Agent for the account of such Lender any amounts required to compensate such Lender for all losses, costs or expenses that such Lender may reasonably incur as a result of such failure, including without limitation foreign exchange losses, based on customary funding and foreign exchange hedging arrangements, whether or not such arrangements actually occur, and any and all other losses, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Borrowing and the unavailability of funds as a result of such Borrower failing to prepay any amount when specified in a notice of prepayment or otherwise when due, but excluding loss of anticipated profits.

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         Section 11.3      Judgment Currency.

                  (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 A.M. (Relevant Currency Time) on the second Business Day preceding that on which final judgment is given.

                  (b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or either Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or such Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or such Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or such Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or such Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or such Agent (as the case may be) in the Original Currency, such Lender or such Agent (as the case may be) agrees to remit to such Borrower such excess.

         Section 11.4      Taxes.

                  (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with Section 2.9, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto of or by any governmental authorities, excluding, in the case of each Lender and either Agent, franchise taxes and taxes imposed or calculated by reference to net income that are imposed on such Lender, or either Agent by the state or foreign jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof (including the country within which such state or jurisdiction is located) and, in the case of each Lender, franchise taxes and taxes imposed or calculated by reference to net income that are imposed on such Lender by the state or province of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to an Agent,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or such Agent (as the case may be) receives an

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amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                  (c) The Borrowers shall indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section, paid by or imposed on such Lender or such Agent (as the case may be), including without limitation any taxes resulting from the purchase of a participation as required by Section 2.15 following the occurrence of a Sharing Event, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date such Lender or such Agent (as the case may be) makes written demand therefor, and delivers to AGCO with a certificate describing in reasonable detail the manner in which the indemnified amount was calculated; provided that a Lender or an Agent shall not be required to describe in such certificate information that such Lender or Agent deems to be confidential or the disclosure of which is inconsistent with such Lender's or Agent's internal policies. Any such calculation shall be conclusive, absent manifest error.

                  (d) Within thirty (30) days after the date of any payment of Taxes, the Multi-Currency Borrowers shall furnish to the Administrative Agent, and the Canadian Subsidiary shall furnish to the Canadian Administrative Agent, at their respective addresses referred to in Section 10.2, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by the Borrowers through an account or branch outside the United States, in the case of any Multi-Currency Borrower, or through an account or branch outside Canada, in the case of the Canadian Subsidiary, or on behalf of the Borrowers by a payor that is not a United States person, or a person Resident in Canada, as the case may be, if the Borrowers determine that no Taxes are payable in respect thereof, the Borrowers shall furnish, or shall cause such payor to furnish, to the Appropriate Agent, at such address, an opinion of counsel reasonably satisfactory to such Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code, and the terms "Canada" and "Resident in Canada" shall have the meanings ascribed thereto for purposes of the Income Tax Act (Canada).

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, in the case of a Multi-Currency Lender or a Term Loan Lender, and each

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Lender organized under the laws of a jurisdiction outside the country of the applicable Borrower, in each other case, shall, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender hereunder, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by a Borrower or the Appropriate Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Appropriate Agent and such Borrower with (i) in the case of a Multi-Currency Lender or a Term Loan Lender, (w) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not (I) a "bank" as described in Section 881(c)(3)(A) of the Internal Revenue Code, (II) a ten percent (10%) shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the Internal Revenue Code, and (B) a properly completed and executed IRS Form W-8BEN, (x) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN; (y) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI; and (z) such other form or forms as may be required under the Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax, and (ii) in the case of any Lender organized under the laws of a jurisdiction outside the country within which an applicable Borrower is organized, such valid and fully completed forms, as are required by the applicable tax authority of such jurisdiction, indicating that such Lender is entitled to benefits under an income tax treaty to which the country within which such Borrower is resident is a party that reduces the rate of interest-withholding tax on payments under this Agreement. If the appropriate forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates an interest-withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States (or the jurisdiction wherein the applicable Borrower is organized) withholding tax with respect to interest paid at such date by a Borrower, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the Agreement Date by Internal Revenue Service form W-8ECI or W-8BEN or other form that the applicable Borrower has indicated in writing to the

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Lenders on the Agreement Date as being a required form to avoid or reduce withholding tax on payments under this Agreement, that a Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

                  (f) If any Lender claims exemption from, or reduction of, withholding tax pursuant to subsection (e), and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's documentation as no longer valid. If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender in an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (e) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold the Administrative Agent harmless for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

                  (g) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to an additional payment or indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (h)      If a Borrower makes a payment under subsection (a) or
(c) of this Section 11.4 and the Appropriate Agent or Lender determines that a credit against, relief

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or remission for, or repayment of any tax, is attributable to that payment or to the Taxes which gave rise to that payment (a "Tax Credit"), and the Appropriate Agent or Lender has obtained, utilized and retained that Tax Credit, the Appropriate Agent or Lender shall pay the amount of the Tax Credit to the Borrowers up to such amount as the Appropriate Agent or Lender determines will leave it (after that payment) in no better and no worse after-tax position as it would have been in had the payment under subsection (a) or (c) not been made by the Borrowers.

                  (i) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 11.4 shall survive the payment in full of principal and interest hereunder.

         Section 11.5 Replacement of a Lender. Subject to the second and third paragraphs of this Section 11.5, if:

                  (a)      a Multi-Currency Lender requests compensation under
Section 11.1 or 11.4 and other Multi-Currency Lenders holding Commitments equal to at least one-third of the Multi-Currency Facility shall not have made a similar request;

                  (b)      a Canadian Lender requests compensation under Section
11.1 or 11.4 and other Canadian Lenders holding Commitments equal to at least one third of the Canadian Facility shall not have made a similar request;

                  (c)      a US Term Loan Lender requests compensation under
Section 11.1 or 11.4 and other US Term Loan Lenders holding Commitments equal to at least one-third of the US Term Loan Facility shall not have made a similar request;

                  (d)      a Euro Term Loan Lender requests compensation under
Section 11.1 or 11.4 and other Euro Term Loan Lenders holding Commitments equal to at least one-third of the Euro Term Loan Facility shall not have made a similar request;

                  (e) the obligation of a Lender to make LIBO Rate Loans or to Convert Base Rate Loans into LIBO Rate Loans shall be suspended pursuant to
Section 11.1 (c) or (d) in circumstances in which such obligations of other Lenders holding Commitments for any Tranche (other than the Canadian Facility) equal to at least one third such Tranche shall not have been suspended; or

                  (f) a Lender becomes insolvent, goes into receivership or fails to make any Loans required to be made by it hereunder,

then, so long as such condition occurs and is continuing with respect to any Lender (a "Replaced Lender"), AGCO may designate a Person (a "Replacement Lender") that is an Eligible Assignee (and acceptable to the Administrative Agent) to assume such Replaced Lender's Commitments hereunder and to purchase any Loans by such Replaced Lender and such Replaced Lender's rights hereunder, without recourse to or representation or

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warranty by, or expense to, such Replaced Lender, for a purchase price equal to the outstanding principal amount of the Loans by such Replaced Lender, plus any accrued but unpaid interest on such Loans and accrued but unpaid fees and other amounts owing to such Replaced Lender.

                  Subject to the execution and delivery to the Appropriate Agent and the Replaced Lender by the Replacement Lender of an Assignment and Acceptance (and the approval thereof by the applicable Persons specified in Section 10.7(a)(vii)) and the payment to the Administrative Agent by AGCO on behalf of such Replaced Lender of the assignment fee specified in Section 10.7(a)(viii), the Replacement Lender shall succeed to the rights and obligations of such Replaced Lender hereunder and such Replaced Lender shall no longer be a party hereto or have any rights hereunder; provided that the obligations of the Borrowers to such Replaced Lender under Sections 11.1, 11.2,
11.3 and 11.4 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such replacement.

                  AGCO may not exercise its rights under this Section with respect to any Lender (i) unless it exercises such rights with respect to all Lenders to which circumstances giving rise to the replacement of such Lender apply, or (ii) if a Default has occurred and is continuing.

                                   ARTICLE 12.
                                  JURISDICTION

         Section 12.1      Consent to Jurisdiction. Each Borrower irrevocably:

                  (a) submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Document;

                  (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or in such Federal court;

                  (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

                  (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrower at its address specified in Section 10.2; and

                  (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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Nothing in this Section shall affect the right of either Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of either Agent or any Lender to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions.

Each Borrower irrevocably appoints and designates AGCO as its agent for service of process and, without limitation of any other method of service, consents to service of process by mail at the address of AGCO for delivery of notices specified in Section 10.2.

         Section 12.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

         Section 12.3 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 12.4 No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither Issuing Bank nor any of its officers or directors shall be liable or responsible for:

                  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                  (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                  (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

                  (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit;

                  (e) except that no Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to a Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by:

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                           (i)      such Issuing Bank's willful misconduct or
gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit; or

                           (ii)     such Issuing Bank's willful failure to make
lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit.

In furtherance and not in limitation of the foregoing, either Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 12.5      Certain Cash Deposits.

                  (a) If, as of the 15th day of the first complete calendar month after the end of the each fiscal quarter of AGCO (or, if such 15th day is not a Business Day, the next-following Business Day), the Multi-Currency Outstandings shall exceed one hundred five percent (105%) of the Multi-Currency Revolving Facility (the "Multi-Currency Excess Outstandings") and to the extent that a Multi-Currency Borrower is not required on such date to prepay Multi-Currency Revolving Loans in an aggregate principal amount equal to the Multi-Currency Excess Outstandings pursuant to Section 2.5(b)(vii), AGCO will, promptly after a request therefor by the Administrative Agent, deposit in same-day funds at the Administrative Agent's office designated in such request, for deposit in such interest-bearing account as the Administrative Agent shall specify (the "Multi-Currency Borrower Cash Collateral Account"), an amount equal to the Multi-Currency Excess Outstandings (net of any prepayment pursuant to Section 2.5(b)(vii)). The Multi-Currency Borrower Cash Collateral Account shall be in the name and under the sole dominion and control of the Administrative Agent. The Administrative Agent shall have no obligation to invest any amounts on deposit in the Multi-Currency Borrower Cash Collateral Account. AGCO grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a lien on and security interest in the Multi-Currency Borrower Cash Collateral Account and all amounts from time to time on deposit therein as collateral security for the performance of AGCO's obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have all rights and remedies available to it under applicable law with respect to the Multi-Currency Borrower Cash Collateral Account and all amounts on deposit therein. Promptly after any date on which there shall occur a reduction in the amount of the Multi-Currency Excess Outstandings, the Administrative Agent will return to AGCO, free and clear of any Lien under this subsection (a), an amount equal to the excess of amounts then on deposit in the Multi-Currency Borrower Cash Collateral Account (including accrued interest) over the amount of the Multi-Currency Excess Outstandings as of the date of and after giving effect to such reduction.

                  (b) If, as of the 15th day of the first complete calendar month after the end of the each fiscal quarter of AGCO (or, if such 15th day is not a Business Day, the

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

next-following Business Day), the Canadian Outstandings shall exceed one hundred five percent (105%) of the Canadian Facility (the "Canadian Excess Outstandings") and to the extent that the Canadian Subsidiary is not required on such date to prepay Canadian Revolving Loans in an aggregate principal amount equal to the Canadian Excess Outstandings pursuant to Section 2.5(b)(viii), the Canadian Subsidiary will, promptly after a request therefor by the Canadian Administrative Agent, deposit in same-day funds at the Canadian Administrative Agent's office designated in such request, for deposit in such interest-bearing account as the Canadian Administrative Agent shall specify (the "Canadian Subsidiary Cash Collateral Account"), an amount equal to the Canadian Excess Outstandings (net of any prepayment pursuant to Section 2.5(b)(viii)). The Canadian Subsidiary Cash Collateral Account shall be in the name and under the sole dominion and control of the Canadian Administrative Agent. The Canadian Administrative Agent shall have no obligation to invest any amounts on deposit in the Canadian Subsidiary Cash Collateral Account. The Canadian Subsidiary grants to the Canadian Administrative Agent, for its benefit and the benefit of the Lenders, a lien on and security interest in the Canadian Subsidiary Cash Collateral Account and all amounts from time to time on deposit therein as collateral security for the performance of the Canadian Subsidiary's obligations under this Agreement and the other Loan Documents. The Canadian Administrative Agent shall have all rights and remedies available to it under applicable law with respect to the Canadian Subsidiary Cash Collateral Account and all amounts on deposit therein. Promptly after any date on which there shall occur a reduction in the amount of the Canadian Excess Outstandings, the Canadian Administrative Agent will return to the Canadian Subsidiary, free and clear of any Lien under this subsection (b), an amount equal to the excess of amounts then on deposit in the Canadian Subsidiary Cash Collateral Account (including accrued interest) over the amount of the Canadian Excess Outstandings as of the date of and after giving effect to such reduction.

         Section 12.6 Waiver of Jury Trial. EACH BORROWER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF EITHER AGENT, ANY ISSUING BANK OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                   ARTICLE 13.
                                 CONFIDENTIALITY

         The Agents and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by the Agents and the Lenders in a confidential manner, and shall not be

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

disclosed by the Agents and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any Lender of any Issuing Bank, (b) to Subsidiaries and Affiliates of any Lender or any Issuing Bank, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Article 13, (c) as may be required by statute, decision or other judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrowers or their Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Agents or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to in writing to receive such information hereunder subject to the terms of this Article, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this
Article 13 shall survive for two (2) years after the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first-above written.

BORROWERS:

                                                  AGCO CORPORATION

                                                  By: __________________________

                                                  Title: _______________________

                                                  AGCO CANADA, LTD.

                                                  By: __________________________

                                                  Title: _______________________

                                                  AGCO LIMITED

                                                  By: __________________________

                                                  Title: _______________________

                                                  AGCO INTERNATIONAL LIMITED

                                                  By: __________________________

                                                  Title: _______________________

                                                  AGCO HOLDING B.V.

                                                  By: __________________________

                                                  Title: _______________________

Credit Agreement                       S-1

                                                  AGCO DEUTSCHLAND HOLDING
                                                  LIMITED & CO. KG

                                                  By: __________________________

                                                  Title: _______________________

                                                  VALTRA HOLDING OY

                                                  By: __________________________

                                                  Title: _______________________

Credit Agreement                      S-2

AGENTS, ISSUING BANKS       COOPERATIEVE CENTRALE RAIFFEISEN-
AND SWING LINE BANK:        BOERENLEENBANK B.A., "RABOBANK
                            NEDERLAND," NEW YORK BRANCH, as
                            Administrative Agent and Multi-Currency Issuing Bank

                            By:_________________________________________________

                            Title: _____________________________________________

                            By:_________________________________________________

                            Title: _____________________________________________

                            COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                            B.A.,  "RABOBANK NEDERLAND," CANADIAN
                            BRANCH, as Canadian Administrative Agent and
                            Canadian Issuing Bank

                            By:_________________________________________________

                            Title: _____________________________________________

                            By:_________________________________________________

                            Title: _____________________________________________

                            SUNTRUST BANK, as Co-Syndication Agent and
                            Swing Line Bank

                            By:_________________________________________________

                            Title: _____________________________________________

                            By:_________________________________________________

                            Title: _____________________________________________

Credit Agreement                           S-3

                            MORGAN STANLEY SENIOR FUNDING, INC.,
                            as Co-Syndication Agent

                            By:_________________________________________________

                            Title: _____________________________________________

                            By:_________________________________________________

                            Title: _____________________________________________

                            COBANK, ACB, as Co-Documentation Agent

                            By:_________________________________________________

                            Title: _____________________________________________

                            By:_________________________________________________

                            Title: _____________________________________________

                            THE BANK OF TOKYO-MITSUBISHI, LTD.,
                            NY BRANCH, as Co-Documentation Agent

                            By:_________________________________________________

                            Title: _____________________________________________

                            By:_________________________________________________

                            Title: _____________________________________________

LENDERS:                   See each Lender Addendum attached hereto

Credit Agreement                         S-4